EXECUTION COPY

$300,000,000

TERM LOAN AGREEMENT

Dated as of December 29, 2010

Among

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

as Borrower

and

THE INITIAL LENDERS NAMED HEREIN

as Initial Lenders

and

CITIBANK, N.A.

as Administrative Agent

and

BANK OF OKLAHOMA, N.A.

BRANCH BANKING AND TRUST COMPANY

and

PNC BANK, NATIONAL ASSOCIATION

as Co-Agents

and

CITIGROUP GLOBAL MARKETS INC.

as Sole Lead Arranger and Sole Bookrunner

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SCHEDULES

Schedule I	–	Commitments and Applicable Lending Offices
Schedule II	–	Subsidiary Guarantors
Schedule 4.01(a)	–	Equity Investors
Schedule 4.01(b)	–	Subsidiaries
Schedule 4.01(d)	–	Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)	–	Disclosed Litigation
Schedule 4.01(n)	–	Plans and Multiemployer Plans
Schedule 4.01(o)	–	Environmental Disclosure
Schedule 4.01(p)	–	Open Years
Schedule 4.01(r)	–	Existing Debt
Schedule 4.01(s)	–	Surviving Debt
Schedule 4.01(t)	–	Liens
Schedule 4.01(u)	–	Investments
Schedule 5.02(q)	–	Transactions with Affiliates

EXHIBITS

Exhibit A	–	Form of Note
Exhibit B	–	Form of Notice of Borrowing
Exhibit C	–	Form of Assignment and Acceptance
Exhibit D	–	Form of Subsidiary Guaranty
Exhibit E	–	Form of Solvency Certificate
Exhibit F-1	–	Form of Opinion of Counsel to the Loan Parties
Exhibit F-2	–	Form of Opinion of In-house Counsel to the Loan Parties

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TERM LOAN AGREEMENT

TERM LOAN AGREEMENT dated as of December 29, 2010 among ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the “Initial Lenders”), CITIBANK, N.A. (“Citibank”), as administrative agent (together with any successor Administrative Agent appointed pursuant to Article VII, the “Administrative Agent”) for the Lenders (as hereinafter defined), and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“1999 Note Purchase Agreement” has the meaning specified in the definition of Note Purchase Agreement.

“1999 Senior Notes” means the senior notes of the Borrower issued in a private placement pursuant to the 1999 Note Purchase Agreement in the original principal amount of $180,000,000.

“2008 Note Purchase Agreement” has the meaning specified in the definition of Note Purchase Agreement.

“2008 Senior Notes” means the senior notes of the Borrower issued in a private placement pursuant to the 2008 Note Purchase Agreement in the original principal amount of up to $350,000,000.

“Acceptable Bank” means (a) any bank or trust company (i) which is organized under the laws of the United States of America or any State thereof, (ii) which has capital, surplus and undivided profits aggregating at least $500,000,000, and (iii) (A) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “AA-“ or better by S&P, “Aa3” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing or (B) the commercial paper or other short-term unsecured debt obligations of which (or the short-term unsecured debt obligations of the holding company owning all of the capital stock of such bank or trust company) shall have been given a rating of “Al “ or better by S&P or “Prime 1” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing or (b) any Lender.

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“Acceptable Broker-Dealer” means any Person other than a natural person (a) which is registered as a broker or dealer pursuant to the Exchange Act and (b) whose long-term unsecured debt obligations shall have been given a rating of “AA-” or better by S&P, “Aa3” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing.

“Administrative Agent” has the meaning specified in the recital of parties to this Agreement.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent with Citibank at its office at 388 Greenwich Street, New York, New York 10023, Account No. 36852248, Attention: Bank Loan Syndications, or such other account as the Administrative Agent shall specify in writing to the Lender.

“Advance” has the meaning specified in Section 2.01.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling”, “controlled by” and “under common control with”) of a Person means the possession, direct or indirect, of the power to vote 10% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Borrower; provided, however, the Borrower shall not be an Affiliate of any Restricted Subsidiary and no Restricted Subsidiary shall be an Affiliate of the Borrower or any Restricted Subsidiary.

“Applicable Lending Office” means, with respect to each Lender, such Lender’s Domestic Lending Office in the case of a Base Rate Advance and such Lender’s Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

“Applicable Margin” means a percentage per annum determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio as set forth below:

Consolidated Debt to Consolidated Cash Flow Ratio	Base Rate Advances	Eurodollar Rate Advances
Level I 1.50:1.0 or greater	1.250%	2.250%
Level II 1.00:1.0 or greater, but less than 1.50:1.0	1.000%	2.000%
Level III 0.50:1.0 or greater, but less than 1.00:1.0	0.500%	1.500%
Level IV less than 0.50:1.0	0.000%	1.000%

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The Applicable Margin for each Advance shall be determined by reference to the Consolidated Debt to Consolidated Cash Flow Ratio in effect from time to time, which ratio shall be determined by reference to the financial statements most recently delivered in accordance with Section 5.03(b) or (c), as the case may be; provided, however, that the Applicable Margin shall be at Level I for so long as the Borrower has not submitted to the Administrative Agent the financial statements as and when required under Section 5.03(b) or (c), as the case may be, except that the Applicable Margin for the stub period beginning on the Effective Date and ending on the date on which the Borrower shall be required to have delivered the financial statements pursuant to Section 5.03(b) or 5.03(c), as the case may be, for the quarterly period ending December 31, 2010 shall be determined by reference to the quarterly financial statement for the period ended September 30, 2010, a copy of which has been delivered or made available to the Administrative Agent prior to the Effective Date.

“Arranger” means Citigroup Global Markets Inc. and/or its Affiliates.

“Asset Acquisition” means (a) an Investment by the Borrower or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged with or into the Borrower or any Restricted Subsidiary, (b) the acquisition by the Borrower or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such Person or (c) the acquisition by the Borrower or any Restricted Subsidiary of any division or line of business of any Person (other than a Restricted Subsidiary).

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 8.07 and in substantially the form of Exhibit C hereto.

“Base Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

(a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as its prime rate; and

(b)  1/2 of one percent per annum above the Federal Funds Rate; and

(c) the British Bankers Association Interest Settlement Rate applicable to Dollars for a period of one month (“One Month LIBOR”) plus 1.00% (for the avoidance of doubt, the One Month LIBOR for any day shall be based on the rate appearing on Reuters LIBOR01 Page (or other commercially available source providing such quotations as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time on such day).

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“Base Rate Advance” means an Advance that bears interest as provided in Section 2.07(a)(i).

“Borrower” has the meaning specified in the recital of parties to this Agreement.

“Borrower’s Account” means the account of the Borrower maintained by the Borrower with JPMorgan at its office at 270 Park Avenue, New York, New York 10017, Account No. 323138721, or such other account as the Borrower shall specify in writing to the Administrative Agent.

“Borrowing” means, initially, the borrowing consisting of simultaneous Advances by the Lenders. After the Advances are outstanding, “Borrowing” means a portion of the Advances (as to which each Lender has a ratable part) that (a) bears interest by reference to the Base Rate or (b) bears interest by reference to the Eurodollar Rate and has a single Interest Period.

“Business Day” means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

“Business Plan” means a rolling five year business plan for the Borrower which shall include, without limitation, forecasts prepared by management of the Borrower, in form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on an annual basis for each of the next five Fiscal Years and which shall set forth (without limitation) mine development plans, an analysis of business outlook for the term of the Facility in form and scope reasonably satisfactory to the Administrative Agent, capital expenditures, coal reserve profiles, property acquisitions, production levels and other similar items, which Business Plan may be revised by the Borrower from time to time to reflect changes in operating and market conditions.

“Capital Expenditures” means, for any Person for any period, the sum of, without duplication, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year; provided that, for the avoidance of doubt, Capital Expenditures shall not include the initial purchase price paid or incurred by any Person in respect of any Asset Acquisition permitted by Section 5.02(d) or 5.02(f) hereof (including the purchase price allocated or attributable to any equipment, fixed assets, real property or improvements so acquired in connection with such Asset Acquisition).

“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

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“Capital Lease Obligation” means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Capital Stock” shall mean, with respect to any Person, any and all shares, units representing interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, including, (a) with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, (b) with respect to limited liability companies, member interests, and (c) with respect to any Person, any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

“Cash Equivalents” means any of the following, to the extent owned by the Borrower or any of its Restricted Subsidiaries free and clear of all Liens and, unless otherwise specified below, having a maturity of not greater than two years from the date of acquisition thereof:

(a) United States Governmental Securities maturing within one year from the date of acquisition;

(b) certificates of deposit, banker’s acceptances or other bank instruments maturing within one year from the date of acquisition thereof, issued by Acceptable Banks;

(c) Repurchase Agreements;

(d) obligations of any state of the United States of America, or any municipality of any such state, in each case rated “AA” or better by S&P, “Aa2” or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing; provided that such obligations mature within one year from the date of acquisition thereof; and

(e) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is rated A-l or better by S&P or P1 or better by Moody’s or an equivalent rating by any other credit rating agency of recognized national standing.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

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“Change of Control” means the occurrence of any of the following: (i) the managing general partner of the Borrower shall at any time for any reason cease to be either the sole or managing general partner of the MLP or (ii) the Management Investors shall at any time for any reason cease to (A) possess the right, directly or indirectly, to elect or appoint a majority of the board of directors of the managing general partner of the Borrower or (B) control, directly or indirectly, the managing general partner of the Borrower. For purposes of clause (ii) above, “Management Investors” means any of (1) C-Holdings, LLC, (2) the management, officers and/or directors of Alliance GP, LLC and/or the Borrower and/or the sole or managing general partner of the Borrower who are also unitholders (or partners or shareholders) of Alliance Holdings GP, L.P. or the MLP (all such persons of management, officers and directors, collectively, the “Management Persons”), (3) any corporation, limited liability company, partnership, trust or other legal entity owned, directly or indirectly, by such Management Person or by such Management Person and his or her spouse or direct lineal descendent or, in the case of a trust, as to which such Management Person is (either individually or together with such Management Person’s spouse) a trustee and/or (4) any Person that is a party to that certain Transfer Restrictions Agreement (so long as such Transfer Restrictions Agreement remains in effect).

“Citibank” has the meaning specified in the recital of parties to this Agreement.

“Commitment” means, with respect to any Lender the amount set forth opposite such Lender’s name on Schedule I hereto under the caption “Commitment”.

“Commitment Letter” means the commitment letter, dated November 23, 2010, between the Borrower, the Administrative Agent and the sole lead arranger and sole bookrunner referred to in the preamble hereof, as amended.

“Consolidated” refers to the consolidation of accounts in accordance with GAAP.

“Consolidated Cash Flow” means, as of any date of determination for any applicable period, the excess, if any, of (a) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) Consolidated Net Income for such period, plus (ii) to the extent deducted in the determination of Consolidated Net Income for such period, without duplication, (A) Consolidated Non-Cash Charges, (B) Consolidated Interest Expense and (C) Consolidated Income Tax Expense, over (b) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of (i) any non-cash items increasing Consolidated Net Income for such period to the extent that such items constitute reversals of Consolidated Non-Cash Charges for a previous period and which were included in the computation of Consolidated Cash Flow for such previous period pursuant to the provisions of the preceding clause (a) and (ii) any cash charges for such period to the extent that such charges constituted non-cash items for a previous period and to the extent such charges are not otherwise included in the determination of Consolidated Net Income; provided that in calculating Consolidated Cash Flow for any such period, (1) full effect shall be given to the proviso to the definition of “Consolidated Interest Expense” set forth below and (2) Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for such period, in all

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respects in accordance with GAAP, to any Transfer or Asset Acquisitions (including, without limitation any Asset Acquisition by the Borrower or any Restricted Subsidiary giving rise to the need to determine Consolidated Cash Flow as a result of the Borrower or one of its Restricted Subsidiaries (including any Person that becomes a Restricted Subsidiary as result of any such Asset Acquisition) incurring, assuming or otherwise becoming liable for any Debt) occurring during the period commencing on the first day of such period to and including the date of the transaction, as if such Transfer or Asset Acquisition occurred on the first day of such period.

“Consolidated Debt” means, as of any date of determination, the aggregate outstanding principal amount of all Debt of the Borrower and its Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP.

“Consolidated Debt to Consolidated Cash Flow Ratio” means, at any date of determination, the ratio of Consolidated Debt of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated Cash Flow of the Borrower and its Restricted Subsidiaries for such fiscal quarter and the immediately preceding three fiscal quarters.

“Consolidated Income Tax Expense” means, with respect to any period, all provisions for Federal, state, local and foreign income taxes of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, as of any date of determination for any applicable period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Borrower and its Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Borrower and its Restricted Subsidiaries in accordance with GAAP): (a) all interest in respect of Debt of the Borrower and its Restricted Subsidiaries whether paid or accrued (including non-cash interest payments and imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and (b) all debt discount (but not expense) amortized or required to be amortized in the determination of Consolidated Net Income for such period.

“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP; provided that there shall be excluded:

(a) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or a Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner, realized by such other Person prior to the date of acquisition,

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(b) the income (or loss) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

(c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary,

(d) any aggregate net gain or loss during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets, and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all Securities), and

(e) any net income or gain or loss during such period from (i) any change in accounting principles in accordance with GAAP, (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, or (iii) any extraordinary or non-cash unusual items.

“Consolidated Non-Cash Charges” means, with respect to the Borrower and its Restricted Subsidiaries for any period, the aggregate depreciation, depletion and amortization (other than amortization of debt discount and expense), the non-cash portion of advance royalties and any non-cash employee compensation expenses for such period, in each case, reducing Consolidated Net Income of the Borrower and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Constitutive Documents” means, with respect to any Person, the certificate of incorporation or registration or formation (including, if applicable, certificate of change of name), articles of incorporation or association, memorandum of association, charter, bylaws, partnership agreement, trust agreement, joint venture agreement, limited liability company operating or members agreement, joint venture agreement or one or more similar agreements, instruments or documents constituting the organization or formation of such Person.

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“Conversion”, “Convert” and “Converted” each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.07(d), 2.09 or 2.10.

“Debt” means, with respect to any Person, without duplication,

(a) its liabilities for borrowed money;

(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

(c) its Capital Lease Obligations;

(d) all liabilities secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

(e) all its liabilities in respect of letters of credit or instruments serving a similar function or surety bonds issued or accepted for its account by banks or other financial institutions (whether or not representing obligations for borrowed money), other than any such liabilities that are incurred in the ordinary course of business of such Person and:

                (i) that consist of liabilities in respect of surety bonds (other than liabilities in respect of letters of credit issued to any insurance company or other issuer of a surety bond as credit support for such Person’s reimbursement obligations to such insurance company or other institution acting as issuer of such surety bond) where such surety bonds are issued to support such Person’s obligations in respect of workmen’s compensation, unemployment insurance, reclamation laws or mining activities or activities incidental, supplemental or related to mining activities, the payment of retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles, or

                (ii) that consist of liabilities in respect of letters of credit or instruments serving a similar function which are issued to support such Person’s obligations (including surety bond obligations) in respect of workmen’s compensation, unemployment insurance, reclamation laws or mining activities or activities incidental, supplemental or related to mining activities, the payment of retirement benefits or performance guarantees relating to coal deliveries or insurance deductibles and aggregating no more than $20,000,000 at anytime outstanding for all of the liabilities contemplated by this clause (ii); or

                (iii) which are issued in respect of current trade payables of such Person;

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(f) Swaps of such Person, to the extent required to be reflected on a balance sheet of such Person prepared as of any date of determination in accordance with GAAP;

(g) Preferred Stock of Restricted Subsidiaries owned by Persons other than the Borrower, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary; and

(h) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (g) hereof.

“Default” means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

“Defaulted Amount” means, with respect to any Lender at any time, any amount required to be paid by such Lender to the Administrative Agent or any other Lender hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender to (a) the Administrative Agent pursuant to Section 2.02(c) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender, (b) any other Lender pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender and (c) the Administrative Agent pursuant to Section 7.05 to reimburse the Administrative Agent for such Lender’s ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(a), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

“Defaulting Lender” means, at any time, any Lender that, at such time (a) owes a Defaulted Amount, (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f), (c) shall have been placed into receivership or conservatorship by any bank regulatory authority or other Governmental Authority, including the Federal Deposit Insurance Corporation or (d) notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements generally in which it commits to extend credit.

“Disclosed Litigation” has the meaning specified in Section 3.01(d).

“Domestic Lending Office” means, with respect to any Lender , the office of such Lender specified as its “Domestic Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender , as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

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“Domestic Subsidiary” means any Subsidiary other than a Foreign Subsidiary.

“Effective Date” means the first date on which the conditions set forth in Article III shall have been satisfied.

“Eligible Assignee” means (i) a Lender; (ii) an Affiliate of a Lender that qualifies under clause (iii), (iv), (v), or (vi) of this clause (a); (iii) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (iv) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (v) the central bank of any country that is a member of the OECD; or (vi) any other financial institution or Person approved by the Administrative Agent and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 8.07, the Borrower (which approvals shall not be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Affiliate of a Loan Party, nor any competitor, or Affiliate of a competitor, of the Borrower shall qualify as an Eligible Assignee under this definition.

“Environmental Action” means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

“Environmental Law” means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

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“ERISA Event” means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

“Eurocurrency Liabilities” has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Eurodollar Lending Office” means, with respect to any Lender, the office of such Lender specified as its “Eurodollar Lending Office” opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

“Eurodollar Rate” means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) (i) the rate per annum appearing on Reuters Screen LIBOR 01 Page (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period or (b) upon 3 Business Days’ prior written request by the Borrower to the Administrative Agent, (i) the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank’s Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if such Reference Bank shall

Alliance Term Loan Agreement

not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (ii) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period. The Eurodollar Rate for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section 2.07.

“Eurodollar Rate Advance” means an Advance (or portion thereof) that bears interest as provided in Section 2.07(a)(ii).

“Eurodollar Rate Reserve Percentage” for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

“Events of Default” has the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before the occurrence of the Effective Date.

“Facility” means the aggregate amount of the Lenders’ Commitments.

“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the fee letter, dated November 23, 2010, between the Borrower and the Arranger.

“Fiscal Year” means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

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“Foreign Subsidiary” means a Subsidiary organized under the laws of a jurisdiction other than the United States or any State thereof or the District of Columbia.

“GAAP” has the meaning specified in Section 1.03.

“General Partner” means Alliance Resource Management GP, LLC, a Delaware limited liability company.

“Governmental Authority” means any nation or government, any state, province, city, municipal entity or other political subdivision thereof, and any governmental, executive, legislative, judicial, administrative or regulatory agency, department, authority, instrumentality, commission, board, bureau or similar body, whether federal, state, provincial, territorial, local or foreign.

“Governmental Authorization” means any authorization, approval, consent, franchise, license, covenant, order, ruling, permit, certification, exemption, notice, declaration or similar right, undertaking or other action of, to or by, or any filing, qualification or registration with, any Governmental Authority.

“Greenfield Project” means any mine development project involving the expenditure of greater than $5,000,000 for the development of mine infrastructure to access unmined reserves.

“Guaranty” and, with correlative meaning, “Guaranteed” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Debt of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

(a) to purchase such Debt or any property constituting security therefor;

(b) to advance or supply funds (i) for the purchase or payment of such Debt, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Debt;

(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Debt of the ability of any other Person to make payment of the Debt; or

(d) otherwise to assure the owner of such Debt against loss in respect thereof.

In any computation of the Debt of the obligor under any Guaranty, the Debt that is the subject of such Guaranty shall be assumed to be a direct obligation of such obligor. The amount of any Guaranty shall be equal to the outstanding amount of the Debt guaranteed, or such lesser amount to which the maximum exposure of such Person shall have been specifically limited.

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“Hazardous Materials” means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

“Indemnified Costs” has the meaning specified in Section 7.05(a).

“Indemnified Party” has the meaning specified in Section 8.04(b).

“Initial Lenders” has the meaning specified in the recital of parties to this Agreement.

“Intercreditor Agreement” means the Amended and Restated Intercreditor Agreement dated as of June 26, 2008 (as amended) among the Paying Agent and the Noteholders (each as defined therein) and such other Persons from time to time parties thereto.

“Interest Coverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Cash Flow to (b) Consolidated Interest Expense during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lenders pursuant to Section 5.03(b) or (c), as the case may be.

“Interest Period” means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six or, if available to each Lender, nine or twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

(a) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Termination Date;

(b) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

(c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that,

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if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

(d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“Inventory” means inventory held for sale or lease in the ordinary course of business.

“Investment” means any investment, made in cash or by delivery of property, by the Borrower or any of its Restricted Subsidiaries (a) in any Person, whether by acquisition of stock, debt or other obligations or Security, or by loan, guaranty of any debt, advance, capital contribution or otherwise, or (b) in any property.

“Lenders” means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 8.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest, production payment or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements); provided, however, “Lien” shall not include any negative pledge nor any royalty interest or overriding royalty interest under any lease, sublease or other similar agreement entered into in the ordinary course of business.

“Loan Documents” means (a) this Agreement, (b) the Notes, (c) the Subsidiary Guaranty, (d) the Fee Letter and (e) the Intercreditor Agreement, in each case as amended.

“Loan Parties” means the Borrower and the Subsidiary Guarantors.

“Margin Stock” has the meaning specified in Regulation U.

“Material Adverse Change” means any material adverse change in the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries, taken as a whole.

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“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its payment obligations, its obligations under Article V or any other material obligations under any Loan Document to which it is a party, (c) the ability of any Subsidiary Guarantor to perform its payment obligations or other material obligations under the Subsidiary Guaranty, or (d) the validity or enforceability of any Loan Document.

“MLP” means Alliance Resource Partners, L.P., a Delaware limited partnership.

“MLP Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the MLP, dated as of September 15, 2005, as amended by Amendment No. 1 thereto, entered into effective as of May 15, 2006, Amendment No. 2 thereto, dated as of October 25, 2007, and Amendment No. 3 thereto, dated as of April 14, 2008, and as the same may be further amended after the date hereof, to the extent permitted under the Loan Documents.

“MLP Units” means the common units of the MLP.

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

“Multiple Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

“Note” means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Advance made by such Lender, as amended.

“Note Purchase Agreement” means, individually or collectively, as the context may require, (a) the Note Purchase Agreement dated as of August 16, 1999 ( the “1999 Note Purchase Agreement”) among the Borrower (as assignee of the Special General Partner) and the purchasers of the 1999 Senior Notes, pursuant to which the 1999 Senior Notes were issued, as amended by the First Amendment thereto, dated as of June 26, 2008, and as the same may be further amended after the date hereof, to the extent permitted under the Loan Documents and (b) the Note Purchase Agreement dated as of June 26, 2008 ( the “2008 Note Purchase Agreement”) among the Borrower and the purchasers of the 2008 Senior Notes, pursuant to which the 2008 Senior Notes were issued, as amended after the date hereof, to the extent permitted under the Loan Documents.

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“Notice of Borrowing” has the meaning specified in Section 2.02(a).

“NPL” means the National Priorities List under CERCLA.

“Obligation” means, with respect to any Loan Party, any payment, performance or other obligation of such Loan Party of any kind under the Loan Documents, including, without limitation, any liability of such Loan Party on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, absolute or contingent, direct or indirect, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f), including without limitation, (a) the obligation to pay principal, interest, charges, expenses, attorneys’ fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

“OECD” means the Organization for Economic Cooperation and Development.

“Open Year” has the meaning specified in Section 4.01(p)(ii).

“Other Taxes” has the meaning specified in Section 2.12(b).

“Partnership Agreement” means the amended and restated agreement of limited partnership, dated as of August 20, 1999, of the Borrower, as in effect on the date hereof, as the same may be further amended in accordance with the terms of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation (or any successor).

“Permitted Liens” means each of the following:

(a) Liens for property taxes, assessments or other governmental charges which are not yet due and payable and delinquent or the validity of which is being contested in good faith in compliance with Section 5.01(b);

(b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case, incurred in the ordinary course of business for sums not yet due and payable or the amount, applicability or validity thereof is being contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary;

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(c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other types of social security or retirement benefits, or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, appeal bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

(d) any attachment or judgment Lien for the payment of money in an aggregate amount not to exceed $10,000,000; provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are contested by the Borrower or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Borrower or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Borrower or such Restricted Subsidiary; and

(e) leases or subleases granted to others, zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), and not interfering with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries; provided that such Liens do not, in the aggregate, materially detract from the value of such property or impair the use of such property.

“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

“Plan” means a Single Employer Plan or a Multiple Employer Plan.

“Preferred Stock” of any Person means any class of Capital Stock of such Person that is preferred over any other class of Capital Stock of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.

“Pro Rata Share” of any amount means, with respect to any Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender’s Commitment at such time and the denominator of which is the Facility at such time.

“Reference Banks” means Citibank, Bank of Oklahoma, N.A., Branch Banking and Trust Company and PNC Bank, National Association.

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“Register” has the meaning specified in Section 8.07(d).

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Related Documents” means the Note Purchase Agreement, the Partnership Agreement, the MLP Agreement and the Senior Notes.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Repurchase Agreement” means any written agreement:

(a) that provides for (i) the transfer of one or more United States Governmental Securities in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to the Borrower or any of its Restricted Subsidiaries from an Acceptable Bank or an Acceptable Broker-Dealer against a transfer of funds (the “Transfer Price”) by the Borrower or such Restricted Subsidiary to such Acceptable Bank or Acceptable Broker-Dealer, and (ii) a simultaneous agreement by the Borrower or such Restricted Subsidiary, in connection with such transfer of funds, to transfer to such Acceptable Bank or Acceptable Broker-Dealer the same or substantially similar United States Governmental Securities for a price not less than the Transfer Price plus a reasonable return thereon at a date certain not later than 365 days after such transfer of funds,

(b) in respect of which the Borrower or such Restricted Subsidiary shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and

(c) in connection with which the Borrower or such Restricted Subsidiary, or an agent thereof, shall have taken all action required by applicable law or regulations to perfect a Lien on, or possess an ownership interest in, such United States Governmental Securities.

“Required Lenders” means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount of the Advances outstanding at such time.

“Responsible Officer” means any officer of any Loan Party or any of its Subsidiaries.

“Restricted Payment” has the meaning set forth in Section 5.02(g).

“Restricted Subsidiary” means any Subsidiary of the Borrower (a) of which more than 50% (by number of votes) of each class of (i) Voting Stock, and (ii) all other securities convertible into, exchangeable for or representing the right to purchase, Voting

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Stock is beneficially owned, directly or indirectly, by the Borrower, (b) which is organized under the laws of the United States or any State thereof, (c) which maintains substantially all of its assets and conducts substantially all of its business within the United States, and (d) which is properly designated as such by the Borrower in the most recent notice (or, prior to any such notice, on Schedule 4.01(b) hereto including, without limitation, Alliance Coal, LLC, a Delaware limited liability company and Alliance Resource Properties, LLC, a Delaware limited liability company), with respect to such Subsidiary given by the Borrower pursuant to and in accordance with the provisions of Section 5.02(r).

“S&P” means Standard & Poor’s Financial Services LLC.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Security” has the meaning set forth in Section 2(a)(1) of the Securities Act.

“Senior Notes” means the 1999 Senior Notes and the 2008 Senior Notes.

“Single Employer Plan” means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

“Solvency Certificate” has the meaning set forth in Section 3.01(a)(ix).

“Solvent” and “Solvency” mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Special General Partner” means Alliance Resource GP, LLC, a Delaware limited liability company, together with its successors and permitted assigns as the “special general partner” of the Borrower.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, joint venture, association, trust or other entity of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary

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voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time Capital Stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interests in the capital or profits of such partnership, limited liability company, joint venture or association with ordinary voting power to elect a majority of the board of directors (or persons performing similar functions) of such partnership, limited liability company, joint venture or association, or (c) the beneficial interests in such trust or other entity with ordinary voting power to elect a majority of the board of trustees (or persons performing similar functions) of such trust or other entity, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its Subsidiaries, or by one or more of such Person’s other Subsidiaries.

“Subsidiary Guarantors” means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Restricted Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(i).

“Subsidiary Guaranty” has the meaning specified in Section 3.01(a)(ii).

“Surviving Debt” means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Borrowing.

“Swaps” means, with respect to any Person, payment obligations with respect to interest rate swaps, currency or commodity swaps and hedging obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

“Taxes” has the meaning specified in Section 2.12(a).

“Termination Date” means the earlier of December 29, 2015 and the date of acceleration of the Advances pursuant to Section 6.01.

“Transaction” means the making of the Advances under this Agreement.

“Transaction Documents” means, collectively, the Loan Documents and the Related Documents.

“Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, abandons, transfers, leases (as lessor), or otherwise disposes of any of its assets; provided, however, that “Transfer” shall not include (a) the granting of any Liens permitted to be granted pursuant to this Agreement, (b) any transfer of assets permitted pursuant to Section 5.02(d), (c) the making of any Restricted Payment permitted pursuant to Section 5.02(g) or (d) the making of any Investments permitted pursuant to Section 5.02(f).

Alliance Term Loan Agreement

“Transfer Restrictions Agreement” means that certain Transfer Restrictions Agreement, dated as of June 13, 2006, by and among Alliance Holdings GP, L.P., Alliance GP, LLC, C-Holdings, LLC, Joseph W. Craft III, Alliance Resource Holdings II, Inc., Alliance Resource Holdings, Inc., Alliance Resource GP, LLC and each other party named therein as a party thereto, as the same may be amended, modified or supplemented.

“Type” refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

“United States Governmental Security” means any direct obligation of, or obligation guaranteed by, the United States of America, or any agency controlled or supervised by or acting as an instrumentality of the United States of America pursuant to authority granted by the Congress of the United States of America, so long as such obligation or guarantee shall have the benefit of the full faith and credit of the United States of America which shall have been pledged pursuant to authority granted by the Congress of the United States of America.

“Unrestricted Subsidiary” means a Subsidiary which is not a Restricted Subsidiary.

“Voting Stock” means, (i) Securities of any class of classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the directors (or persons performing similar functions) or (ii) in the case of a partnership, limited liability company or joint venture, interests in the profits or capital thereof entitling the holders of such interests to approve major business actions.

“Wholly Owned” means, at any time, with respect to any Subsidiary of any Person, a Subsidiary of which at least ninety-eight percent (98%) of all of the equity interests (except directors’ qualifying shares) and Voting Stock are owned by any one or more of such Person and such Person’s other Wholly Owned Subsidiaries at such time.

“Withdrawal Liability” has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02 Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

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SECTION 1.03 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time (“GAAP”).

ARTICLE II

AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01 The Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (each, an “Advance”) to the Borrower on the Effective Date in an amount not to exceed such Lender’s Commitment . The Borrowing shall consist of Advances made simultaneously by the Lenders ratably according to their Commitments. Amounts borrowed pursuant to this Section 2.01 and repaid or prepaid may not be reborrowed.

SECTION 2.02 Making the Advances. (a) The Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the first Business Day prior to the date of the proposed Borrowing and shall consist of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telecopier. Such notice of a Borrowing (the “Notice of Borrowing”) shall be by telephone, confirmed immediately in writing, or by telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing and (ii) amount of such Borrowing. Each Lender shall, before 12:00 noon (New York City time) on the date of the Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent’s Account, in same day funds, such Lender’s ratable portion of the Borrowing in accordance with the respective Commitments of such Lender and the other Lenders. After the Administrative Agent’s receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower’s Account.

(b) The Notice of Borrowing shall be irrevocable and binding on the Borrower.

(c) Unless the Administrative Agent shall have received notice from a Lender prior to the date of the Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of the Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to

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Advances comprising the Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Advance as part of the Borrowing for all purposes.

(d) The failure of any Lender to make the Advance to be made by it shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of the Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of the Borrowing.

SECTION 2.03 [Reserved].

SECTION 2.04 Repayment of Advances. (a) Advances. The Borrower shall repay the Advances to the Administrative Agent for the ratable account of the Lenders in the amounts and on the dates set forth in the following amortization schedule, provided that the Advances shall be repaid in full on the Termination Date:

Date	Amount

March 31, 2013	$15,000,000

June 30, 2013	$15,000,000

September 30, 2013	$15,000,000

December 31, 2013	$15,000,000

March 31, 2014	$18,750,000

June 30, 2014	$18,750,000

September 30, 2014	$18,750,000

December 31, 2014	$18,750,000

March 31, 2015	$18,750,000

June 30, 2015	$18,750,000

September 30, 2015	$18,750,000

December 31, 2015	$108,750,000

SECTION 2.05 [Reserved].

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SECTION 2.06 Optional Prepayments. The Borrower may, upon at least one Business Day’s notice in the case of Base Rate Advances and three Business Days’ notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed prepayment date, aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of Base Rate Advances and $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of Eurodollar Rate Advances, (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 8.04(c) and (z) prepayments shall be applied to the Advances and to the installments thereof set forth in Section 2.04 in forward order of maturity.

SECTION 2.07 Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

(i)	Base Rate Advances. During such periods as such Advance (or portion thereof) comprises a part of a Base Rate Borrowing, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, based on the Borrower’s Consolidated Debt to Consolidated Cash Flow Ratio as determined in accordance with the definition of Applicable Margin, payable in arrears quarterly on the last day of each fiscal quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

(ii)	Eurodollar Rate Advances. During such periods as such Advance (or portion thereof) comprises a part of a Eurodollar Rate Borrowing, a rate per annum equal at all times during each Interest Period for such Advance (or portion thereof) to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance (or portion thereof) plus (B) the Applicable Margin in effect prior to the first day of such Interest Period, based on the Borrower’s Consolidated Debt to Consolidated Cash Flow Ratio as determined in accordance with the definition of Applicable Margin, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

(b) Default Interest. Upon the occurrence and during the continuance of an Event of Default, the Borrower shall pay interest (“Default Interest”) on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all

Alliance Term Loan Agreement

times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above; provided, however, that following the acceleration of the Advances, or the giving of notice by the Administrative Agent to accelerate the Advances, pursuant to Section 6.01, Default Interest shall accrue and be payable hereunder.

(c) Notice of Interest Period and Interest Rate. Promptly after receipt of a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of “Interest Period”, the Administrative Agent shall give notice to the Borrower and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by each Reference Bank at the Borrower s request for the purpose of determining the applicable interest rate under clause (a)(ii) above.

(d) Interest Rate Determination. (i) In the event that the Borrower requests, in accordance with the definition of “Eurodollar Rate”, that the Eurodollar Rate be based on interest rate quotes received from the Reference Banks, each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Administrative Agent for the purpose of determining any such interest rate, the Administrative Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

(ii)	If fewer than two Reference Banks are able to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances and the Eurodollar Rate cannot otherwise be determined in accordance with clause (b) of the definition of “Eurodollar Rate”, the Administrative Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined pursuant to said clause (b) for such Eurodollar Rate Advances, and, unless the Eurodollar Rate cannot be determined by reference to clause (a) of the definition of Eurodollar Rate, then

(A) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

Alliance Term Loan Agreement

(B) the obligation of the Lenders to Convert Advances into Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist.

SECTION 2.08 Fees. The Borrower shall pay to the Administrative Agent for its own account such fees as may from time to time be agreed between the Borrower and the Administrative Agent.

SECTION 2.09 Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion or continuation, in the case of the Conversion or continuation of any Advances (or portion thereof) into or as Eurodollar Rate Advances, and on the same Business Day, in the case of the Conversion of any Advances (or portion thereof) into Base Rate Advances, and subject, in each case, to the provisions of Sections 2.07 and 2.10, Convert (or in the case of Eurodollar Rate Advances, continue) all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances or continuation of Eurodollar Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000, no Conversion of any Advances (or portion thereof) shall result in more than eight separate Borrowings and each Conversion of Advances (or portion thereof) comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Commitments. Each such notice of Conversion or continuation shall, within the restrictions specified above, specify (i) the date of such Conversion or continuation, (ii) the aggregate amount of the Advances (or portion thereof) to be Converted or continued and (iii) if such Conversion or continuation is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances (or portion thereof. Each notice of Conversion shall be irrevocable and binding on the Borrower.

(b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000, such Advances shall automatically Convert into Base Rate Advances.

(ii)	If the Borrower shall provide a notice of Conversion or continuation and fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of “Interest Period” in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into or continue as a Eurodollar Rate Advance with an interest period of one month. In addition, if the Borrower shall fail to provide a timely notice of Conversion or continuation for any Eurodollar Rate Advance, such Eurodollar Rate Advance will automatically Convert into a Base Rate Advance.

Alliance Term Loan Agreement

(iii)	Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to Convert Advances into, or to continue Eurodollar Rate Advances as, Eurodollar Rate Advances shall be suspended during such continuance.

SECTION 2.10 Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from (x) Taxes or Other Taxes (as to which Section 2.12 shall govern) and (y) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and all requests, rules, guidelines and directives promulgated thereunder, are deemed to have been introduced or adopted after the date hereof, regardless of the date enacted or adopted.

(b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority enacted, promulgated, issued or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender’ commitment to lend, then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender’s commitment to lend hereunder. A certificate as to such amounts submitted to the Borrower by such Lender shall be conclusive and binding for all purposes, absent manifest error.

(c) If, with respect to any Eurodollar Rate Advances, Lenders owed at least 50% of the then aggregate unpaid principal thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (i) each such Eurodollar Rate Advance will

Alliance Term Loan Agreement

automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

(d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation after the date hereof shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

(e) All amounts paid hereunder shall be without duplication of any amounts included within the definition of the term “Eurodollar Rate”.

SECTION 2.11 Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent’s Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest or any other obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective obligations then payable to such Lenders and (ii) if such payment by the Borrower is in respect of any obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned or purchased thereby to the Lender assignee thereunder, and the parties to any such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

(b) The Borrower hereby authorizes each Lender and each of its Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder (after giving effect to any period of grace) or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of the Borrower’s accounts with such Lender or such Affiliate any amount so due.

Alliance Term Loan Agreement

(c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

(d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

(e) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

(f) If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall distribute such funds to each Lender ratably in accordance with such Lender’s Pro Rata Share of the aggregate principal amount of all Advances outstanding at such time, in repayment or prepayment of such of the outstanding Advances or other Obligations then owing to such Lender and shall return any unused funds to the Borrower.

SECTION 2.12 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under the Notes or any other Loan Document shall be made, in accordance with Section 2.11 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings imposed by a

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Governmental Authority, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender’s Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or any other Loan Document to any Lender or the Administrative Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made by the Borrower hereunder or under any Notes or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or other Loan Documents (hereinafter referred to as “Other Taxes”).

(c) The Borrower shall indemnify each Lender and the Administrative Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing such payment, to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the Notes or the other Loan Documents by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of a the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.12, the terms “United States” and “United States person” shall have the meanings specified in Section 7701 of the Internal Revenue Code.

Alliance Term Loan Agreement

(e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower or promptly upon a change in any material fact disclosed on the applicable form or certificate (but, in either case, only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with two original signed and complete Internal Revenue Service Forms W-8BEN or W-8ECI (or in the case of a Lender entitled to claim exemption from withholding of United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code (A) a certificate stating that it is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Internal Revenue Code, (ii) a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower or (iii) a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), and (B) a signed and complete Internal Revenue Service Form W-8BEN), as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or the Notes or any other Loan Document or, in the case of a Lender that has certified that it is not a “bank”, as described above, certifying that such Lender is a foreign corporation, partnership, estate or trust. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date to the extent that payment would have been required under Section 2.12(a) in respect of such United States withholding tax if the interest were paid to such Lender assignor on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable (including at a lesser rate, such as a tax treaty rate, if applicable) and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI or the related certificate described above, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

Alliance Term Loan Agreement

(f) For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form, certificate or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form, certificate or other document originally was required to be provided or if such form, certificate or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(g) If the Borrower pays any amounts under this Section 2.12 to a Lender and such Lender determines in its reasonable discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the amount is paid (a “Tax Benefit”), such Lender shall pay to the Borrower an amount that the Lender shall reasonably determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) nothing in this Section 2.12(g) shall require the Lender to disclose any confidential information to such Loan Party (including, without limitation, its tax returns); and (ii) no Lender shall be required to pay any amounts pursuant to this Section 2.12(g) at any time which a Default exists.

(h) If a payment made to a Lender would be subject to United States federal withholding tax imposed by Sections 1471 through 1474 of the Internal Revenue Code, including the United States Treasury regulations promulgated thereunder and published guidance with respect thereto (“FATCA”) as a result of such Lender failing to comply with the applicable information collection and reporting requirements of FATCA, then such Lender shall deliver to the Administrative Agent and the Borrower any documentation under FATCA or reasonably requested by the Administrative Agent or the Borrower sufficient for the Administrative Agent and the Borrower to comply with their obligations under FATCA. Any United States federal withholding tax imposed on amounts payable to a Lender as a result of such Lender’s failure to comply with FATCA and to establish a complete exemption from withholding thereunder (including providing any documentation required or reasonably requested under this Section 2.12(h)) shall be considered excluded from Taxes unless and until such Lender complies with FATCA and provides the documentation required or reasonably requested under this Section 2.12(h).

(i) Each Lender organized under the laws of the United States or any state thereof shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrower and promptly upon a change in any material fact disclosed on the applicable form or certificate (but, in either case, only so long thereafter as such Lender remains lawfully able to do so), provide each

Alliance Term Loan Agreement

of the Administrative Agent and the Borrower with two original signed and complete Internal Revenue Service Forms W-9 certifying such Lender as a United States person under Section 7701 of the Internal Revenue Code that is exempt from U.S. backup withholding taxes.

SECTION 2.13 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to Section 8.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes and the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes and the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender’s ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

SECTION 2.14 Use of Proceeds. The proceeds of the Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely for the general corporate, business or working capital purposes of the Borrower and its subsidiaries, including, without limitation, (a) for capital expenditures and acquisitions (including mineral reserve acquisitions), and (b) for cash distributions to the MLP to be used by the MLP for any business or corporate purpose deemed appropriate by the MLP (or its managing general partner).

SECTION 2.15 Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted

Alliance Term Loan Agreement

Amount to the Administrative Agent or any of the other Lenders and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lenders and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lenders, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lenders and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and such other Lenders, in the following order of priority:

(i)	first, to the Administrative Agent for any Defaulted Amounts then owing to it, in its capacity as such; and

(ii)	second, to any other Lenders for any Defaulted Amounts then owing to such other Lenders, ratably in accordance with such respective Defaulted Amounts then owing to such other Lenders.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) of this Section 2.15.

(b) In the event that, at any one time (i) any Lender shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or the Administrative Agent or such other Lender shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (b) shall be deposited by the Administrative Agent in an interest bearing account at a bank (the “Escrow Bank”) selected by the Administrative Agent at the time, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (b). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be the Escrow Bank’s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this

Alliance Term Loan Agreement

subsection (b). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

(i)	first, to the Administrative Agent for any amounts then due and payable by such Defaulting Lender to it hereunder, in its capacity as such; and

(ii)	second, to any other Lenders for any amount then due and payable by such Defaulting Lender to such other Lenders hereunder, ratably in accordance with such respective amounts then due and payable to such other Lenders.

In the event that any Lender that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender shall be distributed by the Administrative Agent to such Lender and applied by such Lender to the obligations owing to such Lender at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such obligations outstanding at such time.

(c) In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, or if such Defaulting Lender has assigned its Advance in whole or in part to a non-Defaulting Lender, then the Pro Rata Shares of the Lenders shall be readjusted to reflect the inclusion of such Lender’s (or its assignee’s) Commitment and on such date such Lender (or its assignee) shall purchase at par such of the Advances of the other Lenders as the Paying shall determine may be necessary in order for such Lender to hold such Advances in accordance with its Pro Rata Share.

(d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that the Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Defaulted Amount.

SECTION 2.16 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower shall execute and deliver a Note, in substantially the form of Exhibit A hereto, payable to the order of each Lender in a principal amount equal to the Commitment of such Lender.

(b) The Register maintained by the Administrative Agent pursuant to Section 8.07(d) shall include a control account, and a subsidiary account for each Lender,

Alliance Term Loan Agreement

in which accounts (taken together) shall be recorded (i) the date and amount of the Borrowing made hereunder, the Type of Advances comprising each Borrowing from time to time and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender’s share thereof.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

SECTION 2.17 Replacement of Certain Lenders. If any Lender (a “Subject Lender”) (a) makes demand upon the Borrower for (or if the Borrower is otherwise required to pay) amounts pursuant to Section 2.10 (a) or (b) or Section 2.12 or (b) gives notice pursuant to Section 2.10(d) requiring a Conversion of such Subject Lender’s Eurodollar Rate Advances to Base Rate Advances, the Borrower may, within 150 days after receipt by the Borrower of such demand or notice (or the occurrence of such other event causing the Borrower to be required to pay such compensation), as the case may be, give notice (a “Replacement Notice”) in writing to the Administrative Agent and such Subject Lender of its intention to replace such Subject Lender with an Eligible Assignee designated in such Replacement Notice (a “Replacement Lender”). Such Subject Lender shall, subject to the payment to such Subject Lender of any amounts due pursuant to Sections 2.10(a) and (b) and Section 2.12 and all other amounts then owing to it under the Loan Documents, assign in accordance with Section 8.07 all of its Commitment, Advance, Note and other rights and obligations under this Agreement and all other Loan Documents to such proposed Eligible Assignee. Promptly upon the effective date of an assignment described above, the Borrower shall issue a replacement Note to such Replacement Lender and such Replacement Lender shall become a “Lender” for all purposes under this Agreement and the other Loan Documents.

ARTICLE III

CONDITIONS OF LENDING

SECTION 3.01 Conditions Precedent to Borrowing. The obligation of each Lender to make its Advance hereunder is subject to satisfaction of the following conditions precedent:

(a) The Administrative Agent shall have received on or before the day of the Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

(i)	The Notes payable to the order of the Lenders.

Alliance Term Loan Agreement

(ii)	A guaranty in substantially the form of Exhibit D hereto (together with each other guaranty and guaranty supplement delivered from time to time pursuant to Section 5.01(i), in each case as amended, the “Subsidiary Guaranty”), duly executed by each Subsidiary Guarantor.

(iii)	Certified copies of the resolutions (or excepts thereof) of or on behalf of each Loan Party approving the Transaction (to the extent applicable to it) and each Transaction Document to which it is or is to be a party and/or authorizing the general partner, managing member or officers, as applicable, to act on behalf of such limited partnership, limited liability company or corporation, as the case may be, and of all documents evidencing other necessary action (including, without limitation, all necessary general partner, managing member, board of directors or other similar action) and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

(iv)	A copy of a certificate of the Secretary of State of the jurisdiction of organization or formation of each Loan Party and (if applicable) each general partner or managing member of each Loan Party dated reasonably near the date of the Borrowing, certifying (A) as to a true and correct copy of the charter or similar Constitutive Documents of such Person and each amendment thereto on file in such Secretary’s office, (B) that (1) such amendments are the only amendments to such Person’s charter or similar Constitutive Documents on file in such Secretary’s office and (2) such Person has paid all franchise taxes to the date of such certificate and (C) such Person is duly formed and in good standing or presently subsisting under the laws of the State of the jurisdiction of its organization.

(v)	A copy of a certificate of the Secretary of State of each jurisdiction in which any Loan Party or any general partner or managing member, as applicable, of each Loan Party is required to be qualified to do business, dated reasonably near the date of the Borrowing, stating that such Person is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company, as applicable, in such State and has filed all annual reports required to be filed to the date of such certificate.

(vi)

A certificate of each Loan Party or on its behalf by the managing general partner or managing member, as applicable, of each Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary

Alliance Term Loan Agreement

or any Assistant Secretary (or persons performing similar functions), dated the date of the Borrowing (the statements made in which certificate shall be true on and as of the date of the Borrowing), certifying as to (A) the absence of any amendments to the charter or similar Constitutive Documents of such Person since the date of the Secretary of State’s certificate referred to in Section 3.01(a)(iv), (B) a true and correct copy of the bylaws or limited liability company agreement (or similar Constitutive Documents) as in effect on the date on which the resolutions referred to in Section 3.01(a)(iii) were adopted and on the date of the Borrowing, (C) the due organization or formation and good standing or valid existence of such Person as a corporation, a limited liability company or a limited partnership, as the case may be, organized or formed under the laws of the jurisdiction of its organization or formation, and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Borrowing and (E) the absence of any event occurring and continuing, or resulting from the Borrowing, that constitutes a Default.

(vii)	A certificate of the Secretary or an Assistant Secretary of each Loan Party or on its behalf by its managing general partner or managing member, as applicable, certifying the names and true signatures of the officers or managers, as applicable, of such Person authorized to sign on its behalf each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

(viii)	Certified copies of (A) the Intercreditor Agreement, as in effect on the Effective Date and (B) each of the Related Documents not otherwise delivered pursuant to this Section 3.01(a), duly executed by or on behalf of the parties thereto and in form and substance satisfactory to the Lenders, together with all agreements, instruments and other documents delivered in connection with the Note Purchase Agreement as the Administrative Agent shall request.

(ix)	A certificate, substantially in the form of Exhibit E hereto (the “Solvency Certificate”), attesting to the Solvency of the Loan Parties before and after giving effect to the Transaction, from the chief financial officer (or person performing similar functions) of the Borrower.

(x)	A five year Business Plan in form and scope satisfactory to the Administrative Agent.

(xi)	A Notice of Borrowing.

(xii)	A favorable opinion of Katten Muchin Rosenman LLP, counsel for the Loan Parties, in substantially the form of Exhibit F-1 hereto.

Alliance Term Loan Agreement

(xiii)	A favorable opinion of R. Eberley Davis, Senior Vice President, General Counsel and Secretary of the General Partner, in substantially the form of Exhibit F-2 hereto.

(xiv)	A favorable opinion of Shearman & Sterling LLP, counsel for the Administrative Agent, in form and substance satisfactory to the Administrative Agent.

(xv)	An Instrument of Accession, in form and substance acceptable to the Administrative Agent, pursuant to which the Administrative Agent, on behalf of the Lenders, shall have agreed to be a party to the Intercreditor Agreement.

(b) The Lenders shall be satisfied with the capitalization of each Loan Party and the partnership, limited liability company or corporate structure of each Loan Party and its managing general partner or managing member, as applicable, including, without limitation, the terms and conditions of the Constitutive Documents and each class of Capital Stock in such Loan Party and each other agreement or instrument relating to such partnership structure, legal structure, and capitalization, and the tax status of the Borrower as being treated as a partnership for tax purposes.

(c) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2009.

(d) There shall exist no action, suit, investigation, litigation or proceeding affecting the General Partner, any Loan Party or any of its Subsidiaries pending or, to the best knowledge of the Borrower, threatened before any Governmental Authority that (i) would be reasonably likely to have a Material Adverse Effect other than the matters satisfactory to the Administrative Agent and described on Schedule 4.01(f) hereto (the “Disclosed Litigation”) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and there shall have been no material adverse change in the status, or financial effect on the General Partner, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(e) All Governmental Authorizations and third party consents and approvals necessary in connection with the Transaction shall have been obtained or shall be in the process of being obtained so long as it is not anticipated that such consents and approvals may not be obtained (in each case without the imposition of any conditions that are not acceptable to the Lenders) and those obtained shall be in effect (other than those the failure to obtain which would individually or collectively be reasonably likely not to have a Material Adverse Effect); and no law or regulation shall be applicable in the judgment of the Lenders, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the General Partner, the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, the Capital Stock in the Borrower or any properties or other assets of any Loan Party or its Subsidiaries.

Alliance Term Loan Agreement

(f) The Borrower shall have paid all accrued fees of the Administrative Agent, the Arranger and the Lenders and all reasonable expenses of the Administrative Agent (including the reasonable fees and expenses of Shearman & Sterling LLP, counsel to the Administrative Agent) to the extent such fees and expenses have been invoiced at least 24 hours prior to the date hereof or are specifically set forth in the Fee Letter.

(g) The Senior Notes shall have received, within the twelve-month period immediately preceding the Borrowing, long-term senior unsecured non-credit enhanced debt ratings of at least BBB from Fitch, Inc., and since the date of such rating Fitch, Inc. shall not have downgraded such rating below BBB-.

(h) (i) The Borrower’s and its Subsidiaries’ employee benefit plans shall be, in all material respects, funded in accordance with the minimum statutory requirements, (ii) no “reportable event” (as defined in ERISA, but excluding events for which reporting has been waived) shall have occurred and be continuing as to any such employee benefit plan, and (iii) no termination of, or withdrawal from, any such employee benefit plan shall have occurred and be continuing or be contemplated.

SECTION 3.02 Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Borrowing specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the Borrowing.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

SECTION 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

(a) Each Loan Party and each of its Subsidiaries and each managing general partner or managing member of each Loan Party (i) is a corporation, limited partnership or limited liability company, as the case may be, duly organized or formed, validly existing and in good standing or validly subsisting under the laws of the jurisdiction of its organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all material Governmental Authorizations other than such Governmental Authorizations that are being obtained in the ordinary course of business or, that if not obtained, is not reasonably likely to result in a Material Adverse Effect) to own or lease and operate its properties and to carry on its

Alliance Term Loan Agreement

business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock in the Borrower has been validly issued, fully paid (to the extent required under the Partnership Agreement ) and non-assessable (except as such non-assessability may be affected by section 17-607 of the Delaware Revised Uniform Limited Partnership Act) and are owned by the Persons in the amounts specified on the applicable portion of Schedule 4.01(a) hereto free and clear of all Liens.

(b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the status of each Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary, the jurisdiction of its organization, the number of shares of each class of its Capital Stock authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Capital Stock owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Capital Stock in each Loan Party’s Subsidiaries has been validly issued, is fully paid (to the extent required by such Subsidiary’s operating agreement, in the case of a limited liability company) and non-assessable (except as such non-assessability may be affected by section 18-607 of the Delaware Limited Liability Company Act, in the case of a limited liability company) and are owned by such Loan Party and/or one or more of its Subsidiaries free and clear of all Liens.

(c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, the execution, delivery and performance by the General Partner of each Transaction Document to which it is a party, and the consummation of the Transaction by each Loan Party to the extent applicable to it, are within such Loan Party’s or such Loan Party’s managing general partner’s or managing member’s corporate, partnership or limited liability company powers, have been duly authorized by all necessary action by or on behalf of the General Partner or such Loan Party (including, without limitation, all necessary partner, managing member or other similar action), and do not (i) contravene such Loan Party’s or such Loan Party’s managing general partner’s or managing member’s Constitutive Documents, (ii) violate any law, rule, regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the General Partner, any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens, if any, created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. Neither the General Partner, any Loan Party nor any of its Subsidiaries are in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which would be reasonably likely to have a Material Adverse Effect.

Alliance Term Loan Agreement

(d) No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by or on behalf of any Loan Party or any general partner or managing member of any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction applicable to it or (ii) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect (other than those the failure to obtain which would not individually or collectively be reasonably likely to have a Material Adverse Effect).

(e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms. The Transaction Documents to which the General Partner is a party have been duly executed and delivered by the General Partner. Each Transaction Document to which the General Partner is a party is the legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with its terms.

(f) There is no action, suit, investigation, litigation or proceeding affecting the General Partner, any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the best knowledge of the Borrower, threatened before any Governmental Authority or arbitrator that (i) would be reasonably expected to be adversely determined, and if so determined would be reasonably expected to have a Material Adverse Effect except as set forth on Schedule 4.01(f) hereto, or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction applicable to the General Partner or such Loan Party, and there has been no material adverse change in the status, or financial effect on the General Partner, any Loan Party or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(g) (i) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2009 and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2010, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the nine months then ended, duly certified by the chief financial officer (or person performing similar functions) of the managing general partner of the Borrower, copies of which have been furnished to each Lender, fairly present, subject, in the case of said balance sheet as at September 30, 2010, and said statements of income and cash flows for the nine months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such

Alliance Term Loan Agreement

dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 2009, there has been no Material Adverse Change.

(ii)	The Consolidated balance sheet of the MLP and its Subsidiaries as at December 31, 2009 and the related Consolidated statement of income and Consolidated statement of cash flows of the MLP and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of Deloitte & Touche LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the MLP and its Subsidiaries as at such date and the Consolidated results of operations of the MLP and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles applied on a consistent basis.

(h) The Consolidated and consolidating forecasted balance sheets, statements of income and statements of cash flows of the Borrower and its Subsidiaries for the 5-year period ending 2011 delivered to the Lenders prior to the Effective Date pursuant to Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower’s reasonable estimate of its future financial performance.

(i) Neither any written information, exhibit nor report furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents nor the information contained in the MLP’s public filings (as updated from time to time), when taken as a whole, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading in light of the circumstances under which the same were made.

(j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

(k) Neither the Borrower nor any of its Subsidiaries is an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

(l) Neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction that would be reasonably likely to have a Material Adverse Effect.

Alliance Term Loan Agreement

(m) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

(n) (i) Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Plans and Multiemployer Plans.

(i)	No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan which could reasonably be expected to result in a Material Adverse Effect.

(ii)	Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no change in such funding status which could reasonably be expected to result in a Material Adverse Effect.

(iii)	Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan which could reasonably be expected to result in a Material Adverse Effect.

(iv)	Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA which could reasonably be expected to result in a Material Adverse Effect.

(o) (i) Except as set forth on Part I of Schedule 4.01(o) hereto, the operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that would be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

(ii)

Except as set forth on Part II of Schedule 4.01(o) hereto, none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to

Alliance Term Loan Agreement

any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries.

(iii)	Except as set forth on Part III of Schedule 4.01(o) hereto, neither any Loan Party nor any of its Subsidiaries is undertaking (or has had undertaken on its behalf), and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

(p) (i) Each Loan Party and each of its Subsidiaries and Affiliates with which the Borrower files a consolidated tax return (its “Tax Affiliates”) has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

(ii)	Set forth on Schedule 4.01(p) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries and Tax Affiliates for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an “Open Year”).

(iii)	The aggregate unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries and Tax Affiliates proposed by the Internal Revenue Service with respect to Open Years does not exceed $0. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

Alliance Term Loan Agreement

(iv)	The aggregate unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries and Tax Affiliates proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed $0. No issues have been raised by such taxing authorities that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

(v)	Each of the Borrower and the MLP will be treated as a partnership for Federal income tax purposes.

(q) Neither the business nor the properties of the Borrower or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that would be reasonably likely to have a Material Adverse Effect.

(r) Set forth on Schedule 4.01(r) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

(s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule (if any) therefor.

(t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Liens on the property or assets of the Borrower or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of the Borrower or such Subsidiary subject thereto.

(u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Investments consisting of Debt or equity securities held by the Borrower or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

(v) (i) The Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, for which the failure so to do, individually or in the aggregate, would reasonably be likely to have a Material Adverse Effect, without known conflict with the rights of others, (ii) to the best knowledge of the Borrower, no product or practice of the Borrower or any of its Subsidiaries infringes in any material respect on any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person, and (iii) to the best knowledge of the Borrower, there is no material violation by any Person of any right of the Borrower of any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Borrower or any of its Subsidiaries.

Alliance Term Loan Agreement

(w) To the best knowledge of the Borrower, the Borrower and its Subsidiaries maintain adequate reserves for future costs associated with any lung disease claim alleging pneumoconiosis or silicosis or arising out of exposure or alleged exposure to coal dust or the coal mining environment, and such reserves are not less than those required by GAAP.

(x) The Borrower’s obligations under this Agreement and the Notes and each Subsidiary Guarantor’s obligations under the Subsidiary Guaranty, will, upon the execution and delivery of the Notes and the execution and delivery of such Subsidiary Guaranty, respectively, rank pari passu, without preference or priority, with all of the other outstanding unsecured and unsubordinated Debt of the Borrower or of such Subsidiary Guarantor, as the case may be.

ARTICLE V

COVENANTS OF THE BORROWER

SECTION 5.01 Affirmative Covenants. So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, except to the extent failure so to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property, except to the extent failure to so pay or discharge, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

(c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to

Alliance Term Loan Agreement

remove and clean up all Hazardous Materials from any of its properties, in accordance in all material respects, with the requirements of all Environmental Laws; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

(d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates, except to the extent failure to maintain such insurance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or except to the extent such risks are self-insured in a manner and in an amount consistent with sound business practices and customary industry standards.

(e) Preservation of Partnership or Limited Liability Company Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name (in the case of the Borrower), rights (charter and statutory), permits, licenses, approvals, privileges, franchises and intellectual property; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under Section 5.02(d) and; provided further that neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege, franchise or intellectual property if the board of directors (or persons performing similar functions) of or on behalf of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f) Visitation Rights. At any reasonable time and from time to time upon reasonable notice, permit the Administrative Agent or any of the Lenders, or the Administrative Agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

(g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with GAAP.

(h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear

Alliance Term Loan Agreement

excepted, except to the extent the failure to so maintain or preserve such properties, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i) Covenant to Guarantee Obligations. Upon the formation or acquisition by the Borrower of any new direct or indirect Restricted Subsidiary that is a Domestic Subsidiary, the Borrower shall, in each case at the Borrower’s expense (i) within 10 days after such formation (or, if at the time of formation such Restricted Subsidiary shall have no material assets, then within 10 days after such newly-formed Restricted Subsidiary shall have first acquired, or otherwise received or obtained any right, title or interest in or to, any material asset) or acquisition, cause each such Restricted Subsidiary, to duly execute and deliver to the Administrative Agent a guaranty or guaranty supplement, in the form of Exhibit D hereto in the case of a guaranty, and otherwise in form and substance reasonably satisfactory to the Administrative Agent in the case of a supplement, guaranteeing the other Loan Parties’ obligations under the Loan Documents and (ii) at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem necessary or desirable in obtaining the full benefits of such guaranties.

(j) Further Assurances. (i) Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error (as to which both the Borrower and the Administrative Agent agree in good faith constitutes a defect or error) that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

(ii)	Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, take such action as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to carry out more effectively the purposes of the Loan Documents.

(k) Performance of Related Documents. Perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(l) Preparation of Environmental Reports. At the request of the Administrative Agent from time to time and upon the occurrence and during the continuance of an Event of Default, provide to the Lenders within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any

Alliance Term Loan Agreement

of its or its Subsidiaries’ properties described in such request, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines in its good faith and reasonable judgment at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may, after written notice to the Borrower, retain an environmental consulting firm to prepare such report at the expense of the Borrower, unless the Borrower shall have given adequate assurances reasonably acceptable to the Administrative Agent within three Business Days of such notice that such a report will be delivered within such 60-day period, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Administrative Agent, the Lenders, such firm and the Administrative Agent or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

(m) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Restricted Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or canceled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Restricted Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, would not be reasonably likely to have a Material Adverse Effect.

(n) Maintenance of Controlled Reserve Base. Maintain a controlled reserve base of sufficient mineable tonnage of coal such that the ratio of aggregate controlled mineable tons of coal over current annual production levels of tons of coal per year is greater than 125% of the remaining duration of the Senior Notes issued pursuant to the Note Purchase Agreement. For purposes of this Section 5.01(n), a “controlled reserve base” of coal denotes the aggregate of coal reserves which may be economically and legally mined by the Borrower or a Restricted Subsidiary at the time of the reserve determination. In making any determination of reserves for the purpose of this Section 5.01(n), the Borrower may include properties (“Option Properties”) which may be acquired by the Borrower or a Restricted Subsidiary under a valid and enforceable option or purchase contract which is subject to no conditions other than the payment of the purchase price provided for under such option or contract (the “Contract Price”); provided that to the extent and for so long as the Borrower shall elect to include Option Properties in any such determination, (x) the amount equal to the Contract Price could then be incurred as Debt under the provisions of Section 10.1(a) of each of the 1999 Note Purchase Agreement and the 2008 Note Purchase Agreement (the “Notional Debt”) and (y) assuming for all purposes of Sections 10.1(a) of each of the 1999 Note Purchase Agreement and the 2008 Note Purchase Agreement, 10.4(a)(ii) of the 1999 Note Purchase Agreement and 10.7(a)(ii) of the 2008 Note Purchase Agreement that an amount equal to all such Notional Debt was considered to be outstanding.

Alliance Term Loan Agreement

SECTION 5.02 Negative Covenants. So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid shall be outstanding or any Lender shall have any Commitment hereunder, the Borrower will not, at any time:

(a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Restricted Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Restricted Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Restricted Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Restricted Subsidiaries to assign, any accounts or other right to receive income, except:

(i)	Permitted Liens;

(ii)	other Liens incurred in the ordinary course of business securing obligations in an amount not to exceed $10,000,000;

(iii)	Liens existing on the date hereof and described on Schedule 4.01(t) hereto;

(iv)	non-recourse Liens upon or in real property or equipment acquired or held by the Borrower or any of its Restricted Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure non-recourse, tax-exempt Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced;

(v)	Liens arising in connection with Capital Leases permitted under Section 5.02(b)(iii)(G); provided that no such Lien shall extend to or cover any assets other than the assets subject to such Capital Leases;

(vi)	the replacement, extension or renewal of any Lien permitted by clauses (iii) through (v) above upon or in the same property theretofore

Alliance Term Loan Agreement

subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

(vii)	Liens on personal property leased under leases (including synthetic leases) entered into by the Borrower which are accounted for as operating leases in accordance with GAAP to the extent not prohibited under Section 5.02(h);

(viii)	easements, exceptions or reservations in any property of the Borrower or any Restricted Subsidiary granted or reserved for the purpose of pipelines, roads, the removal of oil, gas, coal or other minerals, and other like purposes, or for the joint or common use of real property, facilities and equipment, which are incidental to, and do not materially interfere with, the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

(ix)	Liens on documents of title and the property covered thereby securing obligations in respect of letters of credit to the extent not prohibited under Section 5.02(b); and

(x)	Liens on property or assets of the Borrower or any of its Restricted Subsidiaries securing Debt owing to the Borrower or to a Wholly Owned Restricted Subsidiary in an aggregate principal amount not to exceed $10,000,000; provided that no promissory note evidencing such intercompany Debt shall be pledged to any other Person as security for any Debt or any other obligation of the Borrower or such Restricted Subsidiary.

(b) Debt. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

(i)	in the case of the Borrower,

(A) Debt owed to a Wholly Owned Restricted Subsidiary of the Borrower,

(B) other unsecured Debt incurred in the ordinary course of business aggregating not more than $50,000,000 at any time outstanding other than Guaranties or other contingent obligations of the Borrower with respect to any Debt or other obligation of any Unrestricted Subsidiary; provided that (1) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance and (2) such unsecured Debt ranks junior to or pari passu with the Facility, and

Alliance Term Loan Agreement

(C) other unsecured Debt incurred in the ordinary course of business (including, for the avoidance of doubt, any long-term Debt incurred in connection with a note offering) other than Guaranties or other contingent obligations of the Borrower with respect to any Debt or other obligation of any Unrestricted Subsidiary; provided that (1) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance, (2) such unsecured Debt ranks junior to or pari passu with the Facility, (3) such unsecured Debt matures, and does not begin to amortize until, more than six months after the Termination Date and (4) the covenants and other material terms of such unsecured Debt are no more restrictive than those set forth in the Loan Documents;

(ii)	In the case of any Restricted Subsidiary of the Borrower, (A) Debt owed to the Borrower or to a Wholly Owned Restricted Subsidiary of the Borrower and (B) Debt in the form of a Guaranty of Debt otherwise permitted under this Section 5.02(b); and

(iii)	in the case of the Borrower and its Restricted Subsidiaries,

(A) Debt under the Loan Documents,

(B) the Surviving Debt set forth on Schedule 4.01(s) hereto,

(C) non-recourse Debt of the Borrower and Restricted Subsidiaries incurred solely to finance Capital Expenditures for the development of Greenfield Projects,

(D) non-recourse Debt secured by Liens permitted by Section 5.02(a)(iv),

(E) Debt in respect of Swaps incurred in the ordinary course of business and consistent with prudent business practice with the aggregate value thereof not to exceed $10,000,000 at any time outstanding,

(F) any Debt extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt or other Debt permitted under this Section 5.02(b); provided that the principal amount of such Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing; provided further that the terms relating to principal

Alliance Term Loan Agreement

amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are consistent with prudent business practice and incurred in the ordinary course of business and, in the case of the Senior Notes, the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any) and other material terms, taken as a whole, of any such extension, refunding or refinancing are on terms no less favorable in any material respect to the Loan Parties or the Lenders than the terms of the Senior Notes being extended, refunded or refinanced and the interest rate applicable to any such extension, refunding or refinancing does not exceed the then applicable market rate; provided further that the repayment in whole or in part of the Advances pursuant to Section 2.04 or Section 2.06 with the proceeds of Debt incurred pursuant to Section 5.02(b)(i)(B), Section 5.02(b)(i)(C) or Section 5.02(b)(iii)(G) shall not constitute an extension, refunding or refinancing under this subclause (F), and

(G) other unsecured Debt incurred in the ordinary course of business and Capital Lease Obligations aggregating not more than the sum of (1) $10,000,000 plus (2) the aggregate amount of all principal payments or prepayments of the Senior Notes after April 13, 2006 at any time outstanding; provided, in each case, that the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such Debt or Capital Lease Obligations had been incurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance.

(c) Change in Nature of Business. Engage, or permit any of its Restricted Subsidiaries to engage, in any business or business activity that would impair the Borrower’s status as a limited partnership for federal income tax purposes.

(d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person, or permit any of its Restricted Subsidiaries to do so, except that:

(i)	any Restricted Subsidiary of the Borrower may merge into or consolidate with any other Wholly Owned Restricted Subsidiary of the Borrower; provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a Wholly Owned Restricted Subsidiary of the Borrower; provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

Alliance Term Loan Agreement

(ii)	any of the Borrower’s Subsidiaries may consolidate with or merge into the Borrower; provided that the Borrower is the surviving entity; and

(iii)	any of the Restricted Subsidiaries of the Borrower may (A) merge into or consolidate with, any other Person, or (B) convey, transfer or lease substantially all of its assets in compliance with Section 5.02(e) (other than clause (v) thereof) in a single transaction or series of related transactions to any other Person or (C) permit any other Person to merge into or consolidate with it; provided, in each case with respect to any merger or consolidation or conveyance, transfer or lease of substantially all of its assets, (1) the Person formed by such consolidation or into which the Restricted Subsidiary shall be merged or assets shall be conveyed, transferred or leased shall, at the effective time of such merger or consolidation or transfer or lease be Solvent and shall have assumed all obligations of such Restricted Subsidiary under any Subsidiary Guaranty to which such Restricted Subsidiary is a party in a writing satisfactory in form and substance to the Required Lenders and (2) the Borrower shall have caused to be delivered to the Administrative Agent an opinion of independent counsel satisfactory to the Administrative Agent to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with the terms thereof;

provided, however, that in each case, immediately after giving effect thereto, (i) no event shall occur and be continuing that constitutes a Default and (ii) the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, as evidenced by a certificate of the chief financial officer (or persons performing similar functions) of the Borrower delivered to the Administrative Agent demonstrating such compliance.

(e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

(i)	sales of Inventory in the ordinary course of its business;

(ii)	sales of assets that are obsolete or no longer used or useful for fair value in an aggregate amount not to exceed $10,000,000 over the term of the Facility;

(iii)	sale-leasebacks of used equipment in an aggregate amount not to exceed $10,000,000 over the term of the Facility;

(iv)	sales of assets (x) by the Borrower to a Wholly Owned Restricted Subsidiary, or (y) by a Restricted Subsidiary to the Borrower or to another Restricted Subsidiary with respect to which the Borrower shall have at least the same degree of ownership and control as it had with respect to the Restricted Subsidiary responsible for the asset sale, transfer or disposition;

Alliance Term Loan Agreement

(v)	in a transaction authorized by Section 5.02(d); and

(vi)	sales of other assets with a fair value in an amount not to exceed $25,000,000 individually or $100,000,000 in the aggregate over the term of the Facility; provided, however, that the purchase price paid to the Borrower or such Restricted Subsidiary for such asset shall be no less than the fair market value of such asset at the time of such sale and such sale shall be in the best interest of the Borrower or such Restricted Subsidiary, as determined in good faith by the board of directors (or other person performing such functions) of the Borrower or such Restricted Subsidiary, as the case may be, and (ii) immediately after giving effect to such sales of assets, no Default shall exist.

(f) Investments in Other Persons. Make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in any Person, except:

(i)	Investments consisting of property to be used in the ordinary course of business;

(ii)	Investments in accounts receivable arising from the sales of goods and services in the ordinary course of business;

(iii)	equity Investments by the Borrower and its Restricted Subsidiaries in Wholly Owned Restricted Subsidiaries;

(iv)	Investments by the Borrower and its Restricted Subsidiaries in Cash Equivalents;

(v)	Investments existing on the date hereof and described on Schedule 4.01(u) hereto;

(vi)	Investments by the Borrower in Swaps permitted under Section 5.02(b)(iii)(E);

(vii)

other Investments in any other Person; provided that with respect to Investments made under this clause (vii): (1) in the case of an equity Investment under this clause (vii), any newly acquired or organized Subsidiary of the Borrower or any of its Restricted Subsidiaries shall be a Wholly-Owned Restricted Subsidiary thereof; (2) immediately before and after giving effect thereto, no Default shall have occurred and be continuing or would result therefrom; (3) any company or business acquired or invested in pursuant to this clause (vii) shall be in the same line of business as the business of the Borrower or any of its Restricted Subsidiaries or a line of business in which the Borrower is permitted to be engaged in accordance with Section 5.02(c); and (4) immediately after giving effect to the acquisition of a company or business pursuant to this clause (vii), the Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial

Alliance Term Loan Agreement

statements most recently delivered to the Lenders pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the chief financial officer (or person performing similar functions) of the Borrower delivered to the Lenders demonstrating such compliance; and

(viii)	Investments by the Borrower and its Restricted Subsidiaries in (A) Unrestricted Subsidiaries, (B) Restricted Subsidiaries that are not Wholly Owned Subsidiaries or (C) Persons that, after giving effect to such Investment, do not constitute Subsidiaries of the Borrower or such Restricted Subsidiary, provided that any Person invested in pursuant to this clause (viii) shall be in the same line of business as the business of the Borrower or any of its Restricted Subsidiaries or a line of business in which the Borrower is permitted to be engaged in accordance with Section 5.02(c), and the aggregate amount invested by the Borrower and its Restricted Subsidiaries under this clause (viii) shall not exceed $35,000,000 at any time outstanding; and provided, further, that so long as the Borrower and its Restricted Subsidiaries shall not have made Investments in such Unrestricted Subsidiaries, non-Wholly Owned Subsidiaries and other Persons in excess of $35,000,000 as provided in this clause (viii), the Borrower shall not be in violation of this clause (viii) in the event that the Investments held (as opposed to made) by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiaries, non-Wholly Owned Subsidiaries and other Persons shall at any time exceed $35,000,000; and

(ix)	Investments consisting of intercompany Debt permitted under Section 5.02(b)(i) and (ii).

(g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Capital Stock now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Capital Stock, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such, or permit any of its Restricted Subsidiaries to do any of the foregoing (each of the foregoing being a “Restricted Payment”), or permit any of its Restricted Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Capital Stock in the Borrower or to issue or sell any Capital Stock therein, except that, so long as no Default or Event of Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

(i)	the Borrower may declare, make or incur a liability to make any such Restricted Payment; provided that immediately after giving effect thereto the aggregate amount of Restricted Payments made in any fiscal quarter of the Borrower shall not exceed Available Cash (as defined in the MLP Agreement as in effect on the date hereof) for the immediately preceding fiscal quarter of the Borrower; and

Alliance Term Loan Agreement

(ii)	(A) any Wholly Owned Subsidiary of the Borrower may declare, make or incur a liability to make any Restricted Payment to the Borrower or any other Wholly Owned Subsidiary of the Borrower of which it is a Subsidiary, (B) any non-Wholly Owned Subsidiary may declare, make or incur a liability to make any Restricted Payment to its equity holders; provided that the general partner of such Subsidiary does not own greater than 2% of the issued and outstanding Capital Stock in such Subsidiary, and (C) any Subsidiary of the Borrower may accept capital contributions from its parent to the extent permitted under Section 5.02(f)(iii).

(h) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (excluding for this purpose obligations as lessee under Capital Leases) (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction (except to the extent and not exceeding the amounts permitted by Section 5.02(e)(iv)), or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $15,000,000 payable in any period of 12 consecutive months.

(i) Amendments of Constitutive Documents. Amend, or permit any of its Restricted Subsidiaries to amend, its Constitutive Documents (other than the Partnership Agreement) in any manner that has a Material Adverse Effect.

(j) Accounting Changes. Make or permit, or permit any of its Restricted Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, and except that the Borrower and its Subsidiaries may account for the compensation expense of the non-vested common units granted under the MLP’s Long-Term Incentive Plan using the “fair value” method, or (ii) Fiscal Year.

(k) Prepayments, Etc., of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any of the Senior Notes prior to the Termination Date, except (A) mandatory prepayments of principal, and payments of interest, required under the applicable Note Purchase Agreement and (B) redemptions of any Senior Notes made concurrently with the refinancing thereof permitted under Section 5.02(b)(iii)(F) or (ii) permit any Subsidiary Guarantor (as defined in the applicable Note Purchase Agreement) to make any payment to or on account of any noteholder under such Note Purchase Agreement other than a payment made following a demand therefor by such noteholder pursuant to the Subsidiary Guaranty Agreement (as defined in the applicable Note Purchase Agreement).

(l) Amendment, Etc., of the Note Purchase Agreements. Amend, modify or change in any manner any term or provision of any Note Purchase Agreement that would accelerate any scheduled amortization payments, if such modification would require such payments to be made on the applicable Senior Notes prior to the date the Facility are paid in full.

Alliance Term Loan Agreement

(m) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Restricted Subsidiaries to do so, except that the Borrower and/or any of its Restricted Subsidiaries may be a general partner in any partnership or joint venture provided such partnership or such joint venture incurs no Debt or other liability for which the Borrower or such Restricted Subsidiary is liable as guarantor or a provider of any other credit support, or by virtue of its status as such general partner or joint venturer.

(n) Speculative Transactions. Enter into any foreign currency exchange contracts, interest rate swap arrangements or other derivative contracts or transactions, other than such contracts, arrangements or transactions entered into in the ordinary course of business for the purpose of hedging (i) the interest rate exposure of the Borrower or any of its Restricted Subsidiaries, (ii) the purchase requirements of the Borrower or any of its Restricted Subsidiaries with respect to raw materials and inventory and (iii) the fluctuations in the prices of commodities affecting the Borrower or any of its Restricted Subsidiaries.

(o) Formation of Subsidiaries. Organize or invest, or permit any Restricted Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(vii) or (viii).

(p) Payment Restrictions Affecting Restricted Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Restricted Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries (other than any Unrestricted Subsidiary that is not a Wholly Owned Subsidiary) to declare or pay dividends or other distributions in respect of its Capital Stock or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary (other than any Unrestricted Subsidiary that is not a Wholly Owned Subsidiary) of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except the Loan Documents, the Note Purchase Agreements and any other agreement or instrument governing Debt permitted to be incurred in accordance with Section 5.02(b), provided that the restrictions related to the payment of dividends and distributions, repayment of Debt, making of loans or other transfer of assets by Subsidiaries included in such other agreement or instrument are no more restrictive than the comparable terms of the Loan Documents” contained in Sections 5.02(g) (relating to payment of dividends and distributions by Subsidiaries), 5.02(k) (relating to repayment of Debt by Subsidiaries), 5.02(f) (relating to making of loans by Subsidiaries) and 5.02(e) (relating to transfer of assets by Subsidiaries) of this Agreement.

(q) Transactions with Affiliates. Except as set forth on Schedule 5.02(q) hereto, enter into, or permit any of its Restricted Subsidiaries to enter into, directly or indirectly, any transaction or group of related transactions (including without limitation

Alliance Term Loan Agreement

the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate, except in the ordinary course or pursuant to the reasonable requirements of the Borrower’s or such Restricted Subsidiary’s business, in each case upon fair and reasonable terms no less favorable (taken as a whole, as determined in good faith by the board of directors of the General Partner or its Conflicts Committee) to the Borrower or such Restricted Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

(r) Change in Status of Subsidiaries. Change the designation of any Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary except, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower may at any time and from time to time, upon not less than 30 days’ prior written notice given to each Lender, designate a previously Restricted Subsidiary as an Unrestricted Subsidiary or a previously Unrestricted Subsidiary (including a new Subsidiary designated on the date of its formation or acquisition) which satisfies the requirements of clauses (i), (ii) and (iii) of the definition of “Restricted Subsidiary” as a Restricted Subsidiary; provided that immediately after such designation and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and the Borrower would be permitted, pursuant to the provisions of Section 10.1(a) of the Note Purchase Agreement to incur at least $1 of additional Debt (as defined in the Note Purchase Agreement) owing to a Person other than a Restricted Subsidiary, and provided further that after such designation the status of such Subsidiary had not been changed more than twice.

SECTION 5.03 Reporting Requirements. So long as any Advance or any other monetary obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will furnish to the Administrative Agent:

(a) Default Notice. As soon as possible and in any event within five Business Days after any Responsible Officer has actual knowledge of the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

(b) Annual Financials. As soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, including therein a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of Deloitte & Touche LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such

Alliance Term Loan Agreement

accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations, if any, used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto.

(c) Quarterly Financials. As soon as available and in any event within 60 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in a form reasonably satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04; provided that in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

(d) Annual Business Plan. As soon as available and in any event no later than 120 days after the end of each Fiscal Year, a Business Plan.

(e) Litigation. Promptly after any Responsible Officer has actual knowledge of the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any Governmental Authority affecting the General Partner, any Loan Party or any of its Subsidiaries, including any Environmental Action, that (i) would be reasonably expected to have a Material Adverse Effect or (ii) purports to effect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction, and promptly after the occurrence thereof, notice of any material adverse

Alliance Term Loan Agreement

change in the status or the financial effect on the General Partner, any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

(f) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that the MLP or any Loan Party or any of its Subsidiaries sends to its stockholders, partners or members, and copies of all regular, periodic and special reports, and all registration statements, that the MLP or any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange, provided, that the reporting requirement of this clause (f) shall be satisfied if the Borrower notifies the Administrative Agent that such materials have become publicly available on a web site identified in such notice.

(g) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer (or person performing similar functions) of the Borrower (or its managing general partner) describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

(ii)	Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

(iii)	Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

(iv)	Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

(h) Environmental Conditions. Promptly after any Responsible Officer has actual knowledge of the assertion or occurrence thereof, notice of any material Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit.

Alliance Term Loan Agreement

(i) Available Cash, Etc. Within 60 days (or in the case of the fourth fiscal quarter, 120 days) following the end of each fiscal quarter of the Borrower, a report of Available Cash (as defined in the MLP Agreement), cash reserves (including, in the case of any such cash distribution the cash reserve withheld from distribution that is necessary for the proper conduct of business (including reserves for future capital expenditures) as set forth in the most recent Business Plan delivered to the Administrative Agent pursuant to Section 5.03(d)) and other related items of the Borrower and its Subsidiaries in form and substance satisfactory to the Administrative Agent.

(j) Coal and Mining Agreements. Promptly after the occurrence thereof, notice of any material change to any material coal sales agreement or material contract, contract mining agreement or coal purchase agreements to which the Borrower or any of its Subsidiaries is a party.

(k) Rating Agency Reports. Promptly upon receipt thereof, copies of any statement or report furnished by any rating agency to any Loan Party or any of its Subsidiaries in connection with the Senior Notes.

(l) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

SECTION 5.04 Financial Covenants. So long as any Advance or any other obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

(a) Consolidated Debt to Consolidated Cash Flow Ratio. Maintain at all times, a Consolidated Debt to Consolidated Cash Flow Ratio of not more than 3.0:1.0.

(b) Interest Coverage Ratio. Maintain at all times, an Interest Coverage Ratio of not less than 4.0:1.0.

ARTICLE VI

EVENTS OF DEFAULT

SECTION 6.01 Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within five Business Days after the same becomes due and payable; or

Alliance Term Loan Agreement

(b) any representation or warranty made in writing by any Loan Party (or any of its officers (or persons performing similar functions) under or in connection with any Loan Document (including, without limitation, in any certificate or financial information delivered pursuant thereto) shall prove to have been incorrect in any material respect when made or any financial projections prepared by or on behalf of any Loan Party and made available in writing to the Administrative Agent or any Lender shall prove not to have been prepared in good faith based upon assumptions that were reasonable at the time made and at the time made available to the Administrative Agent; or

(c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 5.01(d) or (e), 5.02, 5.03(a) or 5.04; or

(d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender; or

(e) any Loan Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Swap, the value of obligations under such Swap) of at least $25,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

(f) any Loan Party or the General Partner shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or the General Partner seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted

Alliance Term Loan Agreement

against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party, any of its Restricted Subsidiaries or the General Partner shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

(g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $25,000,000 shall be rendered against any Loan Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not be an Event of Default under this Section 6.01(g) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least “A” by A.M. Best Company at the time such insurance policy is issued to such Loan Party, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

(h) any non-monetary judgment or order shall be rendered against any Loan Party that would reasonably be likely to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(i) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it in any material respect, or any such Loan Party shall so state in writing; or

(j) a Change of Control shall occur; or

(k) any Loan Party or any ERISA Affiliate shall incur, or shall be reasonably likely to incur liability in excess of $25,000,000 in the aggregate as a result of one or more of the following: (i) the occurrence of any ERISA Event; (ii) the partial or complete withdrawal of a Loan Party or any ERISA Affiliate from a Multiemployer Plan; or (iii) the reorganization or termination of a Multiemployer Plan;

(l) the Borrower, the General Partner or the Special General Partner shall cancel or terminate or amend or consent to or accept any cancellation or termination or amendment of the Partnership Agreement or there shall be a cancellation, termination of, or any amendment to, the MLP Agreement in any manner that has a material adverse effect on (i) the business, operations, affairs, financial condition, assets or properties of the Borrower and its Subsidiaries taken as a whole, (ii) the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents, or (iii) the ability of the Loan Parties to perform their respective payment and other material obligations under the Loan Documents; or

Alliance Term Loan Agreement

(m) an assertion shall be made by any Person in any court proceeding or by any governmental authority or agency against any Loan Party or any of its Subsidiaries, of any claims or liabilities, whether accrued, absolute or contingent, based on or arising under any Environmental Law that is reasonably likely to be determined adversely to such Loan Party or any of its Subsidiaries, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by such Loan Party or any of its Subsidiaries but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons jointly and severally liable therefor);

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitment of each Lender and the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitment of each Lender and the obligation of each Lender to make Advances shall automatically be terminated and (y) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VII

THE ADMINISTRATIVE AGENT

SECTION 7.01 Authorization and Authority. Each Lender hereby irrevocably appoints Citibank to act on its behalf as the Administrative Agent hereunder and under the Notes and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of such provisions.

SECTION 7.02 Agent Individually. (a) The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money

Alliance Term Loan Agreement

to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

(b) Each Lender understands that the Person serving as Administrative Agent, acting in its individual capacity, and its Affiliates (collectively, the “Administrative Agent’s Group”) are engaged in a wide range of financial services and businesses (including investment management, financing, securities trading, corporate and investment banking and research) (such services and businesses are collectively referred to in this Section 7.02 as “Activities”) and may engage in the Activities with or on behalf of the Borrower or its Affiliates. Furthermore, the Administrative Agent’s Group may, in undertaking the Activities, engage in trading in financial products or undertake other investment businesses for its own account or on behalf of others (including the Borrower and its Affiliates and including holding, for its own account or on behalf of others, equity, debt and similar positions in the Borrower or its Affiliates), including trading in or holding long, short or derivative positions in securities, loans or other financial products of one or more of the Borrower and its Affiliates. Each Lender understands and agrees that in engaging in the Activities, the Administrative Agent’s Group may receive or otherwise obtain information concerning the Borrower and its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder) which information may not be available to any of the Lenders that are not members of the Administrative Agent’s Group. None of the Administrative Agent nor any member of the Administrative Agent’s Group shall have any duty to disclose to any Lender or use on behalf of the Lenders, and shall not be liable for the failure to so disclose or use, any information whatsoever about or derived from the Activities or otherwise (including any information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower) or to account for any revenue or profits obtained in connection with the Activities, except that the Administrative Agent shall deliver or otherwise make available to each Lender such documents as are expressly required by this Agreement to be transmitted by the Administrative Agent to the Lenders.

(c) Each Lender further understands that there may be situations where members of the Administrative Agent’s Group or their respective customers (including the Borrower and its Affiliates) either now have or may in the future have interests or take actions that may conflict with the interests of any one or more of the Lenders (including the interests of the Lenders hereunder). Each Lender agrees that no member of the Administrative Agent’s Group is or shall be required to restrict its activities as a result of the Person serving as Administrative Agent being a member of the Administrative Agent’s Group, and that each member of the Administrative Agent’s Group may undertake any Activities without further consultation with or notification to any Lender. None of (i) this Agreement, (ii) the receipt by the Administrative Agent’s Group of information (including Information) concerning the Borrower or its Affiliates (including information concerning the ability of the Borrower to perform its obligations hereunder) nor (iii) any other matter shall give rise to any fiduciary, equitable or contractual duties (including without limitation any duty of trust or confidence) owing by the Administrative Agent or any member of the Administrative Agent’s Group to any

Alliance Term Loan Agreement

Lender including any such duty that would prevent or restrict the Administrative Agent’s Group from acting on behalf of customers (including the Borrower or its Affiliates) or for its own account.

SECTION 7.03 Duties of Administrative Agent; Exculpatory Provisions. (a) The Administrative Agent’s duties hereunder are solely ministerial and administrative in nature and the Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written direction of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or any of its Affiliates to liability or that is contrary to this Agreement or applicable law.

(b) The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 or 6.01) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default or the event or events that give or may give rise to any Default unless and until the Borrower or any Lender shall have given notice to the Administrative Agent describing such Default and such event or events.

(c) Neither the Administrative Agent nor any member of the Administrative Agent’s Group shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty, representation or other information made or supplied in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith or the adequacy, accuracy and/or completeness of the information contained therein, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or the perfection or priority of any Lien or security interest created or purported to be created hereby or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than (but subject to the foregoing clause (ii)) to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d) Nothing in this Agreement shall require the Administrative Agent or any of its Related Parties to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Administrative Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Administrative Agent or any of its Related Parties.

Alliance Term Loan Agreement

SECTION 7.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of an Advance that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless an officer of the Administrative Agent responsible for the transactions contemplated hereby shall have received notice to the contrary from such Lender prior to the making of such Advance, and such Lender shall not have made available to the Administrative Agent such Lender’s ratable portion of the applicable Borrowing. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 7.05 Indemnification. (a) Each Lender severally agrees to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender’s ratable share (determined as of the date the event or circumstance giving rise to such Indemnified Cost (as defined below) occurred as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Administrative Agent under the Loan Documents (collectively, the “Indemnified Costs”); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence, willful misconduct or unlawful acts as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 8.04, to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

(b) For purposes of this Section 7.05, the Lenders’ respective ratable shares of any amount shall be determined, at any time, according to the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lenders. The failure of any Lender to reimburse the Administrative Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to the Administrative Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse the Administrative Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse the Administrative Agent for such other Lender’s ratable share of such amount. Without prejudice to the

Alliance Term Loan Agreement

survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents and the fulfillment of all obligations in connection with the Commitment Letter.

SECTION 7.06 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. Each such sub-agent and the Related Parties of the Administrative Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article VII and Section 8.04 (as though such sub-agents were the “Administrative Agent” hereunder) as if set forth in full herein with respect thereto.

SECTION 7.07 Resignation of Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (such 30-day period, the “Lender Appointment Period”), then the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. In addition and without any obligation on the part of the retiring Administrative Agent to appoint, on behalf of the Lenders, a successor Administrative Agent, the retiring Administrative Agent may at any time upon or after the end of the Lender Appointment Period notify the Borrower and the Lenders that no qualifying Person has accepted appointment as successor Administrative Agent and the effective date of such retiring Administrative Agent’s resignation. Upon the resignation effective date established in such notice and regardless of whether a successor Administrative Agent has been appointed and accepted such appointment, the retiring Administrative Agent’s resignation shall nonetheless become effective and (i) the retiring Administrative Agent shall be discharged from its duties and obligations as Administrative Agent hereunder and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties as Administrative Agent of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations as Administrative Agent hereunder (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder, the provisions of this Article and Section 8.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Alliance Term Loan Agreement

SECTION 7.08 Non-Reliance on Administrative Agent and Other Lenders. (a) Each Lender confirms to the Administrative Agent, each other Lender and each of their respective Related Parties that it (i) possesses (individually or through its Related Parties) such knowledge and experience in financial and business matters that it is capable, without reliance on the Administrative Agent, any other Lender or any of their respective Related Parties, of evaluating the merits and risks (including tax, legal, regulatory, credit, accounting and other financial matters) of (x) entering into this Agreement, (y) making Advances and other extensions of credit, if any, hereunder and (z) in taking or not taking actions hereunder and thereunder, (ii) is financially able to bear such risks and (iii) has determined that entering into this Agreement and making Advances and other extensions of credit, if any, hereunder is suitable and appropriate for it.

(b) Each Lender acknowledges that (i) it is solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with this Agreement, (ii) that it has, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, made its own appraisal and investigation of all risks associated with, and its own credit analysis and decision to enter into, this Agreement based on such documents and information, as it has deemed appropriate and (iii) it will, independently and without reliance upon the Administrative Agent, any other Lender or any of their respective Related Parties, continue to be solely responsible for making its own appraisal and investigation of all risks arising under or in connection with, and its own credit analysis and decision to take or not take action under, this Agreement based on such documents and information as it shall from time to time deem appropriate, which may include, in each case:

(i)	the financial condition, status and capitalization of the Borrower;

(ii)	the legality, validity, effectiveness, adequacy or enforceability of this Agreement and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement;

(iii)	determining compliance or non-compliance with any condition hereunder to the making of an Advance and the form and substance of all evidence delivered in connection with establishing the satisfaction of each such condition;

(iv)	the adequacy, accuracy and/or completeness of any information delivered by the Administrative Agent, any other Lender or by any of their respective Related Parties under or in connection with this Agreement, the transactions contemplated hereby and thereby or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with this Agreement.

Alliance Term Loan Agreement

SECTION 7.09 No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the Persons acting as Arrangers or co-agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement, except in its capacity, as applicable, as the Administrative Agent or as a Lender hereunder.

SECTION 7.10 Intercreditor Agreement. Each Lender and the Administrative Agent hereby acknowledge and agree that this Agreement constitutes an “Additional Note Agreement” and that the Notes issued pursuant hereto constitute “Additional Senior Notes”, in each case within the meanings of such terms as defined in the Intercreditor Agreement. Each Lender and the Administrative Agent hereby consents and agrees to be bound by the terms and provisions of the Intercreditor Agreement, and each Lender hereby authorizes and directs the Administrative Agent to become bound by and a party to, by executing and delivering an instrument of accession or other joinder instrument (or otherwise), the Intercreditor Agreement, as agent on behalf of the Lenders hereunder, whereupon each Lender hereunder agrees that it shall be deemed to be a party to and bound by the terms of the Intercreditor Agreement to the same extent and with the same effect as if such Lender had executed and delivered the same as one of the original parties thereto as a Lender in respect of this Agreement.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Amendments, Etc. Except as otherwise contemplated by Section 8.07 and the Subsidiary Guaranty, no amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Subsidiary Guaranty, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender that is, at such time, a Defaulting Lender, except for clause (v) hereof), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances that, in each case, shall be required for the Lenders of any of them to take any action hereunder, (iii) reduce or limit the obligations of any Subsidiary Guarantor under Section 1 of the Subsidiary Guaranty issued by it or release such Subsidiary Guarantor or otherwise limit such Subsidiary Guarantor’s liability with respect to the Obligations owing to the Administrative Agent and the Lenders, (iv) amend Section 2.13, or (v) amend this Section 8.01, and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that is directly affected by such amendment, waiver or consent, (i) increase the Commitment of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or other amounts payable hereunder to such Lender, (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

Alliance Term Loan Agreement

SECTION 8.02 Notices, Etc. Except as otherwise provided in Section 2.02, all notices and other communications provided for hereunder shall be in writing (including telecopy communication confirmed by mail or delivery) and mailed, telecopied, e-mailed or delivered, if to the Borrower, at its address at 1717 South Boulder Avenue, Tulsa, Oklahoma 74119, Attention: Cary P. Marshall, telephone (918) 295-7624, telecopier (918) 295-7357, e-mail address: cary.marshall@arlp.com, with a copy to R. Eberley Davis, Esq. at the same address, telephone (918) 295-7604, telecopier (918) 295-7361, email address: eb.davis@arlp.com; if to any Initial Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to Citibank as Administrative Agent, at its address at 388 Greenwich Street, 21st Floor, New York, New York, 10013, Attention: Raymond Dunning, telephone (212) 816-8259, telecopier (646) 291-1778, e-mail address: daniel.j.miller@citigroup.com; or, as to any party, at such other telecopy number or address as shall be designated by such party in a written notice to the other parties. All such notices and other communications shall, when mailed, telecopied, e-mailed or delivered, be effective when deposited in the mails, e-mailed or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

SECTION 8.03 No Waiver; Remedies. No failure on the part of any Lender or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 8.04 Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable costs and expenses of the Administrative Agent, the Arranger and their Affiliates in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all reasonable due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of one firm of counsel to the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors’ rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent and each Lender in connection with the enforcement of the Loan Documents after an Event of

Alliance Term Loan Agreement

Default, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender with respect thereto). Notwithstanding anything to the contrary in the foregoing, the Borrower will not be obligated to pay any allocated overhead costs of the Administrative Agent, the Arranger or any of their Affiliates.

(b) The Borrower agrees to indemnify, defend and save and hold harmless the Administrative Agent, the Arranger, each Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities, penalties and expenses (including, without limitation, reasonable fees and expenses of counsel, but excluding allocated overhead cost of the Administrative Agent, the Arranger and the Lenders and their Affiliates) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facility, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except in each case to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence, willful misconduct or unlawful acts. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 8.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrower also agrees not to assert any claim against the Administrative Agent, the Arranger, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facility, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c)(i) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of (x) a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), (y) acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 8.07 as a result of a demand by the Borrower pursuant to Section 8.07(a), or (ii) if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made or fails to continue an Advance for which notice of the same has been given, whether pursuant to Section 2.04,

Alliance Term Loan Agreement

2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay or borrow, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance, all of which losses, costs and expenses shall be an amount equal to the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such Advance had such event not occurred at the Eurodollar Rate that would have been applicable to such Advance for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to continue or Convert, for the period that would have been the Interest Period for such Advance), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate which such Lender would bid, were it to bid at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 8.04, and the basis therefor, shall be delivered to the Borrower and shall be conclusive and binding for all purposes, absent manifest error.

(d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender, in its sole discretion.

(e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section 8.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

SECTION 8.05 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. the Administrative Agent and each Lender agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The

Alliance Term Loan Agreement

rights of the Administrative Agent and each Lender and their respective Affiliates under this Section 8.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have.

SECTION 8.06 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and the Administrative Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

SECTION 8.07 Assignments and Participations. (a) Any Lender (i) may (and in the case of clause (B) below, shall) assign to one or more Eligible Assignees or an Affiliate of a Lender that is not an Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (A) except in the case of an assignment to an Eligible Assignee that is a Lender or an Affiliate of a Lender, each of the Administrative Agent and, unless a Default shall have occurred and be continuing at the time such assignment is effected, the Borrower must give their prior consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (B) if the assignment is demanded by the Borrower pursuant to Section 2.17, no Default shall have occurred and be continuing at the time of such demand and such assignment and the Borrower shall have given at least five Business Days’ notice of such demand to the applicable Lender and the Administrative Agent; provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an assignment of all of a Lender’s rights and obligations under this Agreement, the aggregate amount of the Commitment being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of $5,000,000 and 5% of the aggregate amount (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrower) of the Commitment being assigned, (iii) each such assignment shall be to an Eligible Assignee or an Affiliate of a Lender, (iv) each such assignment made as a result of a demand by the Borrower pursuant to Section 2.17 shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment (whether as a result of a demand by the Borrower pursuant to Section 2.17 or otherwise) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this

Alliance Term Loan Agreement

Agreement, and (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500; provided, however, the Borrower shall have no liability for the payment of such fee except that for each such assignment made as a result of a demand by the Borrower pursuant to Section 2.17, the Borrower shall pay to the Administrative Agent the applicable processing and recordation fee.

(b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 8.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the General Partner, any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

Alliance Term Loan Agreement

(d) The Administrative Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advance owing to, each Lender from time to time (the “Register”). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall, if new Notes are requested by the applicable assignee and/or assignor, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the portion of the Borrowing assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder, a new Note to the order of such assigning Lender in an amount equal to the portion of the Borrowing retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

(f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Advance owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent and the other Lender shall continue to deal solely and directly with such Lender in connection with such Lender rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by or on behalf of any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or other amounts payable hereunder, in

Alliance Term Loan Agreement

each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or other amounts payable hereunder, in each case to the extent subject to such participation, or release any Subsidiary Guarantor.

(g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Information (as defined in Section 8.09) received by it from such Lender in accordance with Section 8.09

(h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 8.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

SECTION 8.09 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below) and not disclose such Information to any other Person, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the enforcement of rights hereunder or under any other Loan Document in any legal proceeding, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its managers, administrators, trustees, partners, directors, officers, employees, agents, advisors and other representatives who have a reason to know such Information) to any swap or derivative or similar transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (iii) any rating agency, or (iv) the CUSIP Service Bureau or any similar organization, (g) with the consent of the Borrower or (h) to the extent such Information (x)

Alliance Term Loan Agreement

becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower under circumstances in which the recipient has no knowledge that such source is breaching any obligation of confidentiality.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries, provided that, in the case of information received from the Borrower or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential or is such that a reasonably prudent person engaged in the practice of making or maintaining syndicated loans should know that such information constitutes confidential or proprietary information of the Borrower or any of its Subsidiaries.

SECTION 8.10 Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

(b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

SECTION 8.11 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

SECTION 8.12 Non-Recourse to the General Partner and Associated Persons. The Administrative Agent and each Lender agrees on behalf of itself and its successors, assigns and legal representatives, that neither the General Partner, the Special General Partner nor any Person (other than the Loan Parties) which is a partner, shareholder, member, owner, officer, director, supervisor, trustee or other principal (collectively, “Associated Persons”) of the Borrower, the General Partner, the Special General Partner or a Subsidiary Guarantor, or any of

Alliance Term Loan Agreement

their respective successors or assigns, shall have any personal liability for the payment or performance of any of the Borrower s obligations hereunder or under any of the Notes and no monetary or other judgment shall be sought or enforced against the General Partner, the Special General Partner or any of such Associated Persons or any of their respective successors or assigns. Notwithstanding the foregoing, neither the Administrative Agent nor any Lender shall be deemed barred by this Section 8.13 from asserting any claim against any Person based upon an allegation of fraud or misrepresentation.

SECTION 8.13 Patriot Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. 107-56, signed into law October 26, 2001 (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

SECTION 8.14 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties with respect to the subject matter hereof, and any other agreement, statement, understanding, representation or warranty, whether oral or written, made or entered into prior to the date hereof with respect to the subject matter hereof (other than the Fee Letter and the Intercreditor Agreement, all of which shall survive in full force and effect the execution and delivery hereof) is superseded by this Agreement and the other Loan Documents.

SECTION 8.15 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

[Signature Page to Follow]

Alliance Term Loan Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By: ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By:	/s/ Cary P. Marshall
Name:	Cary P. Marshall
Title:	Vice President-Corporate Finance and Treasurer

Alliance Term Loan Agreement

CITIBANK, N.A.
as Administrative Agent and as Lender

By:	/s/ Raymond G. Dunning
Name:	Raymond G. Dunning
Title:	Vice President

Co-Agents

BANK OF OKLAHOMA, N.A.

By:	/s/ Stevens E. Warrick
Name:	Stevens E. Warrick
Title:	Senior Vice President

BRANCH BANKING AND TRUST COMPANY

By:	/s/ Troy R. Weaver
Name:	Troy R. Weaver
Title:	Senior Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Richard C. Munsick
Name:	Richard C. Munsick
Title:	Senior Vice President

Lenders

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard Gan
Name:	Richard Gan
Title:	Managing Director

UNION BANK, N.A.

By:	/s/ Dennis G. Blank
Name:	Dennis G. Blank
Title:	Vice President

Alliance Term Loan Agreement

FIFTH THIRD BANK

By:	/s/ Ashley Calmenero
Name:	Ashley Calmenero
Title:	Assistant Vice President

COMERICA BANK

By:	/s/ Robert L. Nelson
Name:	Robert L. Nelson
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Mark Skornia
Name:	Mark Skornia
Title:	Vice President

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Masakazu Hasegawa
Name:	Masakazu Hasegawa
Title:	General Manager

CHANG HWA COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ Beverly Chen
Name:	Beverly Chen
Title:	VP & General Manager

MEGA INTERNATIONAL COMMERCIAL BANK CO. LTD NEW YORK BRANCH

By:	/s/ Pricilla Hsing
Name:	Pricilla Hsing
Title:	VP & DGM

Alliance Term Loan Agreement

E. SUN COMMERCIAL BANK LTD., LOS ANGELES BRANCH

By:	/s/ Edward Chen
Name:	Edward Chen
Title:	VP & GM

Alliance Term Loan Agreement

SCHEDULE I

COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Initial Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
Bank of Oklahoma, N.A.	$35,000,000	P.O. Box 2300, 8th Floor Tulsa, OK 74102-2300 Attn: Candis Hays T: 405 736-8988 F: 405 736-1078	P.O. Box 2300, 8th Floor Tulsa, OK 74102-2300 Attn: Candis Hays T: 405 736-8988 F: 405 736-1078
Branch Banking and Trust Company	$35,000,000	200 W Second St 16th Fl Winston Salem, NC 27101 Attn: Wendy Gerringer T: 336-733-2774 F: 336-733-2740	200 W Second St 16th Fl Winston Salem, NC 27101 Attn: Wendy Gerringer T: 336-733-2774 F: 336-733-2740
Chang Hwa Commercial Bank, Ltd., Los Angeles Branch	$10,000,000	333 S. Grand Ave., Suite 600 Los Angeles, CA 90071 Attn: Noah Wang T: 213 620-7200, ext. 224 F: 213 620-7227	333 S. Grand Ave., Suite 600 Los Angeles, CA 90071 Attn: Noah Wang T: 213 620-7200, ext. 224 F: 213 620-7227
Citibank, N.A.	$40,000,000	1615 Brett Road, Building #3 New Castle, DE 19720 Attn: Loan Syndications T: 302 894-6052 F: 212 994-0849	1615 Brett Road, Building #3 New Castle, DE 19720 Attn: Loan Syndications T: 302 894-6052 F: 212 994-0849
Comerica Bank	$20,000,000	1717 Main Street, 4th Floor Dallas, TX 75201 Attn: Emily Purvis T: 214 462-4358 F: 214 462-4427	1717 Main Street, 4th Floor Dallas, TX 75201 Attn: Emily Purvis T: 214 462-4358 F: 214 462-4427
E. Sun Commercial Bank, Ltd., Los Angeles Branch	$10,000,000	17700 Castleton St., Ste. 500 City of Industry, CA 91748 Attn: Jocelyn Yang T: 626 810-2400 #229 F: 626 839- 4201 / 5531	17700 Castleton St., Ste. 500 City of Industry, CA 91748 Attn: Jocelyn Yang T: 626 810-2400 #229 F: 626 839- 4201 / 5531
Fifth Third Bank	$20,000,000	38 Fountain Square Plaza MD # 109055 Cincinnati, Ohio 45263 Attn: Debra Appel T: 513 358-0150 F: 513 358-3480	38 Fountain Square Plaza MD # 109055 Cincinnati, Ohio 45263 Attn: Debra Appel T: 513 358-0150 F: 513 358-3480
Mega International Commercial Bank Co. Ltd New York Branch	$10,000,000	65 Liberty Street New York, NY 10005 Attn: Lucy Chen / Henry Shih T: 212 815-9117 / 9147 F: 212 766-5006 / 212 608-4943 / 212 608-4986	65 Liberty Street New York, NY 10005 Attn: Lucy Chen / Henry Shih T: 212 815-9117 / 9147 F: 212 766-5006 / 212 608-4943 / 212 608-4986

Alliance Term Loan Agreement

Name of Initial Lender	Commitment	Domestic Lending Office	Eurodollar Lending Office
PNC Bank, National Association	$35,000,000	500 Firstside Avenue Pittsburgh, PA 15219 Attn: Christy Roach T: 440-546-7057 F: 877-733-1128	500 Firstside Avenue Pittsburgh, PA 15219 Attn: Christy Roach T: 440-546-7057 F: 877-733-1128
Sumitomo Mitsui Banking Corporation	$10,000,000	277 Park Avenue New York, NY 10172 Attn: Arlene Hebron T: 212 224-4380 F: 212 224-4391	277 Park Avenue New York, NY 10172 Attn: Arlene Hebron T: 212 224-4380 F: 212 224-4391
Union Bank, N.A.	$30,000,000	445 S. Figueroa Street, 15th Floor Los Angeles, CA 90071 Attn: Commercial Loan Operations T: 323 720-2870 F: 800 446-9951	445 S. Figueroa Street, 15th Floor Los Angeles, CA 90071 Attn: Commercial Loan Operations T: 323 720-2870 F: 800 446-9951
U.S. Bank National Association	$15,000,000	One U.S. Bank Plaza SL-MO-T12M St. Louis, MO 63101 Attn: Barbara Campbell T: 920 237-7370 F: 920 237-7993	One U.S. Bank Plaza SL-MO-T12M St. Louis, MO 63101 Attn: Barbara Campbell T: 920 237-7370 F: 920 237-7993
Wells Fargo Bank, National Association	$30,000,000	420 Montgomery San Francisco, CA 84104 Attn: Wholesale Loan Servicing T: 1 866 647-7249 Opt. 4 F: 704 715-0099	420 Montgomery San Francisco, CA 84104 Attn: Wholesale Loan Servicing T: 1 866 647-7249 Opt. 4 F: 704 715-0099

Total:	$300,000,000

Alliance Term Loan Agreement

SCHEDULE II

Subsidiary Guarantors

1.	Alliance Resource Properties, LLC

2.	ARP Sebree, LLC

3.	Alliance Coal, LLC

4.	Alliance Design Group, LLC

5.	Alliance Land, LLC

6.	Alliance Properties, LLC

7.	Alliance Service, Inc.

8.	Matrix Design Group, LLC

9.	Backbone Mountain, LLC

10.	Excel MiniNg, LLC

11.	Gibson County Coal, LLC

12.	Gibson County Coal (South), LLC

13.	Hopkins County Coal, LLC

14.	MC Mining, LLC

15.	Mettiki Coal, LLC

16.	Mettiki Coal (WV), LLC

17.	Mt. Vernon Transfer Terminal, LLC

18.	Penn Ridge Coal, LLC

19.	Pontiki Coal, LLC

20.	River View Coal, LLC

21.	Sebree Mining, LLC

22.	Tunnel Ridge, LLC

Alliance Term Loan Agreement

23.	Warrior Coal, LLC

24.	Webster County Coal, LLC

25.	White County Coal, LLC

Alliance Term Loan Agreement

SCHEDULE 4.01(a)

Equity Interests in the Borrower

The following entities own the equity interests in the Borrower specified opposite their respective names:

Name of Owner	Percentage of limited partnership owned

Alliance Resource Partners, L.P.	98.9899% limited partner interest

Alliance Resource GP, LLC	0.01% special general partner interest

Alliance Resource Management GP, LLC	1.0001% managing general partner interest

Alliance Term Loan Agreement

SCHEDULE 4.01(b)

Subsidiaries of the Loan Parties

The following entities are Subsidiaries of the Borrower:

1.	Alliance Resource Properties, LLC, a Delaware limited liability company

The Borrower owns 100% of the limited liability company interests in Alliance Resource Properties, LLC.

2.	ARP Sebree, LLC, a Delaware limited liability company

Alliance Resource Properties, LLC owns a 100% membership interest in ARP Sebree, LLC.

3.	Alliance Coal, LLC, a Delaware limited liability company (“ALLC”)

The Borrower owns a 99.999% non-managing interest in ALLC, and Alliance Resource Management GP, LLC owns a 0.001% managing interest in ALLC.

4.	Alliance Design Group, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Alliance Design Group, LLC.

5.	Alliance Land, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Alliance Land, LLC.

6.	Alliance Properties, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Alliance Properties, LLC.

7.	Alliance Service, Inc.*, a Delaware corporation

ALLC owns 100 shares of common stock of Alliance Service, Inc., representing 100% of the issued and outstanding shares of capital stock thereof. The authorized capital stock of Alliance Service, Inc. consists of 100 shares of common stock.

8.	Matrix Design Group, LLC, a Delaware limited liability company

Alliance Service, Inc. owns a 100% membership interest in Matrix Design Group, LLC.

9.	Backbone Mountain, LLC*, a Delaware limited liability company

ALLC owns a 100% Membership Interest in Backbone Mountain, LLC.

10.	Excel Mining, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Excel Mining, LLC.

11.	Gibson County Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Gibson County Coal, LLC.

12.	Gibson County Coal (South), LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Gibson County Coal (South), LLC.

Alliance Term Loan Agreement

13.	Hopkins County Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Hopkins County Coal, LLC.

14.	MC Mining, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in MC Mining, LLC.

15.	Mettiki Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Mettiki Coal, LLC.

16.	Mettiki Coal (WV), LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Mettiki Coal (WV), LLC.

17.	Mt. Vernon Transfer Terminal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Mt. Vernon Transfer Terminal, LLC.

18.	Penn Ridge Coal LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Penn Ridge Coal, LLC.

19.	Pontiki Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Pontiki Coal, LLC.

20.	River View Coal, LLC*, a Delaware limited liability company

ALLC owns 100% membership interest in River View Coal, LLC

21.	Sebree Mining, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Sebree Mining, LLC.

22.	Tunnel Ridge, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Tunnel Ridge, LLC.

23.	Warrior Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Warrior Coal, LLC.

24.	Webster County Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in Webster County Coal, LLC.

25.	White County Coal, LLC*, a Delaware limited liability company

ALLC owns a 100% membership interest in White County Coal, LLC.

Those entities marked with an asterisk (*) are also direct Subsidiaries of ALLC. Each of the Subsidiaries is a Restricted Subsidiary. Except for ALLC, none of the Subsidiary Guarantors have Subsidiaries except for (i) Alliance Service, Inc., which has the Subsidiary identified above as Matrix Design Group, LLC, and (ii) Alliance Resource Properties, LLC, which has the Subsidiary identified above as ARP Sebree, LLC.

There are no options, warrants rights of conversion or purchase and similar rights on any of the entities listed above.

Alliance Term Loan Agreement

SCHEDULE 4.01(d)

Authorizations, Approvals, Actions, Notices and Filings

No Governmental Authorization, and no notice to or filing with, any Governmental Authority or any other third party is required in connection with the execution, delivery, recordation or filing by any Loan Party of any Transaction Document to which it is a party, or performance of the payment or repayment obligations by such Loan Party under the Loan Documents, except that the Lenders are required to become parties to the Intercreditor Agreement by executing the Instrument of Accession referenced in Section 3.01(a)(xv) of the Term Loan Agreement and deliver a copy thereof and the Term Loan Agreement to the other parties to the Intercreditor Agreement.

Alliance Term Loan Agreement

SCHEDULE 4.01(f)

Disclosed Litigation

None.

Alliance Term Loan Agreement

SCHEDULE 4.01(n)

Plans and Multiemployer Plans

Plans of Loan Parties and Controlled Affiliates

A.	Alliance Coal, LLC and Affiliates Pension Plan for Coal Employees (formerly known as MAPCO Coal Inc. and Affiliates Pension Plan for Coal Employees) (The Plan includes: Webster County Coal, LLC, White County Coal, LLC, Mettiki Coal, LLC and Mettiki Coal (WV), LLC.)

B.	There are no Multiemployer Plans.

Alliance Term Loan Agreement

SCHEDULE 4.01(o)

Environmental Disclosure

Generally:

Without in any way limiting the representations and warranties set forth in Section 4.01(o) of the Term Loan Agreement, we hereby advise you that our environmental due diligence began in March of 1999 with, among other things, a review of ten asset-specific Phase I Environmental Site Compliance, and Employee Health & Safety Assessment Reports prepared in March 1996 by the environmental consulting firm of Dames & Moore. In addition, we also reviewed a Phase II Site Investigation report concerning the Central Shop and Grapevine Shop properties associated with Hopkins County Coal, LLC, dated November 6, 1997 and prepared by Analytical Management, Inc.; an Environmental Compliance Audit report regarding Mettiki Coal Corporation (now known as Mettiki Coal, LLC), prepared by Killam Associates and dated September 21, 1998; and several reports prepared by Alliance Coal, LLC’s Manager of Environmental Affairs during various due diligence activities.

The following are the specific environmental reports we reviewed:

1.	Summary Report, Environmental and Health and Safety Due Diligence, dated March 29, 1996.

2.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Webster County Coal Corporation (now known as Webster County Coal, LLC), Dotiki Mine 1758 State route 874, Clay KY, dated March 29, 1996.

3.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -White County Coal Corporation (now known as White County Coal, LLC), Pattiki Mine, Route 1, Epworth Road, Carmi, IL, dated March 29, 1996.

4.	Phase I Environmental Site Assessment -Gibson County Reserves near Princeton, Indiana, dated March 29, 1996.

5.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Compliance Assessment -MC Mining, Inc. (now known as MC Mining, LLC). Underground Mine Complex, State Route 194 near Pikeville, KY, dated March 29, 1996.

6.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Mettiki Coal Corporation (now known as Mettiki Coal, LLC), 293 Table Rock Road, Oakland, Maryland, dated March 29, 1996.

7.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Pontiki Coal Corporation (now known as Pontiki Coal, LLC), No. 1 Underground Mine, Route 1401, Lovely, KY, dated March 29, 1996.

Alliance Term Loan Agreement

8.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Pontiki Coal Corporation (now known as Pontiki Coal, LLC), No. 2 Underground Mine, Route 1439, Lovely, KY, dated March 29, 1996.

9.	Phase I Environmental Site Assessment, Environmental Compliance Assessment and Employee Health & Safety Assessment -Mt. Vernon Coal Transfer Company (now known as Mt. Vernon Transfer Terminal, LLC), Southwind Maritime Centre, Bluff Road, Mt. Vernon, Indiana, dated March 26, 1996.

10.	Phase I Environmental Site Assessment, Andalex Resources, Inc.-Cimarron Division, Hopkins County, Kentucky, prepared by MAPCO Coal, Inc. (now known as, Alliance Coal, LLC), dated September 22, 1997.

11.	Phase II Site Investigation report concerning the Central Shop and Grapevine Shop properties associated with Andalex Resources, Inc.-Cimarron Division, prepared by Analytical Management, Inc., dated November 6, 1997.

12.	Environmental Compliance Audit of Mettiki Coal Corporation (now known as Mettiki Coal, LLC), prepared by Killam Associates and dated September 21, 1998.

13.	Phase I Environmental Site Assessment, Certain Assets of Pennyrile Coal Co., Inc. and Black Diamond Resources, Inc., Hopkins County, Kentucky, prepared by Alliance Coal, LLC, dated August 11, 1999.

14.	Phase I Environmental Site Assessment, Warrior Coal Mining Company, Warrior Coal Corporation, and Roberts Brothers Coal Co., Inc. and Certain Assets and Liabilities of Cardinal Trust, LLC, Christian Coal Corporation, and Richland Mining Co., Inc. (all such entities, the “Warrior Entities”) prepared by Alliance Coal, LLC, dated August 9, 2000, in connection with the purchase by Warrior Coal, LLC of the stock or assets of the Warrior Entities.

15.	Phase I Environmental Site Assessment Summary, Valley Camp Reserve, Wheeling, West Virginia, prepared by Alliance Coal, LLC, dated June 12, 2001.

16.	Phase I Environmental Site Assessment – Executive Summary, Lodestar Energy, Inc. – Smith Complex, Webster County, KY, prepared by Alliance Coal, LLC, dated May 2002.

17.	Phase I Environmental Site Assessment – Lodestar Energy, Inc. – Consolidation Coal Company, Uniontown/Ohio #11 and Hamilton #1 and #2 mines, Union County, KY, prepared by Alliance Coal, LLC, dated March 25, 2004.

Alliance Term Loan Agreement

18.	Phase I Environmental Site Assessment – Certain Assets of Phoenix Coal Inc identified as the Gryphon Mining Complex, Henderson and Webster Counties, KY, prepared by Alliance Coal, LLC, dated December 2009.

Part I: 4.01(o)(i):

None, except as follows: In August, 2010 the Kentucky Energy and Environment Cabinet, Department for Natural Resources issued Proposed Penalty Assessments to the Borrower’s subsidiaries, Warrior Coal, LLC and Webster County Coal, LLC on certain Notices of Non-Compliance totaling approximately $400,000. The subsidiaries contest of those violations and the proposed assessments is ongoing.

Part II: 4.01(o)(ii):

A.	Aboveground Storage Tanks

	Mine	Company

1.	Dotiki, Providence KY	Webster County Coal, LLC

2.	Pattiki, Carmi, IL	White County Coal, LLC

3.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

4.	Pontiki, Lovely, KY	Pontiki Coal, LLC

5.	MC Mining, Pikeville, KY	MC Mining, LLC

6.	Mettiki, Oakland, MD	Mettiki Coal, LLC Mettiki Coal (WV), LLC

7.	Mt. Vernon Transfer Terminal, Mt. Vernon, IN	Mt. Vernon Transfer Terminal, LLC

8.	Warrior, Hopkins, KY	Warrior Coal, LLC

9.	Gibson, Princeton, IN	Gibson County Coal, LLC

10.	Tunnel Ridge, Wheeling, WV	Tunnel Ridge, LLC

11.	River View, Uniontown, KY	River View Coal, LLC

B.	Historically Present Underground Storage Tanks

	Mine	Company

1.	MC Mining, Pikeville, KY	MC Mining, LLC

2.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

3.	Mettiki, Oakland, MD	Mettiki Coal, LLC

Alliance Term Loan Agreement

C.	De Minimis Spillage of Waste Oil

	Mine	Company

1.	Dotiki, Providence, KY	Webster County Coal, LLC

2.	Pattiki, Carmi, IL	White County Coal, LLC

3.	Hopkins County Coal, Madisonville, KY	Hopkins County Coal, LLC

4.	Pontiki, Lovely, KY	Pontiki Coal, LLC

5.	MC Mining, Pikeville, KY	MC Mining, LLC

6.	Mettiki, Oakland, MD	Mettiki Coal, LLC

7.	Mt. Vernon Transfer Terminal, Mt. Vernon, IN	Mt. Vernon Transfer Terminal, LLC

8.	Warrior, Madisonville, KY	Warrior Coal, LLC

Part III: 4.01(o)(iii)

D.	Superfund Matters

The sole Superfund matter we have identified in our due diligence relates to a matter for which MAPCO Inc./The Williams Companies, Inc., has retained responsibility stemming from a historical off-site waste disposal arrangement of its former subsidiary, Webster County Coal Corporation (now known as Webster County Coal, LLC), through the Dotiki Mine. Therefore, it is important to note that the hazardous substance releases that engendered the Superfund liability in question occurred at a third party disposal site, and not at or near an asset of the Borrower. However, in an abundance of caution, we disclose this matter, known as the Missouri Electric Works Superfund Site, which is located at Cape Girardeau, Missouri.

Due to arrangements the Dotiki Mine had made with an electrical equipment decommissioning facility, the Missouri Electric Works, for the disposal of polychlorinated-biphenyl (PCB)-containing electrical equipment, Webster County Coal Corporation was named a de minimis potentially responsible party (PRP) by the Environmental Protection Agency (EPA) after that facility became a Superfund site. Subsequently, Webster County Coal Corporation became a settling de minimis defendant and entered into a consent decree in the litigation styled United States v. Union Electric Co. et al., CIV. No. 1:92CV00078GFG (E.D. Mo.). After delays pending two appeals to the Eighth Circuit Court of Appeals, the settlement of this matter is going forward and will resolve the Superfund liability MAPCO Inc./The Williams Companies, Inc., retained on behalf of its former subsidiary, Webster County Coal Corporation, and which liability did not pass to Webster County Coal, LLC.

Alliance Term Loan Agreement

SCHEDULE 4.01(p)

Open Years

1.	The 2007 through 2009 tax years for Alliance Resource Operating Partners, L.P., Alliance Resource Management GP, LLC., Alliance Resource Partners, L.P., Alliance Coal, LLC and Alliance Service, Inc. are Open Years.

Alliance Term Loan Agreement

SCHEDULE 4.01(r)

Existing Debt

There is no Existing Debt that is not Surviving Debt.

Alliance Term Loan Agreement

SCHEDULE 4.01(s)

Surviving Debt

1.	Note Purchase Agreement, dated as of August 16, 1999 (as amended, the “1999 Note Purchase Agreement”), by and among the Borrower and each of the purchasers of the Borrower’s 8.31% senior notes due August 20, 2014 (the “1999 Senior Notes”), amortizing in years 2005 through 2014 at $18,000,000 annually, in an aggregate principal amount of $180,000,000, plus accrued interest and fees.

2.	Subsidiary Guaranty Agreement, dated as of August 16, 1999, as supplemented, issued pursuant to the 1999 Note Purchase Agreement in favor of the holders of the Borrower’s 1999 Senior Notes, in respect of the Borrower’s 1999 Senior Notes in an aggregate principal amount of $180,000,000, plus accrued interest and fees, and to which each of the following entities are a party, all of whom are Restricted Subsidiaries:

Alliance Resource Properties, LLC, ARP Sebree, LLC, Alliance Coal, LLC, Alliance Design Group, LLC, Alliance Land, LLC, Alliance Properties, LLC, Alliance Service, Inc., Matrix Design Group, LLC, Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Gibson County Coal (South), LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Penn Ridge Coal, LLC, Pontiki Coal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC, Warrior Coal, LLC, Webster County Coal, LLC and White County Coal, LLC.

3.	Note Purchase Agreement, dated as of June 28, 2008 (the “2008 Note Purchase Agreement”), by and among the Borrower and each of the purchasers of the Borrower’s (i) 6.28% Series A senior notes due June 26, 2015 (non-amortizing), in an aggregate principal amount of $205,000,000, plus accrued interest and fees, and (ii) 6.72% Series B senior notes due June 26, 2018 (non-amortizing), in an aggregate principal amount of $145,000,000, plus accrued interest and fees (such Series A senior notes and Series B senior notes, collectively, the “2008 Senior Notes”).

4.	Subsidiary Guaranty Agreement, dated as of June 28, 2008, as supplemented, issued pursuant to the 2008 Note Purchase Agreement in favor of the holders of the Borrower’s 2008 Senior Notes, in respect of the Borrower’s 2008 Senior Notes in an aggregate principal amount of $350,000,000, plus accrued interest and fees, and to which each of the following entities are a party, all of whom are Restricted Subsidiaries:

Alliance Resource Properties, LLC, ARP Sebree, LLC, Alliance Coal, LLC, Alliance Design Group, LLC, Alliance Land, LLC, Alliance Properties, LLC, Alliance Service, Inc., Matrix Design Group, LLC, Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Gibson County Coal (South), LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Penn Ridge Coal, LLC, Pontiki Coal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC, Warrior Coal, LLC, Webster County Coal, LLC and White County Coal, LLC.

Alliance Term Loan Agreement

5.	The Second Amended and Restated Credit Agreement, dated as of September 25, 2007, by and among the Borrower, the initial lenders, initial issuing banks and swingline lenders named therein, JPMorgan Chase Bank, N.A. (“JPMCB”), as paying agent, Citicorp USA, Inc. and JPMCB, as co-administrative agents, and Citigroup Global Markets Inc. and J. P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners (as amended, the “2007 Bank Credit Agreement”). The letters of credit issued pursuant to and outstanding under the 2007 Bank Credit Facility are reflected on Annex I to this Schedule and are incorporated herein by reference. Note that the aggregate outstanding amount of the letters of credit shown on Annex I ($11,573,884.00) reflects the total amount available to be drawn under such letters of credit, but does not reflect the aggregate outstanding amount of letters of credit that would be considered “Debt” as such term is defined in the Term Loan Agreement (when taking into account the $20,000,000 deductible set forth in clause (e)(ii) in the defined term “Debt”). There are no other amounts outstanding under the 2007 Bank Credit Agreement.

6.	Subsidiary Guaranty Agreement, dated as of September 25, 2007, as supplemented, issued pursuant to the 2007 Bank Credit Agreement in favor of the holders of the Agents and Lender Parties thereunder, in respect of the Guaranteed Obligations (as defined therein) to which each of the following entities are a party, all of whom are Restricted Subsidiaries:

Alliance Resource Properties, LLC, ARP Sebree, LLC, Alliance Coal, LLC, Alliance Design Group, LLC, Alliance Land, LLC, Alliance Properties, LLC, Alliance Service, Inc., Matrix Design Group, LLC, Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Gibson County Coal (South), LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Penn Ridge Coal, LLC, Pontiki Coal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC, Warrior Coal, LLC, Webster County Coal, LLC and White County Coal, LLC.

7.	RS20s Total Control Package Agreement, made and entered into on May 22, 2006, between Mettiki Coal (WV), LLC, and Joy Technologies Inc. (d/b/a Joy Mining Machinery); the aggregate outstanding amount owing or payable under this agreement is equal to $1,420,000, and a security interest in the equipment financed thereunder has been granted to Joy Technologies Inc.

Alliance Term Loan Agreement

ANNEX I

TO

SCHEDULE 4.01(s)

(Letter of Credit)

Current Letter of Credit Listing By Entity

As of 12/22/2010

Applicant	Issuing Bank	LC Amount Outstanding	Beneficiary	Facility Limit	Renewal Date	Credit Facility
Alliance Resource Operating Partners, L.P.	Bank of Oklahoma	$3,898,350.00	Travelers Casualty and Surety Company		10/16/2011	YES
	Total Bank of Oklahoma	$3,898,350.00

Alliance Resource Operating Partners, L.P.	JP Morgan Chase Bank	$650,000.00	American Powernet Management, L.P.		8/31/2011	YES
Alliance Resource Operating Partners, L.P.	JP Morgan Chase Bank	$7,025,534.00	Liberty Mutual Insurance Company		12/2/2010	YES
	Total JP Morgan Chase	$7,675,534.00

AROP TOTAL	Total	$11,573,884.00		$100,000,000

Alliance Term Loan Agreement

Annex I - 1

SCHEDULE 4.01(t)

Liens

1.	Liens on Personal Property

Entity	Personal Property Liens*

Alliance Resource Management GP, LLC	None
Alliance Resource Operating Partners, L.P.	None
Alliance Resource Properties, LLC	None

ARP Sebree, LLC	None
Alliance Coal, LLC	1 UCC on file; see attached Annex II
Alliance Design Group, LLC	None
Alliance Land, LLC	None
Alliance Properties, LLC	None
Alliance Service, Inc.	None
Matrix Design Group, LLC	None
Backbone Mountain, LLC	None

Excel Mining, LLC	2 UCCs on file; see attached Annex II
Gibson County Coal, LLC	4 UCCs on file; see attached Annex II
Gibson County Coal (South), LLC	None.

Hopkins County Coal, LLC	7 UCCs on file; see attached Annex II
MC Mining, LLC	1 UCC on file; see attached Annex II
Mettiki Coal, LLC	None

Mettiki Coal (WV), LLC	3 UCCs on file; see attached Annex II

Mt. Vernon Transfer Terminal, LLC	1 UCC on file; see attached Annex II
Penn Ridge Coal, LLC	None.

Pontiki Coal, LLC	9 UCCs on file; see attached Annex II

River View Coal, LLC	1 UCC on file; see attached Annex II
Sebree Mining, LLC	None
Tunnel Ridge, LLC	None

Warrior Coal, LLC	1 UCC on file; see attached Annex II
Webster County Coal, LLC	5 UCCs on file; see attached Annex II
White County Coal, LLC	5 UCCs on file; see attached Annex II

*	Based on lien searches conducted in the State of Delaware.

2.	Liens on Real Property

All Permitted Liens.

Alliance Term Loan Agreement

Disclosure Schedules

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Alliance Coal, LLC	IOS Capital	Delaware	2007-2234515	6/14/2007	All equipment now or hereafter leased in the equipment leasing transaction, more fully described on Product Schedule No./Agreement No. 2103372 between IOS Capital, LLC as lessor and Alliance Coal, LLC as lessee

Alliance Term Loan Agreement

Annex II - 1

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Excel Mining, LLC	DBT America, Inc.	Delaware	62359081	7/10/2006	One (1) 25M1 Continuous Miner, serial number SN157696, ordered under PO 99442
Excel Mining, LLC	DBT America, Inc.	Delaware	2007 - 2168663	6/8/2007

All Products of DBT America consigned at Van Lear Seam, Off State Rout 1439, Lovely, KY, 41231 under that certain Consignment Agreement dated July 17, 2006.

All Products of DBT America consigned at #1A Slope, Off State Route 1439, Lovely, KY 41231, under that certain Consignment Agreement dated July 13, 2006

Alliance Term Loan Agreement

Annex II - 2

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	31467573	5/9/2003	One (1) Tow Truck, and more particularly described in a Schedule A to Lease Schedule No. 35185-00008
Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	31989634 (amendment to 31467573)	7/14/2003	Collateral unchanged (amendment to change Debtor address)
Gibson County Coal, LLC	Fleet Capital Corporation	Delaware	2008-1064680 (continuation of 31467573)	2/28/2008	Collateral unchanged (continuation statement)
Gibson County Coal, LLC	Banc of America Leasing ad Capital	Delaware	31989634 (amendment to 31467573)	3/27/2008	Collateral unchanged (amendment to change Debtor name and address)

Alliance Term Loan Agreement

Annex II - 3

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	61391051	4/26/2006	One (1) 488-6 Un-A-Trac Scoop S/N 488-2605, P.O. No. 23610
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	62896140	8/18/2006	One (1) 488-6 Un-A-Trac Scoop S/N 488-2602, ordered under P.O. 23610
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	62896181	8/18/2006	One (1) 488-6 Un-A-Trac Scoop S/N 488-2603, ordered under P.O. 23610
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	63562543	10/13/2006	One (1) Pulley Assy Spiral, ordered under P.O. 30817
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	63562600	10/13/2006	One (1) Pulley Assy Spiral, ordered under P.O. 30824
Hopkins County Coal, LLC	DBT America, Inc.	Delaware	64385654	12/14/2006	One (1) Assembly Pulley 24x78, ordered under P.O. 32087, dated 8/16/2006
Hopkins County Coal, LLC	DBT America, Inc. (Additional Secured Party: Lehman Commercial Paper as Administrative Agent under that certain Credit Agreement dated 5/4/2007).	Delaware	2007 - 2168697	6/8/2007	All Products of DBT America consigned at Elk Creek Mine, 35 Frank Cos Road, Madisonville KY, 42431, under that certain Consignment Agreement dated January 1, 2007

Alliance Term Loan Agreement

Annex II - 4

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
MC Mining, LLC	DBT America, Inc.	Delaware	60942268	3/21/2006	Rebuild one (1) Dash 2 Miner (25m-2), serial number 70880176

Alliance Term Loan Agreement

Annex II - 5

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Mettiki Coal (WV), LLC	DBT America, Inc.	Delaware	63119765	9/8/2006	One (1) 488 Scoop, serial no. 488-2678, ordered under P.O. 11055
Mettiki Coal (WV), LLC	DBT America, Inc.	Delaware	2007- 1697332	5/4/2007	One (1) 488-6DM Un-A-Trac, serial no. 488-2718, ordered under P.O. 12839 (SO 198634)
Mettiki Coal (WV), LLC	Joy Technologies Inc.	Delaware	2010- 2000978	5/26/2010	Equipment and consigned inventory described in Exhibit A of RS20s Total Control Package Agreement dated May 22, 2006.

Alliance Term Loan Agreement

Annex II - 6

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Mt. Vernon Transfer Terminal, LLC	Whayne Supply Company	Delaware	43586148	12/20/2004	1 Caterpillar 980G II HL, S/N AWH01976. (Lease)

Alliance Term Loan Agreement

Annex II - 7

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Penn Ridge Coal, LLC	None	Delaware	None	None	None

Alliance Term Loan Agreement

Annex II - 8

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Pontiki Coal, LLC	Whayne Supply Company	Delaware	52460245	8/9/2005	One (1) Caterpillar D9R, serial no. ABK00606
Pontiki Coal, LLC	Whayne Supply Company	Delaware	5300386	9/28/2005	One (1) Caterpillar CS563E, serial no. CNG01370
Pontiki Coal, LLC	Whayne Supply Company	Delaware	60597427	2/20/2006	One (1) Caterpillar TH360B, serial no. SLE04819
Pontiki Coal, LLC	Whayne Supply Company	Delaware	61004977	3/24/2006	One (1) Caterpillar 320, serial no. 0PAB02068 & Machine Attachments: 1 Caterpillar 320 36” Bucket, serial no. 0RCW16238
Pontiki Coal, LLC	Whayne Supply Company	Delaware	61400456	4/26/2006	One (1) Caterpillar 980G II, serial no. AWH00863
Pontiki Coal, LLC	Whayne Supply Company	Delaware	6146584	5/2/2006	One (1) Caterpillar D8R II, serial no. 6YZ01448
Pontiki Coal, LLC	Whayne Supply Company	Delaware	64125720	11/28/2006	One (1) Caterpillar D8T, serial no. J8B00787
Pontiki Coal, LLC	Whayne Supply Company	Delaware	2007- 0825793	3/6/2007	One (1) Caterpillar BA18 Broom, serial no. 0AZN01519
Pontiki Coal, LLC	Whayne Supply Company	Delaware	2007- 1668812	5/3/2007

One (1) Caterpillar 267B, serial no. CYC00749 & Machine Attachment: 1 Caterpillar 42” Forks, serial no. 65SSFP030829

One (1) Caterpillar 267B, serial no. CYC00678 & Machine Attachment: 1 Caterpillar 72” Bucket, serial no. 65SSGP070307 and 1 Caterpillar 42” Forks, serial no. 65SSFP022927

Alliance Term Loan Agreement

Annex II - 9

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
River View Coal, LLC	Rudd Equipment Co.	Delaware	2010- 2598187	7/27/2010	Volvo Articulated Truck model A40EV sn A40EV13137

Alliance Term Loan Agreement

Annex II - 10

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Sebree Mining, LLC	Whayne Supply Company	Delaware	43586148	12/20/2004	1 Caterpillar 980G II HL, S/N AWH01976. (Lease)

Alliance Term Loan Agreement

Annex II - 11

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Tunnel Ridge, LLC	None	Delaware	None	None	None

Alliance Term Loan Agreement

Annex II - 12

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Warrior Coal, LLC	Trimble Financial Services	Delaware	2009- 1196135	4/7/2009	R8 Model 2 GNSS Rover Kit with Internal Radio, serial no. 4849161163 Carbon Fiber GPS Range Pole and Bipod TSC2, serial no. 8584C37712 TSC2 Accessory Kit

Alliance Term Loan Agreement

Annex II - 13

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
Webster County Coal, LLC	DBT America	Delaware	2007- 1038032	3/20/2007	One (1) Battery Assembly, serial no. 89-1779, ordered under P.O. 108772
Webster County Coal, LLC	DBT America	Delaware	2007- 1804425	5/14/2007	One (1) Assembly Pulley, serial no. 199568, ordered under 109779 (SO 199568)
Webster County Coal, LLC	DBT America	Delaware	2007- 2054822	6/1/2007	One (1) Carry Assembly, ordered under P.O. 112279 (SO 207448)
Webster County Coal, LLC	DBT America	Delaware	2007- 3975595	10/22/2007	One Carry Assy 5-54-35, ordered under P.O. 115440 (SO 218080)
Webster County Coal, LLC	Officeware, Inc.	Delaware	2010- 1159510	4/5/2010	1 Canon IRC5180I Copier serial no. TNF00546

Alliance Term Loan Agreement

Annex II - 14

ANNEX II

TO

SCHEDULE 4.01(t)

(Personal Property Liens)

DEBTOR	SECURED PARTY	FILING JURISDICTION	FILING NO.	FILING DATE	COLLATERAL
White County Coal, LLC	DBT America, Inc.	Delaware	63190501	9/15/2006	1 Battery Assy, serial no. 89-1507, ordered under P.O. 95350
White County Coal, LLC	DBT America, Inc.	Delaware	63562386	10/13/2006	One (1) Rigid Roof Rail, ordered under P.O. 101255
White County Coal, LLC	DBT America, Inc.	Delaware	63562477	10/13/2006	One (1) 488-6 Un-A-Trac Scoop, serial no. 488-2601, ordered under P.O. 93942
White County Coal, LLC	DBT America, Inc.	Delaware	2007- 1037794	3/20/2007	One(1) Battery Assembly, serial no. 89-1686, ordered under P.O. 103593
White County Coal, LLC	DBT America, Inc.	Delaware	2007- 1445997	4/18/2007	One (1) Assembly Pulley, ordered under P.O. 103501 (sales order 196721)

Alliance Term Loan Agreement

Annex II - 15

SCHEDULE 4.01(u)

Investments

1.	For a list of subsidiary guarantees, please see items 2, 4 and 6 on Schedule 4.01(s).

2.	For equity investments by AROP and the Restricted Subsidiaries in other subsidiaries, see Schedule 4.01(b).

3.	Each of the Restricted Subsidiaries listed on Schedule II has entered into guarantees in connection with this Term Loan Agreement, the 1999 Note Purchase Agreement, the 2008 Note Purchase Agreement and the 2007 Bank Credit Agreement.

4.	Available cash periodically invested in Cash Equivalents.

Alliance Term Loan Agreement

SCHEDULE 5.02(q)

Transactions with Affiliates

Certain Relationships And Related Transactions

As of December 31, 2009, Alliance Holdings GP, L.P. (“AHGP”) owned 15,544,169, or 42.0%, of the MLP common units and the MLP incentive distribution rights. In addition, the MLP’s general partners own, on a combined basis, an aggregate 2% general partner interest in the MLP, the Borrower and its Subsidiaries. The General Partner’s ability, as managing general partner, to control the MLP, the Borrower and its Subsidiaries together with AHGP’s ownership of 42.0% of the MLP’s common units, effectively gives the MLP's general partners the ability to veto some of the MLP’s actions and to control its management.

Managing General Partner Contribution

During 2008 and 2007, an affiliated entity controlled by Joseph W. Craft III, President, Chief Executive Officer and Director of the MLP’s managing general partner, contributed 25,898 and 50,980 AHGP common units, respectively, valued at approximately $0.6 million and $1.1 million, respectively, at the time of contribution and $0.8 million of cash for each of the years 2008 and 2007 to AHGP for the purpose of funding certain expenses associated with the MLP’s employee compensation programs. Upon AHGP’s receipt of this contribution, it immediately contributed the same to its subsidiary, the managing general partner of the MLP, which in turn contributed the same to Alliance Coal. Concurrent with this contribution, Alliance Coal distributed the 25,898 and 50,980 AHGP common units to certain employees and recognized compensation expense of $1.4 million and $1.9 million in 2008 and 2007, respectively. As provided under the MLP partnership agreement, the MLP made a special allocation to its managing general partner of certain general and administrative expenses equal to the amount of its contribution. Similar transactions involving these parties may occur from time to time in the future.

Transactions Between the MLP, the Special General Partner, SGP Land, LLC (“SGP Land”), Alliance Resource Holdings, Inc. (“ARH”), Alliance Resource Holdings II, Inc. (“ARH II”) and AHGP

Related Party Transactions

Administrative Services

In connection with the closing in 2006 of the initial public offering of common units by AHGP, the MLP entered into an administrative services agreement between the General Partner, the Borrower, AHGP, Alliance GP, LLC (the general partner AHGP) and ARH II (the indirect parent of the Special General Partner). Under such administrative services agreement, certain employees including executive officers, provide administrative services to the General Partner, AHGP, Alliance GP, LLC, ARH II and their respective affiliates. The MLP is reimbursed for services rendered by the MLP’s employees on behalf of these affiliates as provided under such administrative services agreement.

Alliance Term Loan Agreement

The MLP Agreement provides that the General Partner and its affiliates be reimbursed for all direct and indirect expenses they incur or payments they make on behalf of the MLP, including, but not limited to, management’s salaries and related benefits (including incentive compensation), and accounting, budget, planning, treasury, public relations, land administration, environmental, permitting, payroll, benefits, disability, workers’ compensation management, legal and information technology services. The General Partner may determine in its sole discretion the expenses that are allocable to the MLP.

SGP Land

On January 28, 2008, effective January 1, 2008, the Borrower’s subsidiary, Alliance Resource Properties, LLC (“Alliance Resource Properties”) acquired additional rights to approximately 48.2 million tons of coal reserves located in western Kentucky from SGP Land, a subsidiary of the Special General Partner. The purchase price was $13.3 million. At the time of the acquisition, these reserves were leased by SGP Land to the Borrower’s subsidiaries, Webster County Coal, LLC (“Webster County Coal”), Warrior Coal, LLC (“Warrior Coal”), and Hopkins County Coal, LLC (“Hopkins County Coal”), through the mineral leases and sublease agreements described below. Those mineral leases and sublease agreements were assigned to Alliance Resource Properties by SGP Land in this transaction. The recoupable balances of advance minimum royalties and other payments at the time of this acquisition, other than $0.4 million to the base lessors, are eliminated in the MLP’s consolidated financial statements as of December 31, 2009 and 2008.

In 2000, Webster County Coal entered into a mineral lease and sublease with SGP Land, requiring annual minimum royalty payments of $2.7 million, payable in advance through 2013 or until $37.8 million of cumulative annual minimum and/or earned royalty payments have been paid. Webster County Coal paid royalties of $2.7 million for the year ended December 31, 2007 and had recouped all but $3.2 million of the advance royalty payments made under the lease. As described above, this mineral lease and sublease is now with Alliance Resource Properties.

In 2001, Warrior entered into a mineral lease and sublease with SGP Land. Under the terms of the lease, Warrior paid in arrears an annual minimum royalty of $2.3 million until $15.9 million of cumulative annual minimum and/or earned royalty payments were paid. The annual minimum royalty periods expired on September 30, 2007. In 2006, Warrior’s cumulative total of annual minimum royalties and/or earned royalty payments exceeded $15.9 million, and therefore the annual minimum royalty payment of $2.3 million was no longer required. Warrior paid royalties of $1.3 million for the year ended December 31, 2007 and had recouped all advance royalty payments made in accordance with these lease terms. As described above, this mineral lease and sublease is now with Alliance Resource Properties.

In 2005, Hopkins County Coal entered into a mineral lease and sublease with SGP Land encompassing the Elk Creek reserves, and the parties also entered into a Royalty Agreement (collectively, the “Coal Lease Agreements”) in connection therewith. The Coal Lease Agreements extend through December 2015, with the right to renew for successive one-year periods for as long as Hopkins County Coal is mining within the coal field, as such term is defined in the Coal Lease Agreements. The Coal Lease Agreements provide for five annual

Alliance Term Loan Agreement

minimum royalty payments of $0.7 million beginning in December 2005. The annual minimum royalty payments, together with cumulative option fees of $3.4 million previously paid prior to December 2005 by Hopkins County Coal to SGP Land, are fully recoupable against future earned royalty payments. Hopkins County Coal paid to SGP Land advance minimum royalties and/or option fees of $0.7 million for the year ended December 31, 2007 and had recouped all but $4.4 million under the Coal Lease Agreements. As described above, this mineral lease and sublease is now with Alliance Resource Properties.

Under the terms of the mineral lease and sublease agreements described above, Webster County Coal, Warrior, and Hopkins County Coal also reimburse SGP Land for its base lease obligations. They reimbursed SGP Land $6.1 million for the year ended December 31, 2007, for the base lease obligations.

Alliance Coal, the Borrower's operating subsidiary, is party to a time sharing agreement with SGP Land concerning the use of aircraft owned by SGP Land. In accordance with the provisions of the time sharing agreement as amended, we reimbursed SGP Land $0.7 million for the year ended December 31, 2009 for use of aircraft.

In 2001, SGP Land, as successor in interest to an unaffiliated third-party, entered into an amended mineral lease with MC Mining, LLC (“MC Mining”), an indirect subsidiary of the Borrower. Under the terms of the lease, MC Mining has paid and will continue to pay an annual minimum royalty of $300,000 until $6.0 million of cumulative annual minimum and/or earned royalty payments have been paid. MC Mining paid royalties of $300,000 during the year ended December 31, 2009. As of December 31, 2009, $1,800,000 of advance minimum royalties paid under the lease is available for recoupment against future production.

Special General Partner

In 2005, Tunnel Ridge, LLC (“Tunnel Ridge”) entered into a coal lease agreement with the Special General Partner, requiring advance minimum royalty payments of $3.0 million per year. As of December 31, 2009, Tunnel Ridge had paid $15.0 million of advance minimum royalty payments pursuant to the lease. The advance royalty payments are fully recoupable against earned royalties. The lease was amended in August 2010 to add additional acreage. Tunnel Ridge also controls surface land and other tangible assets under a separate lease agreement with the Special General Partner. Under the terms of the lease agreement, Tunnel Ridge has paid and will continue to pay the SGP an annual lease payment of $0.2 million. The lease agreement has an initial term of four years, which may be extended to be coextensive with the term of the coal lease.

Gibson County Coal, LLC (“Gibson County Coal”), an indirect subsidiary of the Borrower, has a noncancelable operating lease arrangement with the SGP for the coal preparation plant and ancillary facilities at the Gibson mining complex. Under the terms of the lease, Gibson County Coal will make monthly payments of approximately $216,000 through January 2011. The conflicts committee and the board of directors of the MLP have approved extending the term of the lease through January 2017 with monthly payments of approximately $51,000.

Alliance Term Loan Agreement

The MLP has agreements with two banks to provide letters of credit in an aggregate amount of $31.0 million. At December 31, 2009, the MLP had $31.1 million in outstanding letters of credit under these agreements. The Special General Partner guarantees $5.0 million of these outstanding letters of credit.

Omnibus Agreement

Concurrent with the closing of the MLP’s initial public offering, the MLP entered into an omnibus agreement with ARH, the Special General Partner and the General Partner, which govern potential competition among the MLP and its subsidiaries, on the one hand, and the other parties to this agreement. The omnibus agreement was amended in May 2002. Pursuant to the terms of the amended omnibus agreement, ARH agreed, and caused its controlled affiliates to agree, for so long as management controls the General Partner, not to engage in the business of mining, marketing or transporting coal in the U.S., unless it first offers us the opportunity to engage in a potential activity or acquire a potential business, and the board of directors of the General Partner, with the concurrence of its conflicts committee, elects to cause the MLP to pursue such opportunity or acquisition. In addition, ARH has the ability to purchase businesses, the majority value of which is not mining, marketing or transporting coal, provided ARH offers the MLP the opportunity to purchase the coal assets following their acquisition. The restriction does not apply to the assets retained and business conducted by ARH at the closing of the MLP’s initial public offering. Except as provided above, ARH and its controlled affiliates are prohibited from engaging in activities wherein they compete directly with the MLP. In addition to its non-competition provisions, this agreement contains provisions which indemnify the MLP against liabilities associated with certain assets and businesses of ARH which were disposed of or liquidated prior to consummating the MLP’s initial public offering. In May 2006, in connection with the closing of the AHGP initial public offering, the omnibus agreement was amended to include AHGP and Alliance GP, LLC as parties to the agreement.

Alliance Term Loan Agreement

EXHIBIT A

FORM OF NOTE

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, ALLIANCE RESOURCE OPERATING PARTNERS, L.P., a Delaware limited partnership (the “Borrower”), HEREBY PROMISES TO PAY to the order of                      (the “Lender”) for the account of its Applicable Lending Office (as defined in the Term Loan Agreement referred to below) the principal amount of the Advance (as defined below) owing to the Lender by the Borrower on the Termination Date pursuant to the Term Loan Agreement dated as of December 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Lender and certain other lenders party thereto, Citibank, N.A. (“Citibank”), as Administrative Agent for the Lender and such other lenders.

The Borrower promises to pay principal installments, and interest on the unpaid principal amount of the Advance from the date of such until such principal amount is paid in full at such interest rates, and payable at such times, as are specified in the Term Loan Agreement.

Both principal and interest are payable in lawful money of the United States of America to Citibank, as Administrative Agent, at 388 Greenwich Street, New York, New York 10023 in same day funds. The Advance, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Term Loan Agreement. The Term Loan Agreement, among other things, (i) provides for the making of an advance (the “Advance”) by the Lender to the Borrower in an amount of the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from the Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

Exhibit A – Form of Note

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC, its Managing General Partner

By
Name:
Title:

Exhibit A – Form of Note

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit A – Form of Note

EXHIBIT B

FORM OF

NOTICE OF BORROWING

Citibank, N.A.,

as Administrative Agent

under the Term Loan Agreement

referred to below

[Date]

Attention:

Ladies and Gentlemen:

The undersigned, Alliance Resource Operating Partners, L.P., refers to the Term Loan Agreement dated as of December 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the terms defined therein being used herein as therein defined), among the undersigned, the Lenders party thereto, Citibank, N.A. (“Citibank”), as Administrative Agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Term Loan Agreement that the undersigned hereby requests a Borrowing under the Term Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 2.02(a) of the Term Loan Agreement:

(i) The Business Day of the Proposed Borrowing is                  ,         .

(ii) The Advances comprising the Proposed Borrowing are Base Rate Advances.

(iii) The aggregate amount of the Proposed Borrowing is $            .

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) The representations and warranties contained in each Loan Document are correct on and as of the date of the Proposed Borrowing, before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of the Proposed Borrowing, in which case, as of such specific date.

(B) No Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds therefrom.

Exhibit B – Form of Notice of Borrowing

Delivery of an executed counterpart of this Notice of Borrowing by telecopier shall be effective as delivery of an original executed counterpart of this Notice of Borrowing.

Very truly yours,

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC, its Managing General Partner

By
Name:
Title:

Exhibit B – Form of Notice of Borrowing

EXHIBIT C

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Term Loan Agreement dated as of December 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the terms defined therein, unless otherwise defined herein, being used herein as therein defined) among Alliance Resource Operating Partners, L.P., a Delaware limited partnership, as borrower, the Lenders party thereto, Citibank, N.A. (“Citibank”), as Administrative Agent for the Lenders.

Each “Assignor” referred to on Schedule 1 hereto (each, an “Assignor”) and each “Assignee” referred to on Schedule 1 hereto (each, an “Assignee”) agrees severally with respect to all information relating to it and its assignment hereunder and on Schedule 1 hereto as follows:

1. Such Assignor hereby sells and assigns, without recourse except as to the representations and warranties made by it herein, to such Assignee, and such Assignee hereby purchases and assumes from such Assignor, an interest in and to such Assignor’s rights and obligations under the Term Loan Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Facility specified on Schedule 1 hereto. After giving effect to such sale and assignment, the amount of the Advance owing to such Assignee will be as set forth on Schedule 1 hereto.

2. Such Assignor (i) represents and warrants that its name set forth on Schedule 1 hereto is its legal name, that it is the legal and beneficial owner of the interest or interests being assigned by it hereunder and that such interest or interests are free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note held by such Assignor and requests that the Administrative Agent exchange such Note for a new Note payable to the order of such Assignee in an amount equal to the principal amount of the Advance assumed by such Assignee pursuant hereto or new Notes payable to the order of such Assignee in an amount equal to the principal amount of the Advance assumed by such Assignee pursuant hereto and such Assignor in an amount equal to the principal amount of the Advance retained by such Assignor under the Term Loan Agreement, respectively, as specified on Schedule 1 hereto.

3. Such Assignee (i) confirms that it has received a copy of the Term Loan Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit

Exhibit C – Form of Assignment and Acceptance

analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Term Loan Agreement; (iii) represents and warrants that its name set forth on Schedule 1 hereto is its legal name; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Term Loan Agreement are required to be performed by it as a Lender; and (vii) attaches any U.S. Internal Revenue Service forms required under Section 2.12 of the Term Loan Agreement.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the “Effective Date”) shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto.

5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) such Assignee shall be a party to the Term Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) such Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Term Loan Agreement (other than its rights and obligations under the Loan Documents that are specified under the terms of such Loan Documents to survive the payment in full of the Obligations of the Loan Parties under the Loan Documents to the extent any claim thereunder relates to an event arising prior to the Effective Date of this Assignment and Acceptance) and, if this Assignment and Acceptance covers all of the remaining portion of the rights and obligations of such Assignor under the Term Loan Agreement, such Assignor shall cease to be a party thereto.

6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Term Loan Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal and interest with respect thereto) to such Assignee. Such Assignor and such Assignee shall make all appropriate adjustments in payments under the Term Loan Agreement and the Notes for periods prior to the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of an original executed counterpart of this Assignment and Acceptance.

Exhibit C – Form of Assignment and Acceptance

IN WITNESS WHEREOF, each Assignor and each Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

Effective Date (if other than date of acceptance by Administrative Agent):

                 ,

Assignors

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

, as Assignor
[Type or print legal name of Assignor]

By
Title:

Dated: ,

Assignees

, as Assignee
[Type or print legal name of Assignee]

By
Title:

Dated: ,

Domestic Lending Office:
Eurodollar Lending Office:
Address for Notices:

, as Assignee
[Type or print legal name of Assignee]

By
Title:

Dated: ,

Domestic Lending Office:
Eurodollar Lending Office:
Address for Notices:

Exhibit C – Form of Assignment and Acceptance

Accepted [and Approved1 ] this
day of ,

CITIBANK, N.A., as Administrative Agent

By
Title:

[2] [Approved this day of ,

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC,
its Managing General Partner

By
Name:
Title:]

[1]	Required if the Eligible Assignee is not a Lender or an Affiliate of a Lender.
[2]	Required so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment.

Exhibit C – Form of Assignment and Acceptance

SCHEDULE 1

to

ASSIGNMENT AND ACCEPTANCE

ASSIGNORS
Percentage interest assigned		%		%		%		%		%
Outstanding principal amount of Advance assigned	$		$		$		$		$
Principal amount of Note payable to Assignor	$		$		$		$		$

ASSIGNEES
Percentage interest assumed		%		%		%		%		%
Outstanding principal amount of Advance assumed	$		$		$		$		$
Principal amount of Note payable to Assignee	$		$		$		$		$

Exhibit C – Form of Assignment and Acceptance

EXHIBIT D

SUBSIDIARY GUARANTY

Dated as of December 29, 2010

From

THE GUARANTORS NAMED HEREIN

and

THE ADDITIONAL GUARANTORS REFERRED TO HEREIN

as Guarantors

in favor of

THE ADMINISTRATIVE AGENT AND THE LENDERS REFERRED TO IN

THE TERM LOAN AGREEMENT REFERRED TO HEREIN

Exhibit D – Form of Subsidiary Guaranty

T A B L E O F C O N T E N T S

Exhibit A – Guaranty Supplement

Exhibit D – Form of Subsidiary Guaranty

SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY dated as of December 29, 2010 made by the Persons listed on the signature pages hereof under the caption “Subsidiary Guarantors” and the Additional Guarantors (as defined in Section 8(b)) (such Persons so listed and the Additional Guarantors being, collectively, the “Guarantors” and, individually, each a “Guarantor”) in favor of the Lenders and the Administrative Agent (each as defined in the Term Loan Agreement referred to below).

PRELIMINARY STATEMENT. Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Borrower”), is party to a Term Loan Agreement dated as of December 29, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; the capitalized terms defined therein and not otherwise defined herein being used herein as therein defined) with certain Lenders party thereto and Citibank, N.A. (“Citibank”), as Administrative Agent for such Lenders. Each Guarantor may receive, directly or indirectly, a portion of the proceeds of the Advances under the Term Loan Agreement and will derive substantial direct and indirect benefits from the transactions contemplated by the Term Loan Agreement. It is a condition precedent to the making of Advances by the Lenders under the Term Loan Agreement that each Guarantor shall have executed and delivered this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances under the Term Loan Agreement, each Guarantor, jointly and severally with each other Guarantor, hereby agrees as follows:

Section 1. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any Lender in enforcing any rights under this Guaranty or any other Loan Document. To the extent permitted by law, without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

(b) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law (as hereinafter defined), the

Exhibit D – Form of Subsidiary Guaranty

2

Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the Lenders and the Guarantors hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means any proceeding of the type referred to in Section 6.01(f) of the Term Loan Agreement or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

(c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty, such Guarantor will contribute, subject to Section 1(b) hereof and to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Administrative Agent and the Lenders under or in respect of the Loan Documents.

Section 2. Guaranty Absolute. To the extent permitted by law, each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. To the extent permitted by law, the Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. To the extent permitted by law, the liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

(c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

Exhibit D – Form of Subsidiary Guaranty

3

(d) any manner of application of any collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

(e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

(f) any failure of the Administrative Agent or any Lender to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such Lender (each Guarantor waiving any duty on the part of the Administrative Agent and the Lenders to disclose such information);

(g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement (as hereinafter defined) or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

(h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any Lender that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

Section 3. Waivers and Acknowledgments. (a) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

(b) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

(c) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any Lender that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration,

Exhibit D – Form of Subsidiary Guaranty

4

contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Guaranteed Obligations of such Guarantor hereunder.

(d) To the extent permitted by law, each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by the Administrative Agent or such Lender.

(e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 2 and this Section 3 are knowingly made in contemplation of such benefits.

Section 4. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, except as provided in Section 1(c) above, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any Lender against the Borrower, any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Administrative Agent and the Lenders, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor shall make payment to the Administrative Agent or any Lender of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent and the Lenders will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

Exhibit D – Form of Subsidiary Guaranty

5

Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by any Guarantor to or for the account of the Administrative Agent or any Lender under or in respect of this Guaranty or any other Loan Document shall be made, in accordance with Section 2.11 of the Term Loan Agreement or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future Taxes. If any Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable under or in respect of this Guaranty or any other Loan Document to the Administrative Agent or any Lender, (i) the sum payable by such Guarantor shall be increased as may be necessary so that after such Guarantor and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 5), the Administrative Agent or such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Guarantor shall make all such deductions and (iii) such Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, each Guarantor agrees to pay any present or future Other Taxes that arise from any payment made by or on behalf of such Guarantor under or in respect of this Guaranty or any other Loan Document or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Guaranty and the other Loan Documents.

(c) Each Guarantor will indemnify the Administrative Agent and Lender for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 5, imposed on or paid by the Administrative Agent or such Lender and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such Lender makes written demand therefor.

(d) The obligations of each Guarantor under this Section are subject in all respects to the limitations, qualifications and satisfaction of conditions set forth in Section 2.12 of the Term Loan Agreement. Without limitation of the foregoing, the Lenders are subject to the obligations set forth in Section 2.12 of the Term Loan Agreement to the same extent as if set forth herein.

Section 6. Representations and Warranties. Each Guarantor hereby makes each representation and warranty made in the Loan Documents by the Borrower with respect to such Guarantor and each Guarantor hereby further represents and warrants that such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty and each other Loan Document to which it is or is to be a party, and such Guarantor has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

Section 7. Covenants. Each Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, such Guarantor will perform and observe, and cause each of its Subsidiaries to perform and observe, all of the terms, covenants and agreements set forth in the Loan Documents on its or their part to be performed or observed or that the Borrower has agreed to cause such Guarantor or such Subsidiaries to perform or observe.

Exhibit D – Form of Subsidiary Guaranty

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Section 8. Amendments, Guaranty Supplements, Etc. (a) Except for any Guaranty Supplement delivered pursuant to Section 8(b), no amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Administrative Agent and Lenders (other than any Lender that is, at such time, a Defaulting Lender), (a) reduce or limit the obligations of any Guarantor hereunder, release any Guarantor hereunder or otherwise limit any Guarantor’s liability with respect to the Guaranteed Obligations owing to the Administrative Agent and the Lenders under or in respect of the Loan Documents, (b) postpone any date fixed for payment hereunder or (c) change the number of Lenders or the percentage of (x) the Commitments or (y) the aggregate unpaid principal amount of the Advances, that, in each case, shall be required for the Administrative Agent and Lenders or any of them to take any action hereunder.

(b) Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Guaranty Supplement”), (i) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a “Subsidiary Guarantor” shall also mean and be a reference to such Additional Guarantor, and (ii) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document to the “Subsidiary Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied, e-mailed or delivered to it, if to any Guarantor, addressed to it in care of the Borrower at the Borrower’s address specified in Section 8.02 of the Term Loan Agreement, if to the Administrative Agent or any Lender, at its address specified in Section 8.02 of the Term Loan Agreement, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telecopied, e-mailed or delivered be effective when deposited in the mails, transmitted by telecopier or e-mailed, respectively. Delivery by telecopier of an executed counterpart of a signature page to any amendment or waiver of any provision of this Guaranty or of any Guaranty Supplement to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Exhibit D – Form of Subsidiary Guaranty

7

Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Term Loan Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, the Administrative Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, such Lender or such Affiliate to or for the credit or the account of any Guarantor against any and all of the Obligations of such Guarantor now or hereafter existing under the Loan Documents, irrespective of whether the Administrative Agent or such Lender shall have made any demand under this Guaranty or any other Loan Document and although such Obligations may be unmatured. The Administrative Agent and each Lender agrees promptly to notify such Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, such Lender and their respective Affiliates may have.

Section 12. Indemnification. (a) Without limitation on any other Guaranteed Obligations of any Guarantor or remedies of the Administrative Agent and Lenders under this Guaranty, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent and Lender and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an “Indemnified Party”) from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

(b) Each Guarantor hereby also agrees that none of the Indemnified Parties shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

(c) Without prejudice to the survival of any of the other agreements of any Guarantor under this Guaranty or any of the other Loan Documents, the agreements and obligations of each Guarantor contained in Section 1(a) (with respect to enforcement expenses), the last sentence of Section 2, Section 5 and this Section 12 shall survive the payment in full of the Guaranteed Obligations and all of the other amounts payable under this Guaranty.

Exhibit D – Form of Subsidiary Guaranty

8

Section 13. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 13:

(a) Prohibited Payments, Etc. Except during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

(b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Administrative Agent and Lenders shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding (“Post Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.

(c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Administrative Agent and the Lenders and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

(d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

Exhibit D – Form of Subsidiary Guaranty

9

Section 14. Continuing Guaranty; Assignments under the Term Loan Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Lenders and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, the Administrative Agent or any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Term Loan Agreement (including, without limitation, all or any portion of the Advance owing to it and the Note held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Administrative Agent or such Lender herein or otherwise, in each case as and to the extent provided in Section 8.07 of the Term Loan Agreement. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Administrative Agent and the Lenders.

Section 15. Execution in Counterparts. This Guaranty and each amendment, waiver and consent with respect hereto may be executed in any number of counterparts and by different parties thereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Guaranty by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty.

Section 16. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Guarantor agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty or any other Loan Document in the courts of any jurisdiction.

(c) Each Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

Exhibit D – Form of Subsidiary Guaranty

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(d) EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Exhibit D – Form of Subsidiary Guaranty

11

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by or on its behalf as of the date first above written.

ALLIANCE COAL, LLC

By:
Name:
Title:

ALLIANCE RESOURCE PROPERTIES, LLC
APR SEBREE, LLC
ALLIANCE DESIGN GROUP, LLC
ALLIANCE LAND, LLC
ALLIANCE PROPERTIES, LLC
ALLIANCE SERVICE, INC.
MATRIX DESIGN GROUP, LLC
BACKBONE MOUNTAIN, LLC
EXCEL MINING, LLC
GIBSON COUNTY COAL, LLC
GIBSON COUNTY COAL (SOUTH), LLC
HOPKINS COUNTY COAL, LLC
MC MINING, LLC
METTIKI COAL, LLC
METTIKI COAL (WV), LLC
MT. VERNON TRANSFER TERMINAL, LLC
PENN RIDGE COAL, LLC
PONTIKI COAL, LLC
RIVER VIEW COAL, LLC
SEBREE MINING, LLC
TUNNEL RIDGE, LLC
WARRIOR COAL, LLC
WEBSTER COUNTY COAL, LLC
WHITE COUNTY COAL, LLC

By:
Name:
Title:

Exhibit D – Form of Subsidiary Guaranty

Exhibit A

To The Subsidiary Guaranty

FORM OF SUBSIDIARY GUARANTY SUPPLEMENT

                 ,

Citibank, N.A., as Administrative Agent

16115 Brett Road, Building #3

New Castle, DE 19720

Attention:

Term Loan Agreement dated as of December 29, 2010 among Alliance Resource Operating Partners, L.P., a Delaware limited partnership, the Lenders party thereto and Citibank, N.A. (“Citibank”), as Administrative Agent for such Lenders (the “Term Loan Agreement”).

Ladies and Gentlemen:

Reference is made to the above-captioned Term Loan Agreement and to the Subsidiary Guaranty referred to therein (such Subsidiary Guaranty, as in effect on the date hereof and as it may hereafter be amended, supplemented or otherwise modified from time to time, together with this Guaranty Supplement, being the “Subsidiary Guaranty”). The capitalized terms defined in the Subsidiary Guaranty or in the Term Loan Agreement and not otherwise defined herein are used herein as therein defined.

Section 1. Guaranty; Limitation of Liability. (a) The undersigned hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premium, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the “Guaranteed Obligations”), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or Lender in enforcing any rights under this Guaranty Supplement, the Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, the undersigned’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any Lender under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

Exhibit D – Form of Subsidiary Guaranty

2

(b) The undersigned, and by its acceptance of this Guaranty Supplement, the Administrative Agent and each Lender, hereby confirms that it is the intention of all such Persons that this Guaranty Supplement, the Subsidiary Guaranty and the Guaranteed Obligations of the undersigned hereunder and thereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty Supplement, the Subsidiary Guaranty and the Obligations of the undersigned hereunder and thereunder. To effectuate the foregoing intention, the undersigned and, by its acceptance of this Guaranty Supplement, the Administrative Agent and each Lender, hereby irrevocably agrees that the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of the undersigned under this Guaranty Supplement and the Subsidiary Guaranty not constituting a fraudulent transfer or conveyance.

(c) The undersigned hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to the Administrative Agent or any Lender under this Guaranty Supplement, the Subsidiary Guaranty or any other guaranty, the undersigned will contribute, to the maximum extent permitted by applicable law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Administrative Agent and Lenders under or in respect of the Loan Documents.

Section 2. Obligations Under the Guaranty. The undersigned hereby agrees, as of the date first above written, to be bound as a Guarantor by all of the terms and conditions of the Subsidiary Guaranty to the same extent as each of the other Guarantors thereunder. The undersigned further agrees, as of the date first above written, that each reference in the Subsidiary Guaranty to an “Additional Guarantor” or a “Guarantor” shall also mean and be a reference to the undersigned, and each reference in any other Loan Document to a “Subsidiary Guarantor” or a “Loan Party” shall also mean and be a reference to the undersigned.

Section 3. Representations and Warranties. The undersigned hereby makes each representation and warranty set forth in Section 6 of the Subsidiary Guaranty to the same extent as each other Guarantor.

Section 4. Delivery by Telecopier. Delivery of an executed counterpart of a signature page to this Guaranty Supplement by telecopier shall be effective as delivery of an original executed counterpart of this Guaranty Supplement.

Section 5. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. (a) This Guaranty Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

(b) The undersigned hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or any federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and the undersigned hereby irrevocably and

Exhibit D – Form of Subsidiary Guaranty

3

unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The undersigned agrees that a final judgment in any such action or proceeding, to the extent permitted by law, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty Supplement or the Subsidiary Guaranty or any other Loan Document shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any other jurisdiction.

(c) The undersigned irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty Supplement, the Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. The undersigned hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d) THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

Very truly yours,

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exhibit D – Form of Subsidiary Guaranty

EXHIBIT E

FORM OF SOLVENCY CERTIFICATE

ALLIANCE RESOURCE OPERATING PARTNERS, L.P. (the “Borrower”), a limited partnership organized under the laws of Delaware, hereby certifies that the person executing this Solvency Certificate, Brian L. Cantrell, is the Chief Financial Officer (or person performing a similar function) of the Borrower and that such officer (or such person) is duly authorized to execute this Solvency Certificate, which is hereby delivered on behalf of the Borrower and its Subsidiaries pursuant to Section 3.01(a)(ix) of the Term Loan Agreement dated as of December     , 2010 (as amended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrower, the Initial Lenders party thereto, CITIBANK, N.A. (“Citibank”), as Administrative Agent for the Lenders thereunder, and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner.

The Borrower further certifies that such officer (or such person) is generally familiar with the properties, businesses and assets of the Borrower and its Subsidiaries and has carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, has reviewed such other documentation and information and has made such investigation and inquiries as the Borrower and such officer deem necessary and prudent therefor. The Borrower further certifies that the financial information and assumptions that underlie and form the basis for the representations and certifications made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

The Borrower has entered into the Term Loan Agreement, under which the Borrower intends to borrow up to $300,000,000 for general corporate business or working capital purposes of the Borrower and its Subsidiaries, as set forth in the Term Loan Agreement.

To secure the payment of the Obligations of the Loan Parties under and in respect of the Loan Documents, each Subsidiary Guarantor is unconditionally and irrevocably guaranteeing all of the Obligations of each of the other Loan Parties under and in respect of the Loan Documents pursuant to the terms of the Subsidiary Guaranty, subject to the limitations set forth therein.

The Borrower understands that the Administrative Agent and the Lenders are relying upon the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

The Borrower hereby further certifies that:

1. The Borrower has reviewed the projected Consolidated balance sheets, income statements and statements of cash flows of the Loan Parties prepared by its management, including projected balance sheets, income statements and statements of cash flows of the Borrower and its Subsidiaries on an annual basis for each of its Fiscal Years through the

Exhibit E – Form of Solvency Certificate

2

Termination Date (collectively, the “Projected Financial Statements”), which were prepared on the basis of the estimates and assumptions stated therein, a copy of which Projected Financial Statements were furnished to the Administrative Agent and the Lenders. The Borrower believes that the Projected Financial Statements were prepared in good faith and represent a reasonable estimate of its future financial performance and the future financial performance of its Subsidiaries and are reasonable in light of the business conditions existing on the date hereof. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the other transactions contemplated by the Term Loan Agreement and the other Transaction Documents, the fair value of the property and assets of each of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of each of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, respectively.

2. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the execution of the Transaction Documents, the present fair saleable value of the property and assets of each of the Borrower, individually, and of the property and assets of the Borrower and its Subsidiaries, taken as a whole, exceeds the amount that will be required to pay the probable liabilities of the Borrower, individually, and of the Borrower and its Subsidiaries, taken as a whole, respectively, on its or their debts as they become absolute and matured.

3. On the date hereof, immediately before and immediately after giving effect to the consummation of the Transaction and the execution of the Transaction Documents, neither the Borrower, individually, nor the Borrower and its Subsidiaries, taken as a whole, is engaged in business or in a transaction, or is about to engage in business or in a transaction, for which its or their property and assets would constitute unreasonably small capital.

4. The Borrower does not intend or believe that it, either individually or together with its Subsidiaries, taken as a whole, will incur debts and liabilities that will be beyond its or their ability to pay such debts or liabilities as they mature.

5. The Borrower does not intend, in consummating the Transaction and the execution of the Transaction Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower, as the case may be, is or, on or after the date hereof, will become indebted.

6. In reaching the conclusions set forth in this Solvency Certificate, the Borrower has considered, among other things:

(a) the cash and other current assets of the Borrower and its respective Subsidiaries reflected in the financial statements delivered to the Administrative Agent and the Lenders;

(b) all of the unliquidated and contingent liabilities of the Borrower and its Subsidiaries, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower or any of

Exhibit E – Form of Solvency Certificate

3

its Subsidiaries or any of their respective property and assets and, in so doing, the Borrower has computed the amount of each such unliquidated or contingent liability as the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability;

(c) all of the obligations and liabilities of the Borrower and its Subsidiaries, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent, including, without limitation, any claims arising out of pending or, to the best knowledge of the undersigned, threatened litigation against the Borrower or any of its Subsidiaries or any of their respective property and assets;

(d) historical and anticipated growth in the sales volume of the Borrower and its Subsidiaries and in the income stream generated by the Borrower and its Subsidiaries as reflected in, among other things, the cash flow statements comprising part of the Projected Financial Statements;

(e) the customary sales terms and the trade payables and other accounts payable of the Borrower and its Subsidiaries;

(f) the amount of the credit extended by suppliers and to customers of the Borrower and its Subsidiaries;

(g) the amortization requirements set forth in the Term Loan Agreement and the anticipated interest payable on the Advances made from time to time under the Term Loan Agreement;

(h) the level of capital of the Borrower and its Subsidiaries and, to the extent that the Borrower has knowledge thereof, other entities engaged in the same or a similar business as the businesses of the Borrower and its Subsidiaries; and

(i) the Projected Financial Statements.

Delivery of an executed signature page to this Solvency Certificate by telecopier shall be effective as delivery of an original executed copy hereof.

Exhibit E – Form of Solvency Certificate

4

IN WITNESS WHEREOF, the Chief Financial Officer (or person performing a similar function) of the Borrower has executed this Solvency Certificate in his corporate capacity and on behalf of the Borrower and its Subsidiaries this      day of December, 2010.

ALLIANCE RESOURCE OPERATING PARTNERS, L.P.

		By:	ALLIANCE RESOURCE MANAGEMENT GP, LLC, its Managing General Partner
By:
Name:	Brian Cantrell
Title:	Chief Financial Officer

Exhibit E – Form of Solvency Certificate

EXHIBIT F-1

FORM OF OPINION OF COUNSEL TO THE LOAN PARTIES

December 29, 2010

Citibank, N.A., as Administrative Agent,

    and the Initial Lenders under

    the Term Loan Agreement Referred to Below

c/o Citibank, N.A.

388 Greenwich Street, 21st Floor

New York, New York 10013

$300,000,000 Term Loan Agreement

Alliance Resource Operating Partners, L.P.

Ladies and Gentlemen:

We have acted as counsel to Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Borrower”), Alliance Resource Management GP, LLC, a Delaware limited liability company (the “MGP”), Alliance Resource Properties, LLC, a Delaware limited liability company (“ARPLLC”) and a direct, wholly-owned subsidiary of the Borrower, ARP Sebree, LLC, a Delaware limited liability company (“ARP Sebree”) and a direct, wholly-owned subsidiary of ARPLLC, Alliance Coal, LLC, a Delaware limited liability company (the “Operating Subsidiary”), and the following direct or indirect subsidiaries of the Operating Subsidiary: (i) Alliance Service, Inc., a Delaware corporation, and (ii) Alliance Design Group, LLC, Alliance Land, LLC, Alliance Properties, LLC, Matrix Design Group, LLC, Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Gibson County Coal (South), LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Penn Ridge Coal, LLC, Pontiki Coal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC, Warrior Coal, LLC, Webster County Coal, LLC and White County Coal, LLC, each a Delaware limited liability company (each such subsidiary a “Second Tier Subsidiary Guarantor”; ARPLLC, APR Sebree, the Operating Subsidiary and each Second Tier Subsidiary Guarantor are referred to herein as, collectively, the “Subsidiary Guarantors” and, individually, a “Subsidiary Guarantor”), in connection with the Term Loan Agreement, dated as of December 29, 2010 (the “Term Loan Agreement”), among the Borrower, the Initial Lenders thereunder, Citibank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (the “Lead Arranger”). This opinion is being delivered to the Administrative Agent and the Initial Lenders pursuant to Section 3.01(a)(xii) of the Term Loan Agreement. Capitalized terms used herein without definition shall have the meanings assigned to them in the Term Loan Agreement.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

In connection with rendering the opinion set forth herein, we have examined and relied on originals or copies of the following documents:

(a) the Term Loan Agreement;

(b) each of the Notes, dated the date hereof, executed by the Borrower in favor of the respective Initial Lenders (the “Notes”);

(c) the Subsidiary Guaranty, dated as of the date hereof, executed by the Subsidiary Guarantors in favor of the Administrative Agent and the Initial Lenders (the “Subsidiary Guaranty”); and

(d) the Fee Letter, dated November 23, 2010, from the Lead Arranger and accepted and agreed to by the Borrower.

The documents referred to in clauses (a) through (d) above are referred to herein as, collectively, the “Loan Documents” and, individually, a “Loan Document”. The MGP, the Borrower and the Subsidiary Guarantors are sometimes referred to herein as, collectively, the “Alliance Parties” and, individually, an “Alliance Party”.

In connection with the opinion expressed herein, we have also examined and relied on originals or copies of:

(i) the Certificate of Formation of the MGP, and the Amended and Restated Operating Agreement of the MGP, as amended (the “MGP Charter Documents”);

(ii) the Certificate of Limited Partnership of the Borrower, as amended, and the Amended and Restated Agreement of Limited Partnership of the Borrower, as amended (the “AROP Charter Documents”);

(iii) the several Limited Liability Company Operating Agreements and Certificates of Formation, as amended or amended and restated as the case may be, of the Subsidiary Guarantors (other than Alliance Service, Inc.), and the Certificate of Incorporation and by-laws of Alliance Service, Inc. (collectively, the “Guarantor Charter Documents” and, together with the MGP Charter Documents and the AROP Charter Documents, the “Charter Documents”);

(iv) resolutions of the Board of Directors of the MGP, in its capacity as the managing general partner of the Borrower and the managing member of the Operating Subsidiary, adopted in connection with the transactions contemplated by the Loan Documents;

Citibank, N.A. and

The Initial Lenders

December 29, 2010

(v) resolutions of the Board of Directors of ARPLLC, ARP Sebree and each Second Tier Subsidiary Guarantor, adopted in connection with the transactions contemplated by the Loan Documents;

(vi) the MLP Agreement; and

(vii) the Material Contracts (as defined in Paragraph 7 below).

The documents referred to in clauses (i) through (v) above are referred to herein as, collectively, the “Constitutive Agreements” and, individually, a “Constitutive Agreement”.

In rendering the opinions expressed below, we have also assumed, without independent investigation, the following:

(A) except to the extent set forth in the opinions expressed in Paragraphs 1, 2 and 3 below as to the Alliance Parties, each party to a Charter Document is duly organized or formed, validly existing and in good standing under the laws of its respective jurisdiction of organization, incorporation or formation;

(B) except to the extent set forth in the opinions expressed in Paragraphs 1, 2 and 3 below as to the Alliance Parties, each party to each Loan Document is duly organized or formed, validly existing and, as applicable, in good standing under the laws of its respective jurisdiction of organization, incorporation or formation;

(C) except to the extent set forth in the opinions expressed in Paragraphs 1, 2, 3 and 5 below as to the Alliance Parties, each party to a Charter Document has full power, authority and legal right (corporate, partnership or limited liability company, as the case may be, and other), and has obtained all requisite third party and governmental consents, authorizations and approvals, and made all registrations and filings, necessary to execute and deliver, and perform its obligations under, each such Charter Document to which it is a party, as the case may require;

(D) except to the extent set forth in the opinions expressed in Paragraphs 1, 2, 3 and 5 below as to the Alliance Parties, each party to each Loan Document has full power, authority and legal right (corporate, partnership or limited liability company, as the case may be, and other), and has obtained all requisite third party and governmental consents, authorizations and approvals, and made all registrations and filings, necessary to execute and deliver, and perform its obligations under, each Loan Document to which it is a party;

Citibank, N.A. and

The Initial Lenders

December 29, 2010

(E) the Charter Documents and, except to the extent set forth in the opinions expressed in Paragraph 5 below as to the Alliance Parties, the Loan Documents, and all signatories thereto, have been duly authorized, and the Charter Documents and (except as aforesaid) the Loan Documents have been duly executed and delivered;

(F) each Charter Document and, except to the extent set forth in the opinions expressed in Paragraph 6 below as to the Alliance Parties, the Loan Documents, and all signatories thereto, constitute the legal, valid and binding obligations of all Persons parties thereto, enforceable against such Persons in accordance with their respective terms;

(G) the execution, delivery and performance of the Charter Documents did not and, except to the extent set forth in the opinions expressed in Paragraphs 7 and 8 below as to the Alliance Parties, the execution, delivery and performance of the Loan Documents do not and will not, violate, or require any consent under, any law, rule, regulation, consent, order, writ, injunction or decree, or any agreement, indenture or other contractual restriction, applicable to any Person party thereto;

(H) the legal capacity of all natural persons executing documents, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, other than the signatures of the officers of the Alliance Parties on the Loan Documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies;

(I) that all statutes, judicial and administrative decisions, and rules and regulations of governmental agencies applicable to this opinion (be they federal or state, as the case may be) are generally available to lawyers practicing in the State of New York and are in a format that makes legal research reasonably feasible; and

(J) that there has not been any mutual mistake of fact or misunderstanding, fraud, duress or undue influence, that the conduct of the parties complies with any test of good faith or fairness required by law, and that the conduct of the parties complies with all applicable fiduciary duties.

In rendering this opinion, we have also examined and relied, without independent investigation, upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Documents, on certificates of the Alliance Parties, upon information

Citibank, N.A. and

The Initial Lenders

December 29, 2010

available from public officials and upon such records, documents, certificates and other instruments, and have made such other investigations, as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. Due Formation and Authority of the MGP. The MGP is a limited liability company duly formed, validly existing and in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”), with all necessary limited liability company power and authority to act as the managing general partner of the Borrower and the managing member of the Operating Subsidiary and to execute and deliver, in its capacity as the managing general partner of and on behalf of the Borrower, the Loan Documents to which the Borrower is a party.

2. Due Formation of the Borrower. The Borrower is a limited partnership duly formed, validly existing and in good standing under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).

3. Due Organization of Each Subsidiary Guarantor. Each Subsidiary Guarantor (other than Alliance Service, Inc.) is a limited liability company duly formed, validly existing and in good standing under the Delaware LLC Act. Alliance Service, Inc. is a corporation duly incorporated, validly existing and in good standing under the Delaware General Corporation Law (the “DGCL”).

4. Foreign Qualifications. Each Alliance Party is duly registered or qualified, as the case may be, as a foreign limited partnership, foreign limited liability company or foreign corporation, as the case may be, in the jurisdictions appearing opposite the name of such Alliance Party as set forth on Schedule I hereto.

5. Authorization, Execution and Delivery by Alliance Parties. Each Alliance Party (a) has the requisite limited partnership, limited liability company or corporate power and authority, as the case may be, to execute and deliver the Loan Documents to which it is a party, to perform its obligations thereunder and to consummate the transactions contemplated thereby, (b) has taken all necessary limited partnership, limited liability company or corporate action necessary to authorize the execution, delivery and performance of the Loan Documents to which it is a party and (c) has duly executed and delivered each Loan Document to which it is a party.

6. Enforceability of Certain Loan Documents. Each Loan Document to which an Alliance Party is a party constitutes the legal, valid and binding obligation of such Alliance Party, enforceable against such Alliance Party in accordance with its terms.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

7. No Conflicts. The execution and delivery by each of the Alliance Parties of each Loan Document to which it is a party do not, and the performance by each of the Alliance Parties of its obligations thereunder will not, breach or result in a default under, or result in or require the creation or imposition of any Lien upon any property of any Alliance Party under, (a) any United States federal or New York law, rule or regulation applicable to it, (b) the Constitutive Documents of such Alliance Party or the MLP Agreement or (c) (i) any of the Second Amended and Restated Credit Agreement, dated as of September 25, 2007, as amended by Letter Amendment No. 1, dated as of June 26, 2008, Amendment No. 2, dated as of September 30, 2009, and that certain Consent, dated as of September 16, 2010, among the Borrower, the banks, issuing banks and swing line bank named therein, JPMorgan Chase Bank, N.A., as paying agent, Citicorp USA, Inc. and JPMorgan Chase Bank, N.A., as co-administrative agents, and Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint bookrunners, the 1999 Note Purchase Agreement or the 2008 Note Purchase Agreement (such financing agreements, the “Material Contracts”) or (ii) any order, writ, judgment, injunction, decree, determination or award, if any, binding on or affecting an Alliance Party and set forth on Exhibit A of the Judgment Certificate referred to in Paragraph H below.

8. No Consents, Approvals and Authorizations. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required for the due execution and delivery by the Alliance Parties of the Loan Documents to which they are parties or for the consummation by the Alliance Parties of the transactions contemplated thereby or the exercise of rights or remedies by the Administrative Agent or any Lender of its rights under any Loan Document, except for such consents, approvals, orders and authorizations of, and registrations, declarations or filings with, such Government Authorities which, if not given, obtained or made, would not, individually or collectively, be reasonably likely to have a Material Adverse Effect. No consent or approval of or filing with, or notice to, any third party to any Material Contract is required for the due execution and delivery by the Alliance Parties of the Loan Documents to which they are parties and for the consummation by the Alliance Parties of the transactions contemplated thereby or the exercise of rights or remedies by the Administrative Agent or any Lender under any Loan Document.

9. Investment Company Act. None of the Borrower or any Subsidiary Guarantor is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Without limiting our reliance on the assumptions and statements set forth above, the foregoing opinions are subject to the following additional exceptions, qualifications and limitations:

A. In expressing the opinions in Paragraphs 1, 2 and 3 above as to the good standing and valid existence of each Alliance Party, we have relied, without independent investigation, solely on separate certificates of the Secretary of State of the State of Delaware dated within twelve (12) business days of the date hereof, and such opinions are expressed herein only as of the date of such certificates.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

B. In expressing the opinions in Paragraph 4 above as to the registration or qualification of each Alliance Party as a foreign limited partnership, limited liability company or corporation, as the case may be, in the jurisdictions listed opposite such Alliance Party’s name on Schedule I hereto, we have relied, without independent investigation, solely on separate certificates of the Secretaries of State (or officers performing a similar function) of such jurisdictions dated within twelve (12)) business days of the date hereof, and such opinions are expressed herein only as of the date of such certificates.

C. The opinions expressed in Paragraph 6 above are subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium or other laws of general application referring to or affecting the enforcement of creditors’ rights and remedies generally, (ii) general equitable principles (including, without limitation, principles of good faith, fair dealing, materiality and reasonableness) and by public policies of the State of New York or the United States of America, and (iii) the limitation that certain waivers contained in the Loan Documents may be unenforceable in whole or in part under applicable laws (including judicial decisions), but that, in our opinion, the inclusion of such waivers does not affect the validity as against the Alliance Parties of the Loan Documents as a whole. Without limiting the generality of our qualifications set forth in this Paragraph C, we express no opinion as to the applicability to, or effect upon, any obligations of any Subsidiary Guarantors under the Subsidiary Guaranty, or any action taken or to be taken pursuant to the Subsidiary Guaranty, of Section 548 of the United States Bankruptcy Code (11 U.S.C. §§ 101 et seq.) (the “Bankruptcy Code”), Article 10 of the New York Debtor and Creditor Law or any other law dealing with fraudulent transfers and conveyances.

D. Without limiting the generality of Paragraph C above, we express no opinion as to the enforceability of any provisions in the Loan Documents (i) relating to delay or omission of enforcement of rights and remedies, (ii) providing for the validity or enforceability of any Loan Document, in whole or in part, if any term or provision thereof is determined to be invalid or unenforceable in any jurisdiction or providing for the validity or enforceability of such invalid or unenforceable provision in any other jurisdiction, (iii) relating to the waiver of any right to trial by jury or objection to venue or the defense of inconvenient forum, or relating to submission to any jurisdiction with respect to any Person or its property or enforcement of judgments in any jurisdiction, (iv) relating to rights of set off, (v) that purport to establish particular notice periods or actions as reasonable, to establish certain determinations as conclusive (or to commit the same

Citibank, N.A. and

The Initial Lenders

December 29, 2010

to the discretion of any Person), or to waive rights to defenses or notices or counterclaims, (vi) that purport to waive any liability of any Person, or the right to assert claims for damages (including any special, indirect, consequential or punitive damages) in connection therewith, to the extent such liabilities or claims may not, under applicable law, be waived, (vii) that purport to require that all amendments, waivers or notices be in writing or to require disregard of any course of dealing between the parties, (viii) that purport to grant authority to a Person to submit, collect or enforce claims of another, (ix) that purport to limit any recovery of attorney’s fees to reasonable attorney’s fees, (x) relating to exculpation, contribution or indemnification, (xi) that purport to limit the liability of any Person, and (xii) that purport to establish a right to receive post-petition interest, fees, costs or charges except to the extent, if any, permitted under the Bankruptcy Code.

E. We express no opinion with respect to any provision contained in any Loan Document the effect of which would require the payment of interest at a rate in excess of the interest rate permitted under applicable law or the payment of interest on interest.

F. We express no opinion with respect to any provision in any Loan Document relating to choice of governing law to the extent that the enforceability of any such provision is to be determined by any court other than a court of the State of New York or to the extent that such Loan Document does not constitute a contract made and to be performed in the State of New York and is not all relevant times in consideration of, or relating to an obligation arising out of a transaction covering in the aggregate, not less than Two Hundred Fifty Thousand Dollars ($250,000).

G. In expressing the opinion in clause (c)(i) of Paragraph 7 above, we have, with your permission, (i) assumed that the Administrative Agent, on behalf of the Lenders, shall become a party to and bound by the provisions of the Intercreditor Agreement by executing, in favor of the other parties thereto, an instrument of accession and delivering a copy of such instrument of accession to such other parties, (ii) assumed, without verification, that each Material Contract (as defined in Paragraph 7 above) is or would at all times be governed by and construed and enforced in accordance with the internal laws of the State of New York (without regard to principles of conflicts of laws other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York ), and (iii) expressed no opinion with respect to any of the following provisions of any Material Contract: (a) any financial covenant or ratio or other provision of a Material Contract that requires a financial or numerical computation or similar computation, (b) any financial restrictions or other covenants under a Material Contract that requires an analysis or interpretation of any financial covenant or ratio, any financial statement, or the financial condition of any Alliance Party, or (c) any other provision of a Material Contract a determination as to the compliance by an Alliance Party with which, or imposition of a lien against an Alliance Party as to which, is not readily ascertainable by the face of such Material Contract.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

H. In expressing the opinion in clause (c)(ii) of Paragraph 7 above, we have, with your permission, relied on the Certificate of the Senior Vice President, General Counsel and Secretary of the MGP, dated the date hereof (the “Judgment Certificate”), a copy of which is attached hereto as Annex A.

I. In expressing the opinion in Paragraph 9 above, and without limitation to our reliance upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Documents and on other certificates of the Alliance Parties, we have, with your permission, relied on the Certificate of a Vice President of the MGP, dated the date hereof, a copy of which is attached hereto as Annex B.

This opinion deals only with the specific legal issues it explicitly addresses, and no other opinions are intended nor should they be inferred. We do not express any opinion as to any matters governed by any laws other than (i) in the case of the opinion expressed in Paragraph 1 and the first sentence of Paragraph 3 above, the Delaware LLC Act, (ii) in the case of the opinion expressed in the second sentence of Paragraph 3 above, the DGCL, (iii) in the case of the opinion expressed in Paragraph 2 above, the DRULPA, (iv) in the case of the opinion expressed in Paragraph 5 and clause (b) of Paragraph 7 above, the Delaware LLC Act with respect to each Alliance Party that is a limited liability company, the DRULPA with respect to the Borrower and the DGCL with respect to Alliance Service, Inc., (v) in the case of the opinion expressed in Paragraphs 6 and 8 and clauses (a) and (c) of Paragraph 7 above, the laws of the State of New York and the federal laws of the United States of America, (vi) in the case of the opinion expressed in Paragraph 9 above, the federal statute referred to therein. In addition, we do not express any opinion herein concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the Federal, state or regional level), or any Environmental Laws or any other laws regulating or pertinent to the specific nature of, the mining of coal or holding or leasing of mineral reserves or any other particular business in which any Alliance Party is engaged.

*        *        *

Citibank, N.A. and

The Initial Lenders

December 29, 2010

This opinion is rendered as of the date hereof and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein after the date hereof. This opinion is being furnished by us, as counsel to the Alliance Parties to you (and, as of the date hereof, each Person that becomes a Lender in compliance with the applicable provisions of the Term Loan Agreement) solely for your benefit (and the benefit of such Person(s), if any) upon the understanding that we are not hereby assuming any professional responsibility to any other person whatsoever, that this opinion is not to be used, circulated, quoted (in whole or in part), relied upon or otherwise referred to for any purpose, nor is it to be filed with any governmental agency, without our prior written consent, and that this opinion is rendered solely for purposes of the Term Loan Agreement and the transactions contemplated thereby and should not be relied upon for any other purpose.

Very truly yours,

KATTEN MUCHIN ROSENMAN LLP

SCHEDULE I

Entity	Foreign Jurisdiction in which registered or qualified

Alliance Resource Management GP, LLC	Illinois, Indiana, Kentucky, Maryland, Oklahoma, Virginia, West Virginia

Alliance Resource Operating Partners, L.P.	Oklahoma

Alliance Resource Properties, LLC	Kentucky

ARP Sebree, LLC	Kentucky

Alliance Coal, LLC	Kentucky, Oklahoma, West Virginia

Alliance Design Group, LLC	Indiana

Alliance Land, LLC	Illinois, Indiana, Kentucky, Maryland, West Virginia

Alliance Properties, LLC	Illinois, Indiana, Kentucky, Maryland, West Virginia

Alliance Service, Inc.	Kentucky

Matrix Design Group, LLC	Indiana, West Virginia

Backbone Mountain, LLC	Maryland

Excel Mining, LLC	Kentucky

Gibson County Coal, LLC	Indiana

Gibson County Coal (South), LLC	Indiana

Hopkins County Coal, LLC	Kentucky

MC Mining, LLC	Kentucky

Mettiki Coal, LLC	Maryland, West Virginia

Mettiki Coal (WV), LLC	West Virginia

Mt. Vernon Transfer Terminal, LLC	Indiana

Penn Ridge Coal, LLC	Pennsylvania

Pontiki Coal, LLC	Kentucky

Entity	Foreign Jurisdiction in which registered or qualified

River View Coal, LLC	Kentucky

Sebree Mining, LLC	Kentucky

Tunnel Ridge, LLC	Pennsylvania, West Virginia

Warrior Coal, LLC	Kentucky

Webster County Coal, LLC	Kentucky

White County Coal, LLC	Illinois

Annex A to Exhibit F-1

Form of Judgment Certificate

[Intentionally Omitted]

Annex B to Exhibit F-1

Form of Officer’s Certificate

[Intentionally Omitted]

EXHIBIT F-2

FORM OF OPINION OF IN-HOUSE COUNSEL TO THE LOAN PARTIES

December 29, 2010

Citibank, N.A., as Administrative Agent,

    and the Initial Lenders under the

    Term Loan Agreement Referred to Below

c/o Citibank, N.A.

388 Greenwich Street, 21st Floor

New York, New York, 10013

$300,000,000 Term Loan Agreement

Alliance Resource Operating Partners, L.P.

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary of Alliance Resource Management GP, LLC, a Delaware limited liability company (the “MGP”) and, as such, am rendering this opinion on behalf of the MGP, Alliance Resource Operating Partners, L.P., a Delaware limited partnership (the “Borrower”), Alliance Resource Properties, LLC, a Delaware limited liability company (“ARPLLC”) and a direct, wholly-owned subsidiary of the Borrower, ARP Sebree, LLC, a Delaware limited liability company (“ARP Sebree”) and a direct, wholly-owned subsidiary of ARPLLC, Alliance Coal, LLC, a Delaware limited liability company (the “Operating Subsidiary”) and a direct subsidiary of the Borrower, and the following direct or indirect subsidiaries of the Operating Subsidiary: (i) Alliance Service, Inc., a Delaware corporation, and (ii) Alliance Design Group, LLC, Alliance Land, LLC, Alliance Properties, LLC, Matrix Design Group, LLC, Backbone Mountain, LLC, Excel Mining, LLC, Gibson County Coal, LLC, Gibson County Coal (South), LLC, Hopkins County Coal, LLC, MC Mining, LLC, Mettiki Coal, LLC, Mettiki Coal (WV), LLC, Mt. Vernon Transfer Terminal, LLC, Penn Ridge Coal, LLC, Pontiki Coal, LLC, River View Coal, LLC, Sebree Mining, LLC, Tunnel Ridge, LLC, Warrior Coal, LLC, Webster County Coal, LLC and White County Coal, LLC, each a Delaware limited liability company (each such subsidiary a “Second Tier Subsidiary Guarantor”; ARPLLC, APR Sebree, the Operating Subsidiary and each Second Tier Subsidiary Guarantor are referred to herein as, collectively, the “Subsidiary Guarantors” and, individually, a “Subsidiary Guarantor”), in connection with the Term Loan Agreement, dated as of December __, 2010 (the “Term Loan Agreement”), among the Borrower, the Initial Lenders thereunder, Citibank, N.A., as Administrative Agent thereunder (the “Administrative Agent”), and Citigroup Global Markets Inc., as sole lead arranger and sole bookrunner (the “Lead Arranger”).

This opinion is being delivered to the Administrative Agent and the Initial Lenders pursuant to Section 3.01(a)(xiii) of the Term Loan Agreement. With your permission, all assumptions and statements of reliance herein have been made without any independent

Citibank, N.A. and

The Initial Lenders

December 29, 2010

investigation or verification on my part except to the extent otherwise expressly stated, and I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon, except to the extent otherwise expressly stated. All capitalized terms used in this opinion letter and not otherwise defined herein shall have the meanings ascribed thereto in the Term Loan Agreement. The MGP, the Borrower and the Subsidiary Guarantors are collectively referred to herein as the “Alliance Parties” and, individually, an “Alliance Party.”

In connection with this opinion letter, I have examined and relied upon originals, or copies certified or otherwise identified to my satisfaction, of the following documents:

(a) the Term Loan Agreement;

(b) each of the Notes, dated the date hereof, executed by the Borrower in favor of the respective Initial Lenders (the “Notes”);

(c) the Subsidiary Guaranty, dated as of the date hereof, executed by the Subsidiary Guarantors in favor of the Administrative Agent and the Initial Lenders (the “Subsidiary Guaranty”); and

(d) the Fee Letter, dated November 23, 2010, from the Lead Arranger and accepted and agreed to by the Borrower

The documents referred to in clauses (a) through (d) above are referred to herein as, collectively, the “Loan Documents” and, individually, a “Loan Document”.

In connection with this opinion letter, I have also examined and relied upon originals, or copies certified or otherwise identified to my satisfaction, of such other documents, and have made such other investigations, as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. As to questions of fact material to this opinion letter, I have examined and relied upon the representations and warranties as to factual matters contained in or made pursuant to the Loan Documents, upon certificates of officers, employees or other representatives of the Borrower, the MGP and the Subsidiary Guarantors and upon information available from public officials. I have also assumed that all documents submitted to me as originals are authentic, that all copies submitted to me conform to the originals thereof and that the signatures on all documents examined by me are genuine.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

Based upon and subject to the foregoing, and subject also to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1. No Conflicts with Contracts or Orders. The execution and delivery by each Alliance Party of each Loan Document to which it is a party, the performance by such Alliance Party of its obligations thereunder and the consummation by such Alliance Party of the transactions contemplated thereby do not conflict with or result in the breach of, or constitute a default or require any payment to be made under, (a) any loan or credit agreement, guarantee, indenture, mortgage, security agreement, bond, lease financing agreement, deed of trust, lease, instrument or other contract to which such Alliance Party is a party (collectively, the “Alliance Contracts”), or any order, writ, judgment, decree, determination or award to which such Alliance Party is a party or bound, other than, in each case, any conflict, breach, default or payment that would not, individually or collectively, be reasonably likely to result in a Material Adverse Effect, or (b) any Related Document.

2. Notices to Third Parties. No consent or approval of or filing with, or notice to, any third party to any Alliance Contract is required for the execution and delivery by the Alliance Parties of the Loan Documents to which they are parties, for the consummation by the Alliance Parties of the transactions contemplated thereby or the exercise of rights or remedies by any Agent or any Lender of its rights under any Loan Document, except for such consents, approvals, filings or notices which, if not given, obtained or made, would not, individually or collectively, be reasonably likely to result in a Material Adverse Effect.

3. Proceedings. There is no litigation, proceeding or governmental investigation pending or, to my knowledge, threatened against any Alliance Party before any Governmental Authority or arbitrator that (i) if adversely determined against such Alliance Party is reasonably likely to have a Material Adverse Effect, except as set forth on Schedule 4.01(f) to the Term Loan Agreement, or (ii) purports to affect the legality, validity or enforceability of (a) any Loan Document or the consummation of the transactions contemplated thereby or (b) any Related Document.

The opinions expressed herein are expressly limited to matters under and governed by federal laws of the United States of America and the Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Delaware General Corporation Law that are in effect and in force on the date hereof.

With respect to any matters indicated herein to be limited to my knowledge and information (or words to like effect), the opinions set forth herein with respect to such matters are specifically limited to the actual knowledge which I have, or which other employees under my control have obtained solely in connection with the transactions contemplated by the Loan Documents.

Citibank, N.A. and

The Initial Lenders

December 29, 2010

The foregoing opinions are subject to the following additional exceptions, qualifications and limitations: In expressing the opinion in Paragraph 1 above, I have, with your permission, (i) assumed that the Administrative Agent, on behalf of the Lenders, shall become a party to and bound by the provisions of the Intercreditor Agreement by executing, in favor of the other parties thereto, an instrument of accession and delivering a copy of such instrument of accession to such other parties, (ii) assumed, without verification, that each Alliance Contract and Related Document is or would at all times be governed by and construed and enforced in accordance with the internal laws of the State of New York (without regard to principles of conflicts of laws other than the provisions of Section 5-1401 of the General Obligations Law of the State of New York ), and (iii) expressed no opinion with respect to any of the following provisions of any Alliance Contract or Related Document: (a) any financial covenant or ratio or other provision of an Alliance Contract or a Related Document that requires a financial or numerical computation or similar computation, (b) any financial restrictions or other covenants under an Alliance Contract or a Related Document that requires an analysis or interpretation of any financial covenant or ratio, any financial statement, or the financial condition of any Alliance Party, or (c) any other provision of an Alliance Contract or a Related Document a determination as to the compliance by an Alliance Party with which, or imposition of a lien against an Alliance Party as to which, is not readily ascertainable by the face of such Alliance Contract or Related Document.

This opinion is being furnished to the parties referenced in the last paragraph hereof upon the understanding that this opinion is not to be used, circulated, quoted (in whole or in part), relied upon or otherwise referred to for any purpose, nor is it to be filed with any governmental agency, without my prior written consent, and that this opinion is rendered solely for purposes of the Term Loan Agreement and the transactions contemplated thereby and should not be relied upon for any other purpose.

[Signature Page Follows]

Citibank, N.A. and

The Initial Lenders

December 29, 2010

This opinion is rendered as of the date hereof, addresses only the matters specifically set forth herein and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matters set forth herein after the date hereof. This opinion is being furnished to you (and, as of the date hereof, each Person that becomes a Lender in compliance with the applicable provisions of the Term Loan Agreement) solely for your benefit (and the benefit of such Person(s), if any) and I do not assume any professional responsibility to any other person whatsoever.

Very truly yours,

R. Eberley Davis
Alliance Resource Management GP, LLC Senior Vice President, General Counsel and Secretary